SECOND AMENDMENT TO AMENDED AND RESTATED NOTE ISSUANCE AGREEMENT This SECOND AMENDMENT TO AMENDED AND RESTATED NOTE ISSUANCE AGREEMENT (this “Amendment”), dated as of January 11, 2024, is made by and among Appgate Cybersecurity, Inc., a Delaware corporation (the “Issuer”), Appgate, Inc., a Delaware corporation (the “Company”), the other guarantors set forth on the signature pages hereto (the “Subsidiary Guarantors”, and together with the Company and the Issuer, the “Notes Parties”), the holders of Notes (as defined below) listed on the signature pages hereto under the caption “Noteholders” (the “Noteholders”) and Magnetar Financial LLC, a Delaware limited liability company, as representative of the Noteholders (in such capacity, the “Representative”). Capitalized terms used herein without definition shall have the meanings assigned to them in the NIA referred to below. W I T N E S S E T H: WHEREAS, the Issuer, the Company, the Subsidiary Guarantors, the Representative and the Collateral Agent entered into that certain Amended and Restated Note Issuance Agreement, dated as of June 9, 2023 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing NIA”, and after giving effect to this Amendment, the “NIA”); WHEREAS, the Company and the Issuer have requested that the Representative and the Collateral Agent effect certain amendments to the Existing NIA, as set forth herein; WHEREAS, pursuant to Section 10.02 of the Existing NIA, with the prior written consent of the Holders of at least the Minimum Principal Amount of the Notes then outstanding, the Company and the Representative and/or the Collateral Agent (to the extent such amendment, supplement or waiver is related to the Security Documents or Collateral), as the case may be, at the Company’s expense, may from time to time and at any time enter into amendments, supplements or waivers to the Agreement Documents; WHEREAS, the Noteholders party hereto represent the Holders of a Minimum Principal Amount as of the date hereof; and WHEREAS, the Representative is willing to effect, and the Noteholders are willing to consent to, such amendments on the terms and conditions contained in this Amendment. NOW THEREFORE, in consideration of the matters set forth in the recitals and the covenants and provisions herein set forth, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows: AGREEMENT Section 1. Definitions. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the NIA, prior to giving effect to this Amendment.

- 2 - Section 2. Amendments. Subject to the satisfaction of the conditions precedent set forth in Section 4 below, the Issuer, the Company, the Subsidiary Guarantors, the Representative and the Noteholders hereby agree the Existing NIA is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: stricken text) and to add the underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in the NIA attached hereto as Exhibit A. Section 3. Representations and Warranties. 3.1 The execution, delivery and performance of this Amendment are within each of the Notes Parties corporate or other organizational power and have been duly authorized by all necessary corporate or other organizational action of each of the Notes Parties. This Amendment has been duly executed and delivered by each of the Notes Parties, constitutes an Agreement Document and is a valid and binding obligation of each of the Notes Parties, enforceable against it in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity. 3.2 The execution, delivery and performance by each of the Notes Parties of this Amendment (i) do not require any consent or approval of, registration or filing with, or any action by, any governmental authority, except those as have been obtained or made and are in full force and effect, (ii) will not violate any requirement of law applicable to the Notes Parties or any of their Subsidiaries or any judgment, order or ruling of any governmental authority, (iii) will not violate or result in a default under any contractual obligation of the Notes Parties or any of their Subsidiaries, and (iv) will not result in the creation or imposition of any Lien on any asset of the Notes Parties or any of their Subsidiaries, except Liens (if any) created under the Agreement Documents. 3.3 Except as set forth in that certain Closing Certificate delivered by the Issuer and the Company on the Effective Date pursuant to Section 6.1 of the Note Purchase Agreement with respect to the representations and warranties set forth in the Note Purchase Agreement, each of the representations and warranties made by the Notes Parties in or pursuant to any Agreement Document (i) that is qualified by materiality, is true and correct, and (ii) that is not qualified by materiality, is true and correct in all material respects, in each case, on and as of the date hereof as if made on the date hereof, except to the extent such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall have been true and correct in all respects (or in all material respects, as applicable) as of such earlier date. 3.4 Immediately before and immediately after giving effect to the amendments contained herein, no Default or Event of Default exists. Section 4. Conditions. This Amendment shall become effective on the date when the following conditions are satisfied or waived by the Representative (the “Effective Date”) 4.1 The Representative and the Holders shall each have received, from the Notes Parties, an executed counterpart hereof.

- 3 - 4.2 The Representative shall have received a customary secretary’s certificate which shall include (i) the certificate of formation, incorporation or analogous document of each of the Notes Parties certified, to the extent applicable, as of a recent date by the applicable Governmental Authority (or, to the extent such Notes Parties delivered such organizational documents to the Representative in connection with the entry into the Existing NIA, a certification that the organizational documents of such Notes Parties have not been amended or otherwise modified since the date of such delivery), (ii) the operating agreement, bylaws or analogous document of each of the Notes Parties (or, to the extent such Notes Parties delivered such documents to the Representative in connection with the entry into the Existing NIA, a certification that the operating agreement, bylaws or analogous document of such Notes Parties have not been amended or otherwise modified since the date of such delivery), (iii) of an incumbency certificate identifying the name and title and bearing the signatures of the authorized signatories of each of the Notes Parties, (iv) copies of resolutions of the governing body of each of the Notes Parties approving and authorizing the execution, delivery and performance of this Amendment and any documents or agreements entered into in connection herewith, as applicable, certified as of the Effective Date by a responsible officer as being in full force and effect without modification or amendment and (v) a good standing certificate (to the extent such concept exists) from the applicable Governmental Authority. 4.3 The Representative shall have received a customary written opinion of Greenberg Traurig, P.A. in form and substance reasonably satisfactory to the Administrative Agent. Section 5. Expenses. The Company agrees to pay on the date hereof all reasonable and documented out-of-pocket costs and expenses incurred by the Representative and the Holders in connection with this Amendment and any other documents prepared in connection herewith (including, without limitation, documented out-of-pocket fees, charges and disbursements of legal counsel). Section 6. Budget. Attached hereto as Exhibit B is the Initial Budget referenced in the NIA. Section 7. Effectiveness. Upon effectiveness of this Amendment, on and after the date hereof, (i) each reference in the NIA to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the NIA, and each reference in any other agreement to “the Note Issuance Agreement”, “NIA” “thereunder,” “thereof” or words of like import referring to the NIA, shall mean and be a reference to the NIA as amended by this Amendment. Section 8. Effect on Agreement Documents; Reaffirmation. 8.1 This Amendment shall constitute an “Agreement Document” for all purposes of the NIA and the other Agreement Documents. 8.2 The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Collateral Agent, the Representative or any Noteholder under the NIA, or constitute a waiver or modification of any provision of the NIA, except as it relates to amendments expressly set forth in Section 2.

- 4 - 8.3 Each of the Notes Parties hereby (i) ratifies, confirms and reaffirms its liabilities, its payment and performance obligations (contingent or otherwise) and its agreements under the NIA and the other Agreement Documents and (ii) acknowledges, ratifies and confirms that such liabilities, obligations and agreements constitute valid and existing Agreement Obligations under the NIA, in each case. In addition, the Company hereby ratifies, confirms and reaffirms (i) the liens and security interests granted, created, confirmed and perfected under the Security Documents and any other Agreement Documents and (ii) that each of the Security Documents to which it is a party remains in full force and effect notwithstanding the effectiveness of this Amendment. The Company does not have any knowledge of any challenge to the Collateral Agent’s or any Holder’s claims arising under the Agreement Documents or any challenge to the effectiveness of the Agreement Documents. The Holders reserve all rights, privileges and remedies under the Agreement Documents. Nothing in this Amendment is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any of the Agreement Obligations or to affect or impair the perfection, priority or continuation of the security interests in, security titles to or other Liens on any Collateral for the Agreement Obligations. Section 9. Miscellaneous. 9.1 Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of this Amendment by electronic mail (including “pdf” or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or other transmission method) shall be as effective as delivery of a manually executed counterpart to this Amendment. 9.2 Severability. The illegality or unenforceability of any provision of this Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment or any instrument or agreement required hereunder. 9.3 Captions. Section captions used in this Amendment are for convenience only and shall not affect the construction of this Amendment. 9.4 Entire Agreement. This Amendment (together with the Existing NIA, as modified by this Amendment, and the other Agreement Documents) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled. 9.5 References. Each reference in the NIA to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the NIA, and each reference in any other Agreement Document to “Note Issuance Agreement”, “NIA” “thereunder,” “thereof” or words of like import referring to the Existing NIA or NIA, shall mean and be a reference to the NIA as amended by this Amendment.

- 5 - 9.6 Governing Law; Jurisdiction and Process; WAIVER OF JURY TRIAL. The provisions of Section 18.04 and Section 18.13 of the NIA shall apply mutatis mutandis to this Amendment. [signature pages follow]

[Signature Page to Amendment to Amended and Restated Note Issuance Agreement] The parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the date first set forth above. COMPANY: APPGATE, INC. By: /s/ Leo Taddeo Name: Leo Taddeo Title: CEO and President ISSUER: APPGATE CYBERSECURITY, INC. By: /s/ Leo Taddeo Name: Leo Taddeo Title: CEO and President

[Signature Page to Amendment to Amended and Restated Note Issuance Agreement] SUBSIDIARY GUARANTORS: CRYPTZONE WORLDWIDE, INC. By: /s/ Leo Taddeo Name: Leo Taddeo Title: CEO and President CRYPTZONE INTERNATIONAL HOLDINGS INC. By: /s/ Leo Taddeo Name: Leo Taddeo Title: CEO and President CRYPTZONE NORTH AMERICA INC. By: /s/ Leo Taddeo Name: Leo Taddeo Title: CEO and President

[Signature Page to Amendment to Amended and Restated Note Issuance Agreement] IMMUNITY, INC. By: /s/ Leo Taddeo Name: Leo Taddeo Title: CEO and President IMMUNITY FEDERAL SERVICES, LLC By: /s/ Leo Taddeo Name: Leo Taddeo Title: CEO and President IMMUNITY PRODUCTS, LLC By: /s/ Leo Taddeo Name: Leo Taddeo Title: CEO and President IMMUNITY SERVICES, LLC By: /s/ Leo Taddeo Name: Leo Taddeo Title: CEO and President

[Signature Page to Amendment to Amended and Restated Note Issuance Agreement] EASY SOLUTIONS ENTERPRISES CORP. By: /s/ Leo Taddeo Name: Leo Taddeo Title: CEO and President EASY SOLUTIONS, INC. By: /s/ Leo Taddeo Name: Leo Taddeo Title: CEO and President CATBIRD NETWORKS, INC. By: /s/ Leo Taddeo Name: Leo Taddeo Title: CEO and President EASY SOLUTIONS S.A.S. By: /s/ Jeremy Dale Name: Jeremy Dale Title: First Alternative Legal Representative EASY SOLUTIONS JAPAN, GK By: /s/ Jeremy Dale Name: Jeremy Dale Title: Managing Officer

[Signature Page to Amendment to Amended and Restated Note Issuance Agreement] NOTEHOLDERS: MAGNETAR CONSTELLATION MASTER FUND, LTD. By: Magnetar Financial LLC, its investment manager By: /s/ Karl Wachter Name: Karl Wachter Title: General Counsel MAGNETAR CONSTELLATION FUND II, LTD By: Magnetar Financial LLC, its investment manager By: /s/ Karl Wachter Name: Karl Wachter Title: General Counsel MAGNETAR XING HE MASTER FUND LTD By: Magnetar Financial LLC, its investment manager By: /s/ Karl Wachter Name: Karl Wachter Title: General Counsel MAGNETAR SC FUND LTD By: Magnetar Financial LLC, its investment advisor By: /s/ Karl Wachter Name: Karl Wachter Title: General Counsel

[Signature Page to Amendment to Amended and Restated Note Issuance Agreement] PURPOSE ALTERNATIVE CREDIT FUND – T LLC By: Magnetar Financial LLC, its investment manager By: /s/ Karl Wachter Name: Karl Wachter Title: General Counsel PURPOSE ALTERNATIVE CREDIT FUND – F LLC By: Magnetar Financial LLC, its investment manager By: /s/ Karl Wachter Name: Karl Wachter Title: General Counsel MAGNETAR STRUCTURED CREDIT FUND, LP By: Magnetar Financial LLC, its general partner By: /s/ Karl Wachter Name: Karl Wachter Title: General Counsel MAGNETAR LONGHORN FUND LP By: Magnetar Financial LLC, its investment manager By: /s/ Karl Wachter Name: Karl Wachter Title: General Counsel

[Signature Page to Amendment to Amended and Restated Note Issuance Agreement] MAGNETAR LAKE CREDIT FUND LLC By: Magnetar Financial LLC, its manager By: /s/ Karl Wachter Name: Karl Wachter Title: General Counsel REPRESENTATIVE: MAGNETAR FINANCIAL LLC By: /s/ Karl Wachter Name: Karl Wachter Title: General Counsel

EXHIBIT A

Execution Version Exhibit A Composite copy reflecting amendments made pursuant to Second Amendment to Amended and Restated Note Issuance Agreement dated January 11, 2024 APPGATE CYBERSECURITY, INC. THE GUARANTORS SIGNATORY HERETO MAGNETAR FINANCIAL LLC as Representative of the Holders AND U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION as Collateral Agent AMENDED AND RESTATED NOTE ISSUANCE AGREEMENT Dated as of June 9, 2023 Convertible Senior Secured Notes due 2026

i TABLE OF CONTENTS PAGE ARTICLE 1 DEFINITIONS ............................................................................................................2 Section 1.01 Definitions ...............................................................................................2 Section 1.02 References to Interest ........................................................................3233 Section 1.03 References to Knowledge. ................................................................3233 ARTICLE 2 ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES .............................................................................3233 Section 2.01 Designation and Amount...................................................................3233 Section 2.02 Form of Notes ...................................................................................3234 Section 2.03 Date and Denomination of Notes; Payments of Interest and Defaulted Amounts ...........................................................................3334 Section 2.04 Execution, Authentication and Delivery of Notes ............................3637 Section 2.05 Exchange and Registration of Transfer of Notes; Restrictions on Transfer .............................................................................................3638 Section 2.06 Mutilated, Destroyed, Lost or Stolen Notes ......................................4244 Section 2.07 [Intentionally Omitted]......................................................................4344 Section 2.08 Cancellation of Notes Paid, Converted, Etc ......................................4344 Section 2.09 Maturity Date ....................................................................................4344 Section 2.10 Repurchases.......................................................................................4345 ARTICLE 3 SATISFACTION AND DISCHARGE .................................................................4345 Section 3.01 Satisfaction and Discharge ................................................................4345 ARTICLE 4 PARTICULAR COVENANTS OF THE COMPANY, THE GUARANTORS AND THE RESTRICTED SUBSIDIARIES ....................4445 Section 4.01 Payment of Principal and Interest .....................................................4445 Section 4.02 Maintenance of Office or Agency .....................................................4445 Section 4.03 [Intentionally Omitted]......................................................................4446 Section 4.04 Provisions as to Paying Agent...........................................................4446 Section 4.05 Existence ...........................................................................................4547 Section 4.06 Quarterly and Annual Reports; Rule 144A Information Requirement; Monthly Financial Information ..................................4647 Section 4.07 Stay, Extension and Usury Laws ......................................................4849 Section 4.08 Compliance Certificate; Statements as to Defaults ...........................4849 Section 4.09 [Intentionally Omitted]Budget ........................................................4849 Section 4.10 [Intentionally Omitted]Budget Compliance ..................................4850 Section 4.11 Incurrence of Indebtedness and Issuance of Disqualified Stock .......4850 Section 4.12 Liquidity Covenant ...........................................................................4851 Section 4.13 Limitation on Investments ................................................................4851 Section 4.14 Liens ..................................................................................................4851

Section 4.15 Asset Sales; Insurance/Condemnation ~~49~~51
Section 4.16 Limitation on Restricted Payments ~~50~~52
Section 4.17 Intellectual Property ~~51~~53
Section 4.18 Limitations on Transactions with Affiliates ~~51~~53
Section 4.19 Addition of Guarantors ~~51~~54
Section 4.20 Tender Offer Participation Rights ~~52~~54
Section 4.21 Restrictive Legend ~~52~~55
Section 4.22 Designation of Subsidiaries ~~52~~55
Section 4.23 Payment of Taxes and Claims; Maintenance of Properties ~~53~~55
Section 4.24 Notices; Information ~~54~~56
Section 4.25 Compliance with Laws and Contractual Obligations ~~54~~56
Section 4.26 Books and Records; Inspections ~~54~~57
Section 4.27 Mortgages ~~55~~57
Section 4.28 Limitations on Restrictive Agreements ~~56~~59
Section 4.29 Cash Management ~~57~~59
Section 4.30 Post-Closing Requirements ~~57~~59
Section 4.31 Further Assurances ~~58~~60

ARTICLE 5 [INTENTIONALLY OMITTED] ~~58~~61

ARTICLE 6 DEFAULTS AND REMEDIES ~~58~~61

Section 6.01 Events of Default ~~58~~61
Section 6.02 Acceleration; Rescission and Annulment ~~60~~63
Section 6.03 Payments of Notes on Default; Suit Therefor ~~61~~64
Section 6.04 Remedies Cumulative and Continuing ~~62~~65
Section 6.05 Direction of Proceedings and Waiver of Defaults by Holders ~~62~~65
Section 6.06 Application of Monies Collected by Collateral Agent ~~63~~65
Section 6.07 Proofs of Claim ~~63~~66

ARTICLE 7 [INTENTIONALLY OMITTED] ~~64~~67

ARTICLE 8 CONCERNING THE HOLDERS ~~64~~67

Section 8.01 Who Are Deemed Absolute Owners ~~64~~67
Section 8.02 Company-Owned Notes Disregarded ~~64~~67
Section 8.03 Action by Holders ~~64~~67
Section 8.04 Proof of Execution by Holders ~~65~~68

ARTICLE 9 [INTENTIONALLY OMITTED] ~~65~~68

ARTICLE 10 SUPPLEMENTAL AGREEMENTS ~~65~~68

Section 10.01 Supplemental Agreements Without Consent of Holders ~~65~~68
Section 10.02 Supplemental Agreements and Other Amendments with Consent of Holders ~~66~~69
Section 10.03 Effect of Amendments, Supplements or Waivers ~~68~~70
Section 10.04 [Intentionally Omitted] ~~68~~71

ii

Section 10.05	Evidence of Compliance of Amendment, Supplement or Waiver to Be Furnished Representative	~~68~~71
ARTICLE 11 CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE		~~68~~71
Section 11.01	Company May Consolidate, Etc. on Certain Terms	~~68~~71
Section 11.02	Successor Company to Be Substituted	~~69~~72
Section 11.03	Reverse Merger	~~70~~73
ARTICLE 12 [INTENTIONALLY OMITTED]		~~70~~73
ARTICLE 13 OPTIONAL CHANGE OF CONTROL REDEMPTION		~~70~~73
Section 13.01	No Optional Redemption	~~70~~73
Section 13.02	Optional Change of Control Redemption	~~70~~73
Section 13.03	Notice of Change of Control Redemption; Selection of Notes	~~71~~73
Section 13.04	Payment of Notes Called for Change of Control Redemption	~~72~~75
Section 13.05	Restrictions on Change of Control Redemption	~~72~~75
ARTICLE 14 CONVERSION OF NOTES		~~73~~75
Section 14.01	Conversion upon Change of Control	~~73~~75
Section 14.02	Conversion	~~73~~76
Section 14.03	Conversion Procedure; Settlement Upon Conversion	~~74~~76
Section 14.04	[Intentionally Omitted]	~~77~~80
Section 14.05	Adjustment of Conversion Rate	~~78~~80
Section 14.06	Adjustments of Prices	~~85~~88
Section 14.07	Shares to Be Reserved	~~85~~88
Section 14.08	Effect of Recapitalizations, Reclassifications and Changes of the Common Stock	~~86~~88
Section 14.09	Certain Covenants	~~88~~91
Section 14.10	[Intentionally Omitted]	~~88~~91
Section 14.11	Notice to Holders Prior to Certain Actions	~~88~~91
Section 14.12	Shareholder Rights Plans	~~89~~92
ARTICLE 15 REPURCHASE OF NOTES AT OPTION OF HOLDERS		~~89~~92
Section 15.01	Reserved	~~89~~92
Section 15.02	Repurchase at Option of Holders Upon a Fundamental Change	~~89~~92
Section 15.03	Repurchase at Option of Holders Upon a Change of Control	~~90~~93
Section 15.04	Withdrawal of Fundamental Change Repurchase Notice or Change of Control Repurchase Notice	~~91~~94
Section 15.05	Deposit of Fundamental Change Repurchase Price and Change of Control Repurchase Price	~~92~~95
Section 15.06	Covenant to Comply with Applicable Laws Upon Repurchase of Notes	~~93~~96
Section 15.07	Repurchase Procedures	~~93~~96

iii

ARTICLE 16 GUARANTEE .... ~~94~~97

Section 16.01 Note Guarantee .... ~~94~~97
Section 16.02 Execution and Delivery of Note Guarantee .... ~~95~~98
Section 16.03 Guarantors may Consolidate, etc., on Certain Terms .... ~~96~~98
Section 16.04 Release of Note Guarantees .... ~~97~~100
Section 16.05 Limitation on Guarantor Liability .... ~~97~~100
Section 16.06 "Representative" to Include Paying Agent .... ~~98~~100

ARTICLE 17 COLLATERAL AND SECURITY .... ~~98~~101

Section 17.01 Security Documents .... ~~98~~101
Section 17.02 Recording and Opinions .... ~~98~~101
Section 17.03 Release of Collateral .... ~~98~~101
Section 17.04 Specified Releases of Collateral .... ~~99~~102
Section 17.05 Release upon Satisfaction and Discharge or Amendment .... ~~100~~103
Section 17.06 Form and Sufficiency of Release and Subordination .... ~~100~~103
Section 17.07 Purchaser Protected .... ~~101~~104
Section 17.08 Authorization of Actions to be Taken by the Collateral Agent Under the Security Documents .... ~~101~~104
Section 17.09 Authorization of Receipt of Funds by the Collateral Agent Under the Security Documents .... ~~103~~106
Section 17.10 Action by the Collateral Agent .... ~~103~~106
Section 17.11 Compensation and Indemnity .... ~~104~~107
Section 17.12 [Intentionally Omitted] .... ~~105~~108
Section 17.13 Resignation of Collateral Agent .... ~~105~~108
Section 17.14 Succession by Merger .... ~~106~~109

ARTICLE 18 MISCELLANEOUS PROVISIONS .... ~~106~~109

Section 18.01 Provisions Binding on Company's and Guarantor's Successors .... ~~106~~109
Section 18.02 Official Acts by Successor Company .... ~~106~~109
Section 18.03 Addresses for Notices, Etc .... ~~106~~109
Section 18.04 Governing Law; Jurisdiction .... ~~107~~110
Section 18.05 Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Representative and Collateral Agent .... ~~108~~110
Section 18.06 Legal Holidays .... ~~108~~111
Section 18.07 [Intentionally Omitted] .... ~~108~~111
Section 18.08 Benefits of Agreement .... ~~108~~111
Section 18.09 Table of Contents, Headings, Etc .... ~~108~~111
Section 18.10 [Intentionally Omitted] .... ~~108~~111
Section 18.11 Execution in Counterparts .... ~~109~~111
Section 18.12 Severability; Conflict .... ~~109~~112
Section 18.13 Waiver of Jury Trial .... ~~109~~112
Section 18.14 Force Majeure .... ~~109~~112
Section 18.15 Calculations .... ~~109~~112

iv

Section 18.16	PATRIOT Act	~~110~~113
Section 18.17	Electronic Signatures	~~110~~113

EXHIBITS

Exhibit A	Form of Note	A-1
Exhibit B	Form of Supplemental Agreement	B-1
Exhibit C	[Intentionally Omitted]	C-1
Exhibit D	Form of Subordination Agreement	D-1
Exhibit E	Form of Security Agreement	E-1
Exhibit F	Form of Intercreditor Agreement	F-1
Exhibit G	Excluded Accounts	G-1

v

1 AMENDED AND RESTATED NOTE ISSUANCE AGREEMENT dated as of June 9, 2023 (the “Restatement Date”), among APPGATE CYBERSECURITY, INC. (F/K/A CYXTERA CYBERSECURITY, INC. D/B/A APPGATE), a Delaware corporation, as issuer (the “Company,” as more fully set forth in Section 1.01), U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, in its capacity as collateral agent (together with its successors and assigns, in such capacity, the “Collateral Agent”), the Guarantors signatory hereto and Magnetar Financial LLC, as representative of the Holders (in such capacity, the “Representative”), with the initial Holders listed on Schedule I hereto. W I T N E S S E T H: WHEREAS, certain of the parties hereto previously entered into that certain Note Issuance Agreement, dated as of February 8, 2021 (the “Original Agreement”), relating to the issuance by the Company of its Convertible Senior Notes originally due 2024, which are now, pursuant to this Amended and Restated Note Issuance Agreement, due 2026 (the “Notes”), initially in an aggregate principal amount equal to $50,000,000; WHEREAS, Appgate, Inc., a Delaware corporation and the parent company of the Company (“Parent”), became a Guarantor pursuant to the Supplemental Agreement, dated as of October 12, 2021, by and among the Company, Parent and the Representative; WHEREAS, the parties hereto desire to amend and restate the Original Agreement in its entirety as set forth herein in order to provide for certain modifications to the terms and conditions of the Notes; WHEREAS, the parties hereto acknowledge and agree that a Specified Transaction occurred on October 12, 2021; WHEREAS, the Company has duly authorized the execution and delivery of this Agreement; WHEREAS, the Form of Note, the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice, the Form of Change of Control Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided; and WHEREAS, all acts and things necessary to make the Existing Notes (and, when executed and delivered by the Company, any Notes issued after the Restatement Date) valid, binding and legal obligations of the Company, and this Agreement a valid agreement according to its terms, have been done and performed, and the execution of this Agreement and the issuance hereunder of the Notes have in all respects been duly authorized. NOW, THEREFORE: That in order to declare the terms and conditions of the Existing Notes (and the terms upon which any Notes issued after the Restatement Date are to be issued), and in consideration of the premises and of the prior purchase and acceptance of the Notes by the Holders thereof, the

2 Company and the Guarantors, if any, covenant and agree with the Representative, the respective Holders from time to time of the Notes (except as otherwise provided below), as follows: ARTICLE 1 DEFINITIONS Section 1.01 Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Agreement and of any agreement supplemental hereto (except to the extent otherwise provided therein) shall have the respective meanings specified in this Section 1.01. The words “herein,” “hereof,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular. All accounting terms not otherwise defined herein have the meaning assigned to them in accordance with GAAP (as herein defined). All references to Articles, Sections, Exhibits and Appendices shall be construed to refer to Articles and Sections of, and Exhibits and Appendices to, this Agreement. As used herein “or” is not exclusive. As used herein “including” means including without limitation. “13-Week Budget” means a thirteen-week rolling operating budget and cash flow forecast, in form and substance acceptable to the Representative in its sole discretion, which shall reflect the Company’s good faith projection of all weekly cash receipts and disbursements in connection with the operation of the Company and its Subsidiaries’ business during such thirteen-week period on a line item basis, as such budget and forecast may be updated from time to time as required under Section 4.09 and which has been certified by an officer of the Company as having been prepared in good faith based upon assumptions believed by the Company to be reasonable at the time made. “Acquiring Person” means any Person acquiring the Company, directly or indirectly, through a Reverse Merger. “Additional Notes” means additional Notes (other than the Initial Notes and any PIK Notes) issued under this Agreement in accordance with this Agreement as part of the same series as the Notes issued as Initial Notes, including, without limitation, the Second Tranche Notes and the Greenshoe Notes upon their respective dates of issue. “Administrative Agent” shall have the meaning specified in Section 6.03(e). “Adverse Proceeding” means any action, suit, proceeding, hearing (in each case, whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of the Company or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign, whether pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries. “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such

3 Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. Notwithstanding anything to the contrary herein, (i) the determination of whether a Person is an “Affiliate” of another Person for purposes of this Agreement shall be made based on the facts at the time such determination is made or required to be made, as the case may be, hereunder, (ii) no Holder of Notes shall be deemed an Affiliate of the Company for purposes of this Agreement solely by virtue of their ownership of Notes and (iii) none of Cyxtera Technologies, Inc. or any of its direct or indirect Subsidiaries shall be deemed an “Affiliate.” Any reference to an Affiliate of the Representative shall include any investment fund or account managed or advised by the Representative or any of its representatives or Affiliates and conversely any Affiliate of any investment fund or account managed or advised by the Representative or any of its representatives or Affiliates shall include the Representative. “Agreement” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented. “Agreement Documents” means this Agreement (including the Guarantees, if any, hereunder), the Notes, the Note Purchase Agreement, the Security Documents, together with any other agreements, instruments or other documents entered into in connection with the foregoing or evidencing any other Agreement Obligations, each as may be amended, restated, supplemented or otherwise modified from time to time. “Agreement Obligations” means all obligations (whether now existing or hereafter arising, absolute or contingent, joint, several or independent) of every nature of the Company and each Guarantor under this Agreement, the Notes and the other Agreement Documents, including obligations from time to time owed to the Representative, the Collateral Agent, the Holders or any of them, whether for principal, premium, interest (including interest and premium which, but for the filing of a petition in bankruptcy, would have accrued on any Agreement Obligation, whether or not a claim is allowed against for such interest or premium in the related bankruptcy proceeding), payments for fees, expenses, indemnification or otherwise. “Amendment No. 2” means that Second Amendment to Amended and Restated Note Issuance Agreement dated as of January 11, 2024 by and among the Company, the Guarantors, the Representative and the Noteholders party thereto. “Antitrust Laws” shall have the meaning specified in Section 14.03(b). “Anti-Corruption Laws” means all applicable laws, rules, regulations and orders relating to the prevention of corruption and bribery, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, and all national and international laws, rules, regulations and orders enacted to implement the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions. “Anti-Money Laundering Laws” means all laws, rules, regulations and orders relating to terrorism or money laundering, including Executive Order No. 13224, the PATRIOT Act and the laws, rules, regulations and orders comprising or implementing the Bank Secrecy Act.

4 “Approved Budget” means each of (a) the Initial Budget and (b) any subsequent 13- Week Budget delivered by the Company and approved by the Representative in its sole discretion, in each case, pursuant to Section 4.09. “Approved Deviation” shall have the meaning specified in Section 4.09(c). “Asset Sale Proceeds” shall have the meaning specified in Section 4.15(a). “Asset Sale Redemption” shall have the meaning specified in Section 4.15(a). “Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute. “Bankruptcy Law” means the Bankruptcy Code and any other federal, state or foreign bankruptcy, insolvency, receivership or similar laws applicable to the Company or any of the Guarantors. “Board of Directors” means: (1) with respect to a corporation, the board of directors of the corporation or a duly authorized committee thereof; (2) with respect to a partnership, the board of directors of the general partner of the partnership; (3) with respect to a limited liability company managed by the member or members, the managing member or members or any controlling committee of managing members thereof; (4) with respect to a limited liability company managed by a manager or managers, the manager or managers and any controlling committee of managers; and (5) with respect to any other person, the board or committee of such person serving a similar function. “Bookings” means the aggregate new sales and expansions (net new revenue) of software, including implementation services (setup fees and hardware), committed to be paid to Parent and its Subsidiaries pursuant to Parent’s and its Subsidiaries’ executed customer and channel partner contracts entered into during the fiscal year ending December 31, 2023, calculated, in the case of each such contract that has a term of greater than 12 months, on an annualized basis consistent with how Parent and its Subsidiaries calculate new sales and expansions (net new revenue) on an annualized basis for multi-year customer contracts generally. “Budget Event” shall mean any of the following: (a) the actual amount of aggregate cumulative operating disbursements plus capital expenditure disbursements during any Budget Testing Period shall exceed the projected cumulative operating disbursements plus capital expenditure disbursements in the Approved Budget for such Budget Testing Period by more than 10%; or

5 (b) the aggregate amount of actual receipts during any Budget Testing Period shall be less than 85% of the aggregate cumulative receipts in the Approved Budget for such Budget Testing Period (the variances described in (a) and (b) of this definition, the “Permitted Variance”). “Budget Testing Date” means Friday of each alternating calendar week, commencing on January 26, 2024. “Budget Testing Period” means, the four-week period ending on the Sunday immediately preceding such Budget Testing Date. “Business Day” means any day other than a Saturday, a Sunday or other day on which banking institutions in New York City or, with respect to any payment on a Note, the place of payment, are authorized or required by law, regulation or executive order to close or remain closed. “Capital Lease Obligation” means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP. “Capital Stock” with respect to any Person means any and all shares, interests, rights, participations or other equivalents of or interests in (however designated) stock, limited liability company interests or other equity interests (including partnership or membership interests) issued by such Person that confer the right to receive a share of the profits and losses of, or distributions of, such Person, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing, but “Capital Stock” shall not include any debt securities convertible into or exchangeable for any securities otherwise constituting Capital Stock pursuant to this definition, whether or not such debt securities include any right of participation with Capital Stock. “Cash Equivalents” means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the three highest ratings obtainable from either S&P or Moody’s; (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iv) certificates of deposit or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank or by a bank organized under the laws of any foreign country recognized by the United States of America, in each case having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000 (or the foreign currency equivalent thereof); (v) repurchase obligations with a term of not more than seven

6 days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above. “Cash Interest” shall have the meaning specified in Section 2.03(c)(i). “Change of Control” means (1) any Combination Transaction as a result of which holders of the Common Equity of the Company immediately prior to such Combination Transaction own, directly or indirectly, in the aggregate, less than 50% of the voting power of the Common Equity of the continuing, surviving, or succeeding entity or the parent thereof immediately after such Combination Transaction, unless such transaction results in a Permitted Holder owning, directly or indirectly, in the aggregate, 50% or more of the voting power of the Common Equity of the continuing, surviving, or succeeding entity or the parent thereof immediately after such Combination Transaction, (2) any transaction or series of related transactions in which in excess of 50% of the voting power of the Common Equity of the Company is transferred to any “person” or “group” within the meaning of Section 13(d) of the Exchange Act, or any such “person” or “group”, other than, in each case, a Permitted Holder, becomes the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act) of more than 50% of the voting power of the Common Equity of the Company, or (3) any sale, lease, or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s direct or indirect Wholly-Owned Subsidiaries; provided with respect to clauses (1) and (2), the acquisition by the Holders of Common Equity shall not be deemed a Change of Control. “Change of Control Company Notice” shall have the meaning specified in Section 15.03(b). “Change of Control Conversion Obligation” shall have the meaning specified in Section 14.01. “Change of Control Conversion Rate” shall have the meaning specified in Section 14.08. “Change of Control Effective Date” shall have the meaning specified in Section 14.01. “Change of Control Redemption” shall have the meaning specified in Section 13.02. “Change of Control Redemption Date” shall have the meaning specified in Section 13.03(a). “Change of Control Redemption Notice” shall have the meaning specified in Section 13.03(a). “Change of Control Redemption Price” shall have the meaning specified in Section 13.02. “Change of Control Repurchase Date” shall have the meaning specified in Section 15.03(a).

7 “Change of Control Repurchase Expiration Time” shall have the meaning specified in Section 15.07(a)(i). “Change of Control Repurchase Notice” shall have the meaning specified in Section 15.07(a)(i). “Change of Control Repurchase Price” shall have the meaning specified in Section 15.03(a). “Clause A Distribution” shall have the meaning specified in Section 14.05(c). “Clause B Distribution” shall have the meaning specified in Section 14.05(c). “Clause C Distribution” shall have the meaning specified in Section 14.05(c). “close of business” means 5:00 p.m. (New York City time). “Code” means Title 26 of the United States Code entitled “Internal Revenue Code,” as now and hereafter in effect, or any successor statute. “Collateral” has the meaning ascribed to such term in the Security Documents. “Collateral Agent” has the meaning ascribed to such term in the first paragraph of this Agreement. “Combination Transaction” means with respect to a Person any consolidation or merger of such Person with or into any other corporation or other entity or person (including any acquisition, purchase or similar transaction of or involving such Person by another Person), or any other reorganization, in each case, excluding any transaction effected solely for the purpose of reincorporating into another jurisdiction. “Commission” means the U.S. Securities and Exchange Commission. “Common Equity” of any Person means Capital Stock of such Person that is generally entitled to vote in the election of members of the Board of Directors of such Person. “Common Stock” means, prior to the Specified Transaction, the Company’s common stock, par value $0.01 per share, and following the Specified Transaction, the Parent’s common stock, par value $0.001 per share, in each case subject to Section 14.08. “Company” shall have the meaning specified in the first paragraph of this Agreement, and from and after the date a Successor Company is substituted for the Company subject to and in accordance with the provisions of Article 11, the Successor Company. “Consolidated Total Assets” shall mean, as of any date, the total property and assets of the Company, Parent and the Restricted Subsidiaries, determined in accordance with GAAP, as set forth on the consolidated balance sheet of Parent delivered or deemed delivered pursuant to Section 4.06(a).

8 “Contractual Obligation” means, as applied to any Person, any provision of any security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject. “Control Agreement” means a control agreement in form and substance reasonably satisfactory to Collateral Agent and the Representative (provided that an agreement that exposes the Collateral Agent to individual liability (i.e., liability other than in its capacity as the Collateral Agent) shall be presumed not to be reasonably satisfactory to the Collateral Agent) that (i) is entered into, inter alios, among Collateral Agent, the securities intermediary or financial institution, as applicable, and (ii) is effective for the Collateral Agent to obtain “control” (within the meaning of Articles 8 and 9 of the UCC) of the relevant securities account and deposit account, as applicable. For purposes of a Foreign Subsidiary, a Control Agreement shall mean documentation necessary in the jurisdiction of formation of such Foreign Subsidiary to grant the Collateral Agent a perfected first priority security interest in the accounts of such Foreign Subsidiary (other than Excluded Accounts). “Controlled Account” means any account of the Company, Parent or any Restricted Subsidiary that is subject to a Control Agreement. “Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) which, together with the Company and its Subsidiaries are treated as a single employer under Section 414 of the Code. “Conversion Agent” shall have the meaning specified in Section 4.02. “Conversion Date” shall have the meaning specified in Section 14.03(c). “Conversion Obligation” shall have the meaning specified in Section 14.02. “Conversion Rate” means, for each $1,000 principal amount of Notes, 527.17464; provided, that, in the event that the Company fails to achieve Bookings of at least $15,000,000 during the fiscal year ending December 31, 2023, the “Conversion Rate” shall thereafter be 585.74960. “Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default. “Default Rate” has the meaning specified in Section 2.03(c)(iv). “Defaulted Amounts” means any amounts (including, without limitation, the Fundamental Change Repurchase Price, Change of Control Repurchase Price, principal and interest) that are payable in respect of any Notes but are not punctually paid or duly provided for. “Designated Country” means each of the Cayman Islands, British Virgin Islands, and any country or state which is a member of the Organization for Economic Cooperation and Development.

9 “Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a Division, an issuance of Capital Stock, or otherwise) of any property, businesses or assets of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, leased or licensed, including Capital Stock of any Subsidiary, by any Person (including any sale and leaseback transaction), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith (including, without limitation, any rights to any residual payment stream with respect thereto). For purposes of this definition, “Disposition” shall include (a) the sale or other disposition for value of any contracts or (b) any disposition of property through a “plan of division” under the Delaware Limited Liability Company Act or any comparable transaction under any similar law, in each case by Company, Parent or any Restricted Subsidiary. “Disposition” shall not include the expiration of a lease by its terms or the non-renewal of a lease. Notwithstanding the preceding, each of the following items will be deemed not to be a Disposition: (1) Any Investment that is a Permitted Investment; (2) the sale, lease or other transfer of products, raw materials, feedstock, services or accounts receivable in the ordinary course of business; (3) the sale or other disposition of Cash Equivalents; (4) licensing and sub-licensing by the Company and/or Parent and/or any Guarantor and/or any Restricted Subsidiary of Intellectual Property permitted by Section 4.17 hereof; (5) any sale, abandonment or other disposition of damaged, worn-out, redundant or obsolete assets in the ordinary course of business; (6) the granting of Liens not prohibited by this Agreement; (7) a Restricted Payment that does not violate the terms of this Agreement; (8) any Permitted Equity Raise; and (9) any issuance of Permitted Disqualified Stock or awards exercisable for Common Stock pursuant to any equity incentive plan approved by the Board of Directors of the Company. “Dispute Notice” shall have the meaning specified in the definition of Transaction Price. “Disputing Holders” shall have the meaning specified in the definition of Transaction Price. “Disputing Holders’ Calculation” shall have the meaning specified in the definition of Transaction Price.

10 “Disqualified Stock” means any Capital Stock which, by its terms (or by the terms of any security or other Capital Stock into which it is convertible or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Capital Stock that is not Disqualified Stock and/or cash in lieu of fractional shares), pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder of the Capital Stock (other than solely for Capital Stock that is not Disqualified Stock and/or cash in lieu of fractional shares), in whole or in part, (c) requires the payment of any cash dividend or any other scheduled cash payment, or (d) is or becomes convertible into or exchangeable for Indebtedness (other than Indebtedness permitted to be incurred pursuant to Section 4.11 of this Agreement) or any other Capital Stock that would constitute Disqualified Stock, in each case, prior to the date that is 90 days after the date on which the Notes mature. Notwithstanding the preceding sentence, only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock. For the avoidance of doubt, the Common Stock as of the Restatement Date is not Disqualified Stock. “Distributed Property” shall have the meaning specified in Section 14.05(c). “Dividing Person” shall have the meaning specified in the definition of Division. “Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive. “Domestic Subsidiary” means a Subsidiary of the Company that is organized under the laws of the United States of America, any state thereof or the District of Columbia. “Effective Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable. “Effective Yield” means, as to any Indebtedness, the all-in yield on such Indebtedness, in each case as reasonably determined by the Company in consultation with the Representative, taking into account the applicable interest rate (including any interest rate margins and interest rate benchmark floors) and all upfront fees or original issue discount (amortized over four years following the date of incurrence thereof (e.g., 25 basis points of interest rate margin equals 100 basis points in upfront fees or original issue discount) or, if shorter, the remaining life to maturity) payable to lenders or holders of such Indebtedness. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute thereto, and the rules and regulations promulgated thereunder. “ERISA Affiliate” means each member of the Controlled Group. “ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30

11 day notice period is waived); (b) the failure of a Plan to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; or (f) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, in either case, concerning the imposition upon the Company or any of its ERISA Affiliates of withdrawal liability or a determination that a Multiemployer Plan is, or is reasonably expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA. “Event of Default” shall have the meaning specified in Section 6.01. “Excess Net Insurance/Condemnation Proceeds” shall have the meaning specified in Section 4.15(b). “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. “Excluded Accounts” means (i) any deposit account used solely for funding payroll or segregating payroll taxes or funding other employee wage or benefit, (ii) zero balance accounts the entire balance of which is swept each Business Day to a deposit account subject to a Control Agreement, (iii) any deposit account or securities account (other than those that are Excluded Accounts pursuant to (i), (ii) and/or (iv) of this definition) that does not have an average monthly cash or Cash Equivalent balance exceeding $250,000, provided that not more than an average monthly aggregate amount of $1,000,000 of cash and Cash Equivalents shall be maintained at such deposit accounts and securities accounts not subject to a Control Agreement, and (iv) the account(s) set forth on Exhibit G attached hereto so long as the aggregate amount in any such account does not at any time exceed the amount set forth across from such account on Exhibit G attached hereto and solely for so long as such account, in the case of an account of a Domestic Subsidiary, is used exclusively for the purpose described therein. “Excluded Subsidiary” means any Unrestricted Subsidiary and any Immaterial Subsidiary. “Excluded Property” shall have the meaning set forth in the Security Documents. “Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market. “Existing Agreement Obligations” means contractual obligations pursuant to agreements executed prior to the Issue Date.

12 “Existing Notes” means any Notes outstanding as of the Restatement Date. “fair market value” means with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a sale of such asset or group of assets at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as determined in good faith by the Board of Directors of the Parent or the Company. “FEMA” shall have the meaning specified in Section 4.27(d). “Final Transaction Price Notice” shall have the meaning specified in the definition of Transaction Price. “Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of the chief executive officer, chief financial officer or controller of the Parent that such financial statements fairly present, in all material respects, the financial condition of Parent and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments and certifying that no Default or Event of Default has occurred and is continuing. “Foreign Subsidiary” means any direct or indirect Subsidiary of the Company which is not a Domestic Subsidiary. “Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 4 to the Form of Note attached hereto as Exhibit A. “Form of Change of Control Repurchase Notice” means the “Form of Change of Control Repurchase Notice” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A. “Form of Fundamental Change Repurchase Notice” means the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A. “Form of Note” means the “Form of Note” attached hereto as Exhibit A. “Form of Security Agreement” means the “Form of Security Agreement” attached hereto as Exhibit E. “Form of Notice of Conversion” means the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A. “Fundamental Change” shall be deemed to have occurred if any of the following occurs prior to the Maturity Date:

13 (a) the consummation of (i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; or (ii) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or assets; provided, however, that a transaction described in clause (i) or (ii) in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions (relative to each other) as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (a); (b) the holders of Capital Stock of the Company approve any plan for the liquidation or dissolution of the Company; or (c) the Common Stock (or other common stock underlying the Notes) ceases to be listed or quoted on any Permitted Exchange (following such Common Stock or other common stock underlying the Notes first being listed or quoted on a Permitted Exchange); provided, however, that a transaction or transactions described in clause (a) above shall not constitute a Fundamental Change, if at least 90% of the consideration received or to be received by holders of the Common Stock of the Company, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ statutory appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any Permitted Exchange or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions such consideration becomes Reference Property for the Notes, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ statutory appraisal rights (subject to the provisions set forth under Section 14.03). For the avoidance of doubt, the Specified Transaction shall be deemed not to constitute a Fundamental Change for the purposes of this Agreement. If any transaction occurs in which the Common Stock is converted into, or exchanged for, Reference Property consisting of Capital Stock of another entity, references to the Company in the definition of “Fundamental Change” above shall instead be references to such other entity. If, under the terms of this Agreement, the Notes become convertible into Capital Stock of any other entity other than the Company, references to the Company in the definition of “Fundamental Change” above shall instead be references to such other entity, as applicable. “Fundamental Change Company Notice” shall have the meaning specified in Section 15.02(b). “Fundamental Change Repurchase Date” shall have the meaning specified in Section 15.02(a). “Fundamental Change Repurchase Expiration Time” shall have the meaning specified in Section 15.07(a)(i).

14 “Fundamental Change Repurchase Notice” shall have the meaning specified in Section 15.07(a)(i). “Fundamental Change Repurchase Price” shall have the meaning specified in Section 15.02(a). “GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. “Global Intercompany Note” means that certain global intercompany note, dated as of February 8, 2021, originally executed and delivered by the Company and certain of its Subsidiaries as such global intercompany note may be amended, supplemented or otherwise modified from time to time. “Greenshoe Notes” means up to $15,000,000 in aggregate principal amount of additional Notes that may be issued pursuant to the terms and conditions set forth in the Note Purchase Agreement. “Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or any other obligation of any other Person: (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or (b) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning. “Guarantor” means each Person that is required to and executes a supplemental agreement with the Company and the Collateral Agent or the Representative, as applicable, substantially in the form of Exhibit B attached hereto and delivers it to the Representative or the Collateral Agent, as applicable, pursuant to which such Person unconditionally Guarantees all of the Agreement Obligations until the Note Guarantee of such Person has been released in accordance with the provisions of this Agreement. “Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity, officer or examiner exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any

15 government, any court, any securities exchange or any self-regulatory organization, in each case whether associated with a state of the United States, the United States, or a foreign entity or government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank). “Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under: (a) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; (b) other agreements or arrangements designed to manage interest rates or interest rate risk; and (c) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices. “Holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name a particular Note is registered on the Note Register at the applicable time. “Holder Representatives” shall have the meaning specified in Section 4.06(b). “HSR Act” shall have the meaning specified in Section 14.03(b). “Immaterial Subsidiary” shall mean any Foreign Subsidiary that the Company designates in writing to the Representative and Collateral Agent as an “Immaterial Subsidiary”; provided, that, as of the date of the last financial statements required to be delivered pursuant to Section 4.06(a), (a) the Consolidated Total Assets attributable to (i) any such Foreign Subsidiary shall not be in excess of 5.0% of the Consolidated Total Assets of the Company, Parent and the Restricted Subsidiaries on a consolidated basis as of such date and (ii) all such Foreign Subsidiaries shall not be in excess of 10.0% of Consolidated Total Assets of the Company, Parent and the Restricted Subsidiaries on a consolidated basis as of such date, (b) the total revenues attributable to (i) any such Foreign Subsidiary shall not be in excess of 5.0% of the total revenues of the Company, Parent and the Restricted Subsidiaries on a consolidated basis for the trailing twelve (12) month period ending on such date and (ii) all such Foreign Subsidiaries shall not be in excess of 10.0% of total revenues of the Company, Parent and the Restricted Subsidiaries on a consolidated basis for the trailing twelve (12) month period ending on such date and (c) any such Foreign Subsidiary shall not own or exclusively license any Intellectual Property material to the business of the Company or any Guarantor; provided further, that in each case, the Company may designate and re-designate a Subsidiary as an Immaterial Subsidiary at any time, subject to the limitations and requirements set forth in this definition. If the Consolidated Total Assets or total revenues of any Restricted Subsidiary(ies) so designated by Company as “Immaterial Subsidiaries” shall at any time exceed the limits set forth in the preceding sentence, then starting with the “Immaterial Subsidiary” exceeding such limits by the greatest amount, such “Immaterial Subsidiary” shall automatically be deemed to no longer be designated as an Immaterial Subsidiary until the requirements of this definition are satisfied and the Company shall comply with the requirements of Section 4.19 with respect to any such Subsidiary(ies) that no longer constitutes an Immaterial

16 Subsidiary(ies); provided further that Easy Solutions Japan GK and Easy Solutions S.A.S. may not be designated as Immaterial Subsidiaries. As of the Restatement Date, all Foreign Subsidiaries other than Easy Solutions Japan GK and Easy Solutions S.A.S. are Immaterial Subsidiaries. “incur” shall have the meaning specified in Section 4.11. “Indebtedness” means, with respect to any Person on any date of determination (without duplication): (a) the principal (or, with respect to such Indebtedness issued with original issue discount, the accreted value) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable; (b) all Capital Lease Obligations of such Person; (c) all obligations of such Person for the deferred purchase price of property or services due more than six months after such property or services are acquired or taken, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement to the extent of the value of such property (but excluding any accounts payable or other liability to trade creditors arising in the ordinary course of business); (d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, surety bonds, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the 30th day following payment on the letter of credit); (e) to the extent not otherwise included in this definition, net payment obligations under any Hedging Obligations of such Person; and (f) all obligations of the type referred to in clauses (a) through (e) of other Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee; if, and to the extent, with respect to clauses (a), (b), (c) and (e) only, any of the preceding items referred to in clauses (a), (b), (c) and (e) would appear as a liability upon the balance sheet of the specified Person in accordance with GAAP. “Initial Budget” shall mean the 8-Week Budget, prepared by the Company and furnished to the Representative in the form of Exhibit B to Amendment No. 2.

17 “Initial Notes” the first $50,000,000 aggregate principal amount of Notes issued under this Agreement on the Issue Date. “Insurance/Condemnation Redemption” shall have the meaning specified in Section 4.15(b). “Intellectual Property” means, with respect to any Person, all patents, patent applications and like protections, including improvements divisions, continuation, renewals, reissues, extensions and continuations in part of the same, trademarks, trade names, trade styles, trade dress, service marks, logos and other business identifiers and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of such Person connected with and symbolized thereby, copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative works, whether published or unpublished, technology, know-how and processes, operating manuals, trade secrets, computer hardware and software, rights to unpatented inventions and all applications and licenses therefor, used in or necessary for the conduct of business by such Person and all claims for damages by way of any past, present or future infringement of any of the foregoing. “Interest Payment Date” means each February 1 and August 1 of each year, beginning on August 1, 2021. “Interest Period” means the period commencing on and including an Interest Payment Date and ending on and including the day immediately preceding the next succeeding Interest Payment Date, with the exception that the first Interest Period shall commence on and include the Issue Date (the Interest Payment Date for any Interest Period shall be the immediately succeeding Interest Payment Date following the last day of such Interest Period). “Interest Rate” has the meaning set forth in the Form of Note attached hereto as Exhibit A. “Investment” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates of such Person) in the form of loans (including Guarantees) and advances, or other extension of credit, capital contributions (including by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), purchases or other acquisitions for consideration of Capital Stock, Indebtedness or other similar instruments or other securities (other than advances or extensions of credit to customers in the ordinary course of business that are in conformity with GAAP recorded as accounts receivable on the balance sheet of Parent, the Company or its Subsidiaries). The amount of all Investments (other than cash) will be the fair market value (as determined in good faith by the Board of Directors of Parent) on the date of the Investment. “Issue Date” means February 9, 2021. “Last Reported Sale Price” of the Common Stock or any other security on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the Relevant Stock Exchange on which the Common Stock (or such other security) is then listed or admitted for trading. If the

18 Common Stock or such other security is not listed for trading on a Relevant Stock Exchange on the relevant date, the “Last Reported Sale Price” shall be the average of the last quoted bid and ask prices for the Common Stock or such other security in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock or such other security is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock or such other security on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose. The “Last Reported Sale Price” shall be determined without regard to after-hours trading or any other trading outside of regular trading session hours. “Lien” means, with respect to any asset or right, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge, security assignment or security interest in or on such asset or right, and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset or right. “Liquidity” means unrestricted cash and Cash Equivalents owned by the Parent as would, in conformity with GAAP, be reflected on a consolidated balance sheet of the Parent and its Subsidiaries. “Material Adverse Effect” means a material adverse effect on and/or material adverse developments with respect to (i) the business, operations, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole; (ii) the ability of the Company or any Guarantor to fully and timely perform its Agreement Obligations; (iii) the legality, validity, binding effect or enforceability against Company or a Guarantor of an Agreement Document to which it is a party; (iv) the Collateral or the Collateral Agent’s Liens (on behalf of the Secured Parties) on the Collateral or the priority of such Liens; or (v) the rights, remedies and benefits available to, or conferred upon, any Secured Party under any Agreement Document. “Material Indebtedness” means (i) the Subordinated Indebtedness and (ii) Indebtedness incurred pursuant to clause (l) in the definition of Permitted Indebtedness. “Material Intellectual Property” means Intellectual Property owned by, or exclusively licensed to, the Company, Parent or any Restricted Subsidiary that is material to the business of the Company and/or its Restricted Subsidiaries. “Maturity Date” for any Note, PIK Note or Additional Note means February 9, 2026, or, in the event the Representative elects to extend the Maturity Date in accordance with Section 2.09, February 9, 2028. “Maximum Percentage” shall have the meaning specified in Section 14.03(k). “Maximum Percentage Period” shall have the meaning specified in Section 14.03(k). “Minimum Conversion Amount” shall have the meaning specified in Section 14.01.

19 “Minimum Principal Amount” means a majority in aggregate principal amount of the Notes then outstanding. “Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA. “Mortgages” means a collective reference to each mortgage, deed of trust or deed to secure debt encumbering any of the Premises (as defined below) or any other property described in such mortgage, deed of trust or deed granted by the Company or applicable Guarantor in accordance with the terms of this Agreement to secure any Agreement Obligations, in such form and substance as reasonably approved by the Collateral Agent, the Representative, the Company and applicable Guarantor. “Net Cash Proceeds” means with respect to any Disposition by the Company or any of its Restricted Subsidiaries, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such transaction (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) minus (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable asset and that is required to be repaid in connection with such transaction (other than Indebtedness under the Agreement Documents or Indebtedness that is secured by a Lien that ranks pari passu with or junior to the Liens securing the Agreement Obligations), (B) any bona fide direct costs incurred by the Company or such Restricted Subsidiary in connection with such transaction, (C) taxes reasonably estimated to be actually payable in respect of the relevant transaction within one year of the date of such transaction; provided that, if the amount of any estimated taxes pursuant to subclause (C) exceeds the amount of taxes actually required to be paid in cash in respect of such Disposition, such amount shall be considered Net Cash Proceeds. “Net Insurance/Condemnation Proceeds” means an amount equal to (i) any payments or proceeds received by Company or any of its Restricted Subsidiaries under (a) under any casualty insurance policy in respect of a covered loss thereunder, (b) as a result of the taking of any assets of the Company, Parent or any Restricted Subsidiary by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking or (c) under any business interruption or similar insurance policy in respect of a covered loss thereunder, minus (ii) (a) any actual and reasonable costs incurred by Company, Parent or any Restricted Subsidiary in connection with the adjustment or settlement of any claims of the Company, Parent or such Restricted Subsidiary in respect thereof, and (b) any bona fide direct costs incurred in connection with any sale of such assets as referred to in clause (i)(b) of this definition, including any taxes reasonably estimated to be actually payable in respect of any gain on such sale within one year of the date of such transaction; provided that, if the amount of any estimated taxes pursuant to subclause (ii)(b) exceeds the amount of taxes actually required to be paid in cash, such amount shall be considered Net Insurance/Condemnation Proceeds. “Non-Guarantor Sublimit” means (i) in the case of the 2023 calendar year, $14,109,589 and (ii) in the case of any subsequent calendar year, $25,000,000 per such calendar year.

20 “Non-Material Real Property” means any fee interest in any real property with a fair market value (together with improvements thereof) as reasonably determined by the Company not exceeding $1,000,000. “Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this Agreement. Any Initial Notes, any PIK Notes and any Additional Notes shall be treated as a single class for all purposes under this Agreement, including, without limitation, waivers, amendments and offers to purchase. Unless the context otherwise requires, (a) all references to the “Notes” include any Initial Notes, any PIK Notes and any Additional Notes and (b) all references to “principal amount” of Notes include any increase in the principal amount of outstanding Notes (including PIK Notes and any Additional Notes) as a result of a PIK Payment and references to “payment of principal” shall include, to the extent applicable, the payment of the Fundamental Change Repurchase Price, the Change of Control Repurchase Price, or the redemption price in respect of a Change of Control Redemption. Unless the context otherwise requires, any express mention of Additional Notes or PIK Notes, as applicable, in any provision hereof shall not be construed as excluding Additional Notes or PIK Notes, as applicable, in those provisions hereof where such express mention is not made. “Note Guarantee” shall have the meaning specified in Section 16.01. “Note Purchase Agreement” means that certain Amended and Restated Note Purchase Agreement, dated as of June 9, 2023, by and among the Company, Parent and certain Affiliates of Magnetar Financial LLC, as lenders, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with its terms. “Note Register” shall have the meaning specified in Section 2.05(a). “Note Registrar” shall have the meaning specified in Section 2.05(a). “Notice of Conversion” shall have the meaning specified in Section 14.03(b). “Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness. “Officer” means, with respect to the Company, the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Commercial Officer, the Chief Integration Officer, the Chief Accounting Officer, the Controller, the Treasurer, the Secretary, any Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”). “Officer’s Certificate,” when used with respect to the Company or a Guarantor, if any, means a certificate that is signed by any Officer of the Company or a Guarantor, if any, as the case may be. Each such certificate shall include the statements provided for in Section 18.05 if and to the extent required by the provisions of such Section. The Officer giving an Officer’s Certificate pursuant to Section 4.08 shall be the principal executive, financial or accounting officer of the Company.

21 “open of business” means 9:00 a.m. (New York City time). “Operating Expenses” means all reasonable cash expenses actually incurred by a Person in the ordinary course of business with respect to (a) rent and utility costs, (b) vendor expenses, (c) equipment and inventory costs, (d) advertising and marketing costs, (e) payroll, wages, salaries and employee benefits costs (including with respect to country-specific labor and human resources requirements), (f) insurance, (g) taxes, (h) legal, statutory and regulatory fees and (i) employee reimbursements for reimbursable business expenses. “Opinion of Counsel” means an opinion reasonably acceptable to the Collateral Agent, the Representative, or other party receiving such legal opinion hereunder, in writing and signed by legal counsel, which opinion may contain customary exceptions and qualifications as to the matters set forth therein. Each such opinion shall include the statements provided for in Section 18.05 if and to the extent required by the provisions of such Section. “Original Agreement” shall have the meaning specified in the first paragraph of the recitals of this Agreement. “outstanding,” when used with reference to Notes, shall mean, as of any particular time, all Notes then outstanding, except: (a) Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited with any Paying Agent (other than the Company) or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent); (b) Notes converted pursuant to Article 14 and required to be cancelled pursuant to Section 2.08; and (c) Notes repurchased by the Company. “Parent” shall have the meaning specified in the second paragraph of the recitals of this Agreement. “Partial PIK Interest” shall have the meaning specified in Section 2.03(c)(i). “PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)). “Paying Agent” shall have the meaning specified in Section 4.02. “PBGC” means the Pension Benefit Guaranty Corporation or any Person succeeding to any or all of its functions under ERISA. “Permitted Disqualified Stock” means any Disqualified Stock issued pursuant to any Existing Agreement Obligation.

22 “Permitted Equity Raise” means the sale and issuance by the Company of Capital Stock (other than Disqualified Stock) of the Company in one or a series of transactions, which transactions are subject to the Holders’ rights under Section 3.8 of the Note Purchase Agreement, subject to the terms thereof. “Permitted Exchange” means any of The New York Stock Exchange, The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market (or any of their respective successors). “Permitted Holder” means (i) Manuel D. Medina, Medina Capital Partners, LP or any of their respective Affiliates and (ii) SIS Holdings L.P. or any of its Affiliates or equityholders as of the Restatement Date. “Permitted Indebtedness” means: (a) Indebtedness of the Company existing on the Issue Date and disclosed on Schedule II hereto, and any Permitted Refinancing Indebtedness in respect thereof; (b) Indebtedness represented by the Notes and the Guarantees of the Notes; (c) Indebtedness represented by PIK Interest or Partial PIK Interest; (d) Hedging Obligations in the ordinary course of business; (e) Indebtedness represented by (x) Capital Lease Obligations or (y) Purchase Money Obligations, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (e), not to exceed at any time outstanding (A) from the Issue Date until the first anniversary of the Issue Date, $2,500,000; (B) from the first anniversary of the Issue Date until the second anniversary of the Issue Date, $10,000,000; and (C) from the second anniversary of the Issue Date until the Maturity Date, $20,000,000; (f) intercompany Indebtedness among the Company, the Guarantors (other than Parent) and/or the Restricted Subsidiaries, in each case (i) to the extent such Persons and the relevant Indebtedness is subject to the Global Intercompany Note and (ii) so long as any amount owing (x) by a Restricted Subsidiary that is not a Guarantor to the Company or a Guarantor or (y) by a Foreign Subsidiary that is a Guarantor to the Company or a Domestic Subsidiary that is a Guarantor, do not in the aggregate, when taken together with amounts utilized with respect to items referenced in the proviso in clause (a) in the definition of Permitted Investments, exceed the Non-Guarantor Sublimit for the applicable period; provided that intercompany Indebtedness under the preceding clause (ii) may only be incurred to fund Operating Expenses of the recipient of any loans; and, to the extent incurred after the Second Amendment Effective Date, to the extent in compliance with the Approved Budget. (g) Guarantees by the Company or any Guarantor or Restricted Subsidiary of Indebtedness that is permitted to be incurred by Section 4.11, provided that if the Indebtedness being guaranteed is subordinated in right of payment to the Notes, such

23 Guarantee is subordinated in right of payment to the Notes to the same extent as the Indebtedness so guaranteed; (h) Indebtedness arising from (i) netting services, overdraft protections and similar arrangements in respect of deposit accounts and (ii) the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, in each case, so long as such Indebtedness is covered within five Business Days of receiving notice thereof; (i) obligations consisting of take-or-pay obligations contained in supply arrangements incurred in the ordinary course of business; (j) Indebtedness in respect of (A) workers’ compensation claims, payment obligations in connection with health or other types of social security benefits, unemployment or other insurance obligations, reclamation and statutory obligations, (B) the financing of insurance premiums or self-insurance obligations, (C) indemnity, bid, performance, warranty, release, appeal, surety, customs and similar bonds, letters of credit and banker’s acceptances for operating purposes, and (D) letters of credit issued or incurred to support the purchase of supplies, raw materials and equipment in the ordinary course of business; (k) Indebtedness represented by the Second Tranche Notes, the Greenshoe Notes and the respective Guarantees thereunder; (l) working capital lines of the Company and its Subsidiaries in an amount not to exceed $5,000,000 in the aggregate at any one time outstanding; (m) unsecured Subordinated Indebtedness, which notwithstanding Section 4.18 of this Agreement or any other provision herein to the contrary, may be issuable or payable to an Affiliate of the Company, of a Guarantor or of a Restricted Subsidiary; provided, that, (i) if such Subordinated Indebtedness is issuable or payable to an Affiliate of the Company, of a Guarantor or of a Restricted Subsidiary, it be on commercially reasonable terms that are no less favorable to the Company, such Guarantor or such Restricted Subsidiary than would be obtained at the time in a comparable, arm’s length transaction with a non- affiliated Person, (ii) such Subordinated Indebtedness does not (x) have an Effective Yield in excess of 15% per annum or (y) mature earlier than, or require any payments (other than interest payments) prior to, the date that is ninety days after the Maturity Date, and (iii) the terms of such Subordinated Indebtedness may not be materially more favorable to the holders or lenders thereunder than the terms of this Agreement; and (n) secured Subordinated Indebtedness in an aggregate principal amount not to exceed $125,000,000 which otherwise satisfies the requirements of the preceding clause (m). “Permitted Investments” means: (a) any Investment in the Company or any Guarantor (other than Parent) or Restricted Subsidiary; provided that any Investment by the Company or a Guarantor in a

24 Restricted Subsidiary that is not a Guarantor, or by the Company or a Domestic Subsidiary that is a Guarantor in a Foreign Subsidiary, shall only be made to fund Operating Expenses of the recipient of the relevant Investment and the aggregate amount of such Investments when taken together with amounts utilized with respect to items referenced in clause (f)(ii) in the definition of Permitted Indebtedness shall not at any time exceed the Non-Guarantor Sublimit for the applicable period.; provided that any Investment made after the Second Amendment Effective Date by the Company or a Guarantor in a Restricted Subsidiary that is not a Guarantor, or by the Company or a Domestic Subsidiary that is a Guarantor in a Foreign Subsidiary may be only made if in compliance with the Approved Budget. (b) Investments represented by Hedging Obligations; (c) repurchases or redemptions of Notes required by this Agreement; (d) any Guarantee of Indebtedness permitted to be incurred pursuant to Section 4.11 of this Agreement; and (e) any Investment in an Unrestricted Subsidiary of the Company in an aggregate amount not to exceed $1,000,000; provided that any such Investment made after the Second Amendment Effective Date is in compliance with the Approved Budget. “Permitted Liens” means: (a) Liens in favor of the Company or any Guarantor or Restricted Subsidiary; (b) Liens to secure Capital Lease Obligations and Purchase Money Obligations incurred pursuant to clause (e) of Permitted Indebtedness, provided that, in each case, any such Lien may not extend to any property of the Company, other than the property acquired, constructed, improved or leased with the proceeds of such Indebtedness and any additions, parts, attachments, fixtures, leasehold improvements, proceeds, improvements or accessions related thereto; (c) Liens for taxes, assessments or governmental charges or levies if the same shall not at the time be delinquent for more than 30 days or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings, provided that any reserve or other appropriate provision required in accordance with GAAP shall have been made therefor; (d) Liens imposed by law or arising by operation of law, including without limitation, landlords’, materialmen’s, repairmen’s, mailmen’s, suppliers’, vendors’, carriers’, warehousemen’s and mechanics’ Liens and other similar Liens, Liens for master’s and crew’s wages and other similar laws, arising in the ordinary course of business and for payment obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings; (e) pledges, deposits or Liens in connection with workers’ compensation, professional liability insurance, unemployment insurance and other social security and

25 other similar legislation and or other insurance-related obligations (including, without limitation, pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements); (f) Liens incurred in the ordinary course of business to secure performance of obligations with respect to letters of credit, bank guarantees, statutory or regulatory requirements, performance or completion bonds, performance of return-of-money bonds, surety or appeal bonds, or other obligations of a like nature and incurred in connection with port authority facilities projects or otherwise in the ordinary course of business; (g) Liens incurred or pledges or deposits made under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which the Company or any Subsidiary is party, or deposits to secure public or statutory obligations, or deposits for the payment of rent, in each case incurred in the ordinary course of business; (h) easements, building restrictions, zoning restrictions, survey exceptions, encumbrances, title deficiencies, easements or reservations of rights of others for licenses, rights of way and similar purposes and such other encumbrances or charges against real property as do not materially interfere with the Company’s use of the real property; (i) Liens granted by the Company, any Guarantor or any Restricted Subsidiary and existing on the date of the consummation of the Specified Transaction; (j) judgment Liens with respect to judgments, decrees or orders not giving rise to an Event of Default so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been initiated for the review of such judgments, decrees or orders shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (k) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of letters of credit, bank guarantees or banker’s acceptances issued or credited for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods; (l) Liens securing obligations of the Company or any Guarantor or Restricted Subsidiary under Hedging Obligations incurred in the ordinary course of business; (m) Liens arising under conditional sale, title retention, consignment or similar arrangements for the sale of goods in the ordinary course of business; (n) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (o) Liens securing the Agreement Obligations in respect of the Notes and Notes Guarantees;

26 (p) (i) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries, (ii) any interest or title of a lessor under any leases or subleases entered into by the Company or any of its Subsidiaries in the ordinary course of business, and (iii) any interest of co-sponsors, co-owners or co- developers of Intellectual Property; (q) (i) Liens of a collection bank on items in the course of collection, (ii) Liens attaching to commodity trading accounts or other brokerage accounts in the ordinary course of business, (iii) bankers’ Liens and other Liens in favor of banking institutions by law or contract encumbering deposits which are customary in the banking industry and (iv) Liens securing cash management obligations arising in the ordinary course of business; (r) Liens arising from UCC financing statements regarding operating leases, joint venture agreements, transfers of accounts or transfers of chattel paper entered into in the ordinary course of business; (s) Liens arising by law or contract on insurance policies and the proceeds thereof to secure premiums thereunder; (t) deposits as security and liens securing surety and appeal bonds, letters of credit and similar obligations in connection with contested taxes or contested import or customs duties; (u) Liens existing on the Issue Date and disclosed on Schedule II hereto; (v) Liens securing Indebtedness permitted pursuant to clause (l) of the definition of Permitted Indebtedness which liens rank junior to the Liens securing the Agreement Obligations; provided such Indebtedness is subject to an intercreditor agreement satisfactory to the Representative and the Collateral Agent; and (x) Liens securing Indebtedness pursuant to clause (n) of the definition of Permitted Indebtedness which Liens rank junior to the Liens securing the Agreement Obligations; provided such Indebtedness is subject to an intercreditor and subordination agreement in substantially the form attached hereto as Exhibit F or in form and substance reasonably satisfactory to the Collateral Agent and Representative; provided further that if such Liens do not rank pari passu with each other (which Liens, for the avoidance of doubt, shall rank junior to the Liens securing the Agreement Obligations) or such Liens are incurred under documentation other than the SIS Documents, then such Liens (including the Liens under the SIS Documents) shall be subject to an intercreditor and subordination agreement in form and substance reasonably satisfactory to the Collateral Agent and the Representative in lieu of the intercreditor and subordination agreement in substantially the form attached hereto as Exhibit F. “Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any Guarantor or Restricted Subsidiary issued in exchange for, or the net proceeds of which are used to renew, refund, replace, defease or discharge other Indebtedness of the Company or any Guarantor or Restricted Subsidiary (other than intercompany Indebtedness); provided that:

27 (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith); (2) such Permitted Refinancing Indebtedness has (a) a final maturity date not earlier than the final maturity date of the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged and (b) a weighted average life to maturity (i) equal to or greater than the weighted average life to maturity of the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged or (ii) at least more than 90 days after the final maturity date of the Notes; and (3) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; (4) is not secured by a Lien on any assets other than the collateral securing the Indebtedness being refinanced or extended, except to the extent that such additional assets or collateral is also pledged to the Holders; (5) the obligors of which are the same as the obligors of the Indebtedness being refinanced or extended, except to the extent that such additional obligors also become Guarantors or Restricted Subsidiaries hereunder; and (6) is otherwise on terms no less favorable to the Company and its Subsidiaries, taken as a whole, than those of the Indebtedness being refinanced or extended, in each case unless (1) the Holders also receive the benefit of such more restrictive terms, (2) any such provisions apply after the Maturity Date at the time of such refinancing, or (3) such terms shall be reasonably satisfactory to the Holders; provided that a certificate of the Company or the applicable Guarantor or Restricted Subsidiary delivered to the Holders at least ten Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such resulting Indebtedness or drafts of the documentation relating thereto, stating that the Company or applicable Guarantor or Restricted Subsidiary has determined in good faith that such terms and conditions satisfy the foregoing requirements, shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Holders notify the Company within such ten Business Days period that it disagrees with such determination (including a reasonably detailed description of the basis upon which it disagrees). “Permitted Variance” shall have the meaning set forth in the defined term “Budget Event”.

28 “Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof. “Physical Notes” means certificated Notes in registered form. “Plan” means any employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 or Section 430 of the Code that either (a) is maintained by the Company or an ERISA Affiliate for employees of the Company or an ERISA Affiliate or (b) is maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and, in the case of either (a) or (b), to which the Company or an ERISA Affiliate is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions or has had any liability. “PIK Interest” shall have the meaning specified in Section 2.03(c)(i) (and shall include, as the context so requires, any Partial PIK Interest). “PIK Notes” shall have the meaning specified in Section 2.03(c)(i). “PIK Payment” shall have the meaning specified in Section 2.03(c)(i). “Premises” shall have the meaning specified in Section 4.27. “Purchase Money Obligations” means any Indebtedness incurred to finance or refinance the acquisition, design, leasing, construction, installation or improvement of property (real or personal), plant, equipment or other assets, and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise, in each case, within 180 days of such acquisition, design, leasing, construction, installation or improvement. “Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock of the applicable Person (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock of the applicable Person (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock of the applicable Person (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors of such Person, by statute, by contract or otherwise). “Reference Property” shall have the meaning specified in Section 14.08(a). “Regular Record Date,” with respect to any Interest Payment Date, means the January 15 and July 15 (whether or not such day is a Business Day) immediately preceding the Interest Payment Date. “Relevant Stock Exchange” with respect to the Common Stock (or any other security for which a closing sale price must be determined) means The New York Stock Exchange, The Nasdaq

29 Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market, or if the Common Stock (or such other security) is not then listed or admitted for trading on any of The New York Stock Exchange, The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market, the principal other U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed or admitted for trading. “Representative” shall have the meaning specified in the first paragraph of this Agreement. “Required Redemption Date” shall have the meaning specified in Section 4.15(c). “Resale Restriction Termination Date” shall have the meaning specified in Section 2.05(c). “Restatement Date” shall have the meaning specified in the first paragraph of this Agreement. “Restricted Investment” means any Investment, directly or indirectly, in any Person, other than a Permitted Investment. “Restricted Payments” shall have the meaning specified in Section 4.16. “Restricted Securities” shall have the meaning specified in Section 2.05(c). “Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary. As of the Restatement Date, each Subsidiary of the Company is a Restricted Subsidiary. “Reverse Merger” means a merger, consolidation or other business combination transaction, upon the consummation of which the Company becomes a direct or indirect subsidiary of the Acquiring Person. “Rule 144” means Rule 144 as promulgated under the Securities Act. “Rule 144A” means Rule 144A as promulgated under the Securities Act. “Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by any of: (a) the U.S. government, including OFAC and the U.S. Department of State; (b) the United Nations Security Council; (c) the European Union and each of its member states; (d) the United Kingdom, including the Office of Financial Sanctions Implementation of His Majesty’s Treasury; or (e) any other relevant national or supra-national Governmental Authority. “Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the Relevant Stock Exchange on which the Common Stock is then listed or admitted for trading. If the Common Stock is not listed or admitted for trading on a Relevant Stock Exchange, “Scheduled Trading Day” means a Business Day.

30 “Second Amendment Effective Date” shall have the meaning assigned to the term “Effective Date” in Amendment No. 2. “Second Tranche Notes” means $25,000,000 in aggregate principal amount of additional Notes that were issued on October 12, 2021, pursuant to the terms and conditions set forth in the Note Purchase Agreement, dated February 8, 2021, among the Company and certain Affiliates of Magnetar Financial LLC. “Secured Parties” means the Collateral Agent, the Representative, the Holders and any other holder from time to time of any of the Agreement Obligations and, in each case, their respective successors and assigns. “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. “Security Agreement” means that certain security agreement entered into in accordance with Section 17.01(b) by and among the Company, the other grantors from time to time party thereto and the Collateral Agent, as amended, supplemented, modified or replaced in accordance with this Agreement and its terms. “Security Documents” means all security agreements (including the Security Agreement), intercreditor agreements, pledge agreements, collateral assignments, Mortgages, collateral agency agreements, debentures, Control Agreements or other grants or transfers for security executed and delivered by the Company or any Guarantor creating (or purporting to create) a Lien upon Collateral for the benefit of the Holders to secure the Agreement Obligations, in each case, as amended, supplemented, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the terms of this Agreement. “Significant Subsidiary” means a Subsidiary of the Company that meets the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act. “SIS Documents” means, collectively, (i) that certain Amended and Restated Revolving Credit Agreement dated as of June 9, 2023 by and among the Company, Parent, the guarantors party thereto and SIS Holdings, L.P. as lender (the “SIS Credit Agreement”), (ii) the Security Agreement (as defined in the SIS Credit Agreement) and (iii) the other Loan Documents (as defined in the SIS Credit Agreement). “Specified Corporate Event” shall have the meaning specified in Section 14.08(a). “Specified Transaction” shall mean the transaction identified on Schedule 13.02. The Specified Transaction occurred on October 12, 2021. “Spin-Off” shall have the meaning specified in Section 14.05(c). “Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the fixed date on which the payment of interest or principal is due and payable in the documentation governing such, and will not include any contingent obligations to

31 repay, redeem or repurchase any such interest or principal prior to the date originally fixed for the payment thereof. “Subordinated Indebtedness” means, with respect to the Agreement Obligations, any Indebtedness of the Company which is contractually subordinated to the Agreement Obligations subject to (i) if unsecured, a subordination agreement in substantially the form attached hereto as Exhibit D, or (ii) if secured and incurred pursuant to clause (x) in the definition of Permitted Liens, an intercreditor agreement substantially in the form attached hereto as Exhibit F or reasonably satisfactory to the Collateral Agent and the Representative (subject to the provisos in such clause (x)). “Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person. “Successive Conversion Period” means the period beginning upon receipt by the Holders of a Change of Control Company Notice or Fundamental Change Company Notice, as applicable, and ending on the one-year anniversary of the effective date of the Change of Control or Fundamental Change. “Successor Company” shall have the meaning specified in Section 11.01(a). “Successor Guarantor” shall have the meaning specified in Section 16.03(a)(ii). “Successor Major Transaction” means either a Change of Control or a Fundamental Change that constitutes a Specified Corporate Event in which the shares of Common Stock are converted into the right to receive cash, securities of another entity and/or other assets. “Successor Transaction” shall have the meaning specified in Section 11.02. “Trading Day” means a day on which (i) trading in the Common Stock (or any other security for which a closing sale price must be determined) generally occurs on a Relevant Stock Exchange and (ii) a Last Reported Sale Price for the Common Stock (or closing sale price for such other security) is available on such securities exchange or market; provided that if the Common Stock (or such other security) is not so listed or traded, “Trading Day” means a Business Day. “Transaction Price” means the per share amount of consideration received by the holders of Common Stock in a Change of Control. If the consideration is paid in property other than in cash, the value of such consideration, on a per share basis, shall be the fair market value of such property, determined as follows: (a) for securities not subject to investment letters or similar restrictions on free marketability,

32 (1) if traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange or market over the 30-day period ending three days prior to the Change of Control Effective Date; (2) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30- day period ending three days prior to the Change of Control Effective Date; or (3) if there is no active public market, the value shall be the fair market value thereof, as reasonably determined in good faith by the Board of Directors of the Company; (b) for securities subject to investment letters or other similar restrictions on free marketability (other than restrictions arising solely by virtue of an equityholder’s status as an Affiliate or former Affiliate), the valuation methodology shall take into account an appropriate discount (as determined in good faith by the Board of Directors of the Company) from the market value as determined pursuant to clause (a) above so as to reflect the approximate fair market value thereof. Within two Business Days after the Change of Control Effective Date, the Company shall deliver to the Representative and the Conversion Agent (if other than the Company) the Transaction Price and a schedule and reasonable explanation of the calculation thereof (the “Transaction Price Notice”). On or before the 10th Business Day following the Change of Control Effective Date, the Holders of at least the Minimum Principal Amount of the Notes then outstanding (such holders, the “Disputing Holders”) may, by notice in writing to the Company (which shall include proof of beneficial ownership of Notes in a manner reasonably acceptable to the Company) dispute the Transaction Price calculation (the “Dispute Notice”). Such Dispute Notice shall include a calculation detailing the Disputing Holders’ determination of the Transaction Price (the “Disputing Holders’ Calculation”). The Company shall deliver to Holders, the Representative and the Conversion Agent (if other than the Company) a final notice of the Transaction Price (the “Final Transaction Price Notice”) (x) if no Dispute Notice is delivered, on the 11th Business Day following the Change of Control Effective Date, which Final Transaction Price Notice shall confirm the Transaction Price that was reflected in the original Transaction Price Notice or (y) if a Dispute Notice was timely received, no later than the 25th Business Day following the Change of Control Effective Date, which Final Transaction Price Notice shall either (i) adopt the Disputing Holders’ Calculation or (ii) set forth the Transaction Price, as determined by an independent nationally recognized investment bank selected by the Board of Directors of the Company. In the event a Holder previously converted all or a portion of a Note in connection with such Change of Control and the Final Transaction Price Notice indicates a Transaction Price that would result in a higher Conversion Rate than the Conversion Rate at which the Holder previously converted such Note in the same Change of Control, the Holder shall be entitled to the same consideration it would have received in connection with such Change of Control had it converted at such higher Conversion Rate immediately prior to the Change of Control Effective Date. “Transaction Price Notice” shall have the meaning specified in the definition of Transaction Price.

33 “transfer” shall have the meaning specified in Section 2.05(c). “Trigger Event” shall have the meaning specified in Section 14.05(c). “unit of Reference Property” shall have the meaning specified in Section 14.08(a). “UCC” means the Uniform Commercial Code (or any similar or equivalent statute or law) as in effect in any applicable jurisdiction. “Unrestricted Subsidiary” means any Subsidiary which the Company has designated as an Unrestricted Subsidiary in accordance with Section 4.22. “Valuation Period” shall have the meaning specified in Section 14.05(c). “Vice President” shall have the meaning specified in the definition of Officer. “Waivable Redemption” shall have the meaning specified in Section 4.15(c). “Wholly-Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, 100% of the Capital Stock of which is owned by such Person (other than directors’ qualifying shares or shares required by applicable law to be held by third persons). Section 1.02 References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in this Agreement shall be deemed to include PIK Interest and Partial PIK Interest if, in such context, PIK Interest or Partial PIK Interest is, was or would be payable pursuant to Section 2.03(c). Unless the context otherwise requires, any express mention of PIK Interest or Partial PIK Interest in any provision hereof shall not be construed as excluding PIK Interest or Partial PIK Interest in those provisions hereof where such express mention is not made. Section 1.03 References to Knowledge. Whenever a statement in this Agreement (including, without limitation, schedules hereto) or any other Agreement Document is made with respect to a party’s “knowledge,” such statement refers to the knowledge of any of the Chief Executive Officer, President, Chief Financial Officer, Chief Revenue Officer, Chief Accounting Officer, Controller, Treasurer, Secretary, Executive Vice President, Senior Vice President or any other analogous title, after reasonable inquiry, of such party’s employees or agents who were or are responsible for or involved with the indicated matter. ARTICLE 2 ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES Section 2.01 Designation and Amount. The Notes shall be designated as the “Convertible Senior Notes due 2026.” The aggregate principal amount of Notes that may be delivered under this Agreement is initially limited to $50,000,000, subject to any PIK Payments permitted by this Agreement that are made pursuant to Section 2.03(c)(i), and except for (i) Notes delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes to the extent

34 expressly permitted hereunder and (ii) Additional Notes issued in accordance with the terms of this Agreement. Section 2.02 Form of Notes. The Notes shall be substantially in the form set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Agreement. To the extent applicable, the Company, the Guarantors, if any, and the Representative, by their execution and delivery of this Agreement (or, with respect to the Guarantors, if any, a supplemental agreement to this Agreement substantially in the form of Exhibit B hereto), expressly agree to such terms and provisions and to be bound thereby. Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as any Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject pursuant to this Agreement or any applicable law. Payment of principal of, and accrued and unpaid Cash Interest on, a Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein. Section 2.03 Date and Denomination of Notes; Payments of Interest and Defaulted Amounts. (a) The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples in excess thereof; provided that after any initial PIK Payment, the Notes shall be in minimum denominations of $1.00 and any integral multiple of $1.00 in excess thereof. Each Note shall be issued as a Physical Note and be dated the date of its issuance and shall bear interest from the date specified on the face of such Note; provided that any PIK Notes or Additional Notes shall bear interest only from their respective dates of issue. Accrued interest on the Notes shall be computed on the basis of a 360- day year composed of twelve 30-day months or, in the case of a partial month, the actual number of days elapsed over a 30-day month and shall be compounded semi-annually. The Company shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection with the issuance of any PIK Notes. (b) The Person in whose name any Note is registered on the Note Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. The Company, through the Paying Agent, shall pay any Cash Interest by wire transfer in immediately available funds to that Holder’s account within the United States as specified in writing by such Holder to the Company. All payments or prepayments required to be made by it hereunder (whether of principal,

35 interest, fees or otherwise) shall be made prior to 1:00 p.m., New York City time, on the date when due or the date fixed for any prepayment hereunder, in immediately available funds, without setoff, recoupment or counterclaim. Any amounts received after such time on any date shall be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. (c) (i) Interest will be payable, at the Company’s election (made by delivering a notice to the Representative and the Holders prior to the beginning of the related Interest Period), either (1) entirely in cash (“Cash Interest”), (2) entirely in kind (“PIK Interest”), or (3) such percentage in Cash Interest and such remainder percentage in PIK Interest such that the total of the percentage of Cash Interest and PIK Interest paid equals 100% of the interest due on such Interest Payment Date (“Partial PIK Interest”), in each of case (2) or (3), by issuing additional Notes under this Agreement (the “PIK Notes”) on the same terms and conditions as the Notes, except interest will accrue on such additional principal amount or PIK Notes, as applicable, from the applicable Interest Payment Date that such additional principal amount or PIK Notes, as applicable, are required to be issued under this Agreement (each payment of PIK Interest or Partial PIK Interest pursuant to clause (2) or (3) of this Section 2.03(c)(i), a “PIK Payment”). In the absence of an interest payment election as set forth in the immediately preceding sentence, interest on the Notes will be payable in PIK Interest. (ii) At all times, PIK Interest and Partial PIK Interest on the Notes will be payable by issuing PIK Notes in certificated form in an aggregate principal amount equal to the amount of PIK Interest or Partial PIK Interest, as applicable, for the applicable Interest Period (rounded to the nearest whole dollar, with amounts of $0.50 or more being rounded up), and the Company shall deliver such PIK Notes in certificated form for original issuance to the Holders on the relevant Regular Record Date, as shown in the register of the Note Registrar. Any PIK Notes issued in certificated form will be dated as of the applicable Interest Payment Date and will bear interest from and after such date. All PIK Notes issued pursuant to a PIK Payment will be governed by, and subject to the terms, provisions and conditions of, this Agreement and will have the same rights and benefits as the Initial Notes. Any certificated PIK Note will be issued with the description “PIK” on the face of such PIK Note. (iii) Notwithstanding anything to the contrary in this Section 2.03(c), the payment of accrued interest shall be made solely in cash, (A) in connection with any redemption or repurchase of Notes as described under Section 13.02, Section 15.02 and Section 15.03, (1) with respect to all Notes, if the related Change of Control Redemption Date, Fundamental Change Repurchase Date or Change of Control Repurchase Date, as applicable, is after a Regular Record Date and on or prior to the Scheduled Trading Day immediately following the date on which the corresponding interest payment is made or (2) solely with respect to the Notes to be redeemed or repurchased, if the related Change of Control Redemption Date, Fundamental Change Repurchase Date or Change of Control Repurchase Date, as applicable, is on any other date, and (B) on the final Interest Payment Date.

36 (iv) The then-applicable Interest Rate shall be subject to adjustment in connection with any Event of Default. If an Event of Default occurs, the then-applicable Interest Rate on the Notes will increase by 1.5% per annum (the “Default Rate”). The Default Rate shall take effect from, and including, the next succeeding Interest Payment Date following the date on which an Event of Default occurs, provided that the Default Rate shall not take effect if all Events of Default have been cured prior to such next succeeding Interest Payment Date. If all continuing Events of Default are cured after the Default Rate has taken effect, the Default Rate shall cease to be in effect from, and including, the next succeeding Interest Payment Date as of which no Event of Default is continuing. As such, interest will not begin to accrue at such increased or decreased Interest Rate until the next Interest Payment Date following the date on which an Event of Default or the curing of all continuing Events of Default occurs. In no event shall the Interest Rate on the Notes exceed 1.5% above the then-applicable Interest Rate on the Notes as a result of the application of the Default Rate. In this section, the term “then- applicable Interest Rate” on the Notes means the Interest Rate determined in accordance with the Agreement without giving effect to any adjustment as described in this clause (iv). The Company shall notify the Holders and the Representative on any Interest Payment Date on which interest will increase or decrease for the next succeeding Interest Period in accordance with this clause (iv). Any election by the Company pursuant to Section 2.03(c)(i) shall apply with respect to the Interest Rate, as increased by the Default Rate, if applicable. (d) Any Defaulted Amounts shall accrue interest per annum at the applicable interest rate then borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date. (e) (i) Each party hereby agrees to the following U.S. federal income tax treatment and covenants that it will not take a different position thereon unless required by a Governmental Authority pursuant to a “determination” as defined in section 1313 of the Code, (provided, however, that, in the case of a determination as defined in section 1313(a)(2), the Company may enter into a an agreement with the applicable Governmental Authority as described in section 1313(a)(2) only with the prior written consent of the majority in interest of Holders (such consent not to be unreasonably withheld, conditioned or delayed)): interest payments on the Notes to a Holder, or any amount received upon the redemption, conversion or other reacquisition by the Company of a Note, are not subject to withholding tax by the Company and such interest payments or amounts will be made without reduction for any such tax, provided that (a) such applicable Holder timely provides a valid IRS Form W-8 or IRS Form W-9 (or successor forms thereto) and such other information as is required to certify such person’s compliance with sections 1471 through 1474 of the Code; (b) such beneficial owner of such Note is not (i) a 10% shareholder of the Company as described in sections 871(h)(3) and 881(c)(3)(B) of the Code, (ii) a controlled foreign corporation to which the Company is related as described in section 881(c)(3)(C) of the Code, or (iii) a bank extending credit to the Company in the ordinary course of its trade or business as described in section 881(c)(3)(A) of the Code (and upon request provides certification to such effect);

37 and (c) no change of U.S. federal income tax law has occurred subsequent to the issuance of the Notes that results in the application of such withholding tax. The Company agrees to provide upon reasonable request by a Holder information existing and readily available to the Company that is reasonably necessary for the Holder to determine whether it is a 10% shareholder of the Company as described in sections 871(h)(3) and 881(c)(3)(B) of the Code. (ii) Each party hereby agrees that each Note (a) shall be treated as debt for U.S. federal, state and local income tax purposes and (b) shall not be treated as a “contingent payment debt instrument” under Treasury Regulations section 1.1275- 4. In the case of (a) and (b) of the foregoing sentence, and each party covenants that it will not take a different position unless required by a Governmental Authority pursuant to a “determination” as defined in section 1313 of the Code; provided, however, that, in the case of a determination as defined in section 1313(a)(2), the Company may enter into an agreement with the applicable Governmental Authority as described in section 1313(a)(2) only with the prior written consent of the majority in interest of Holders (such consent not to be unreasonably withheld, conditioned or delayed). Each Holder and beneficial owner of a Note shall be deemed, by the Holder’s acquisition of such Note (or an interest therein), to have agreed to treat, and shall treat, the Notes as debt for all United States federal income tax purposes and shall take no action inconsistent with such treatment unless required by a Governmental Authority pursuant to a “determination” as defined in section 1313 of the Code; provided, however, that, in the case of a determination as defined in section 1313(a)(2), the Holder may enter into an agreement with the applicable Governmental Authority as described in section 1313(a)(2) only with the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed). (iii) The Company will use commercially reasonable efforts to provide any certificate and/or information necessary for an exemption from withholding tax under section 1445 of the Code in connection with any conversion, redemption or other exchange of a Note with the Company. The Company shall use commercially reasonable efforts to provide notice to each Holder in the event that the Company itself could be treated as a U.S. real property holding corporation as defined in Section 897(c)(2) of the Code. On a quarterly basis (or upon any reasonable request by a Holder), the Company shall use commercially reasonable efforts to inform the Representative of the approximate percentage of U.S. real property interests (as defined in section 897(c)(1) of the Code) held directly and indirectly, by the Company, or, as applicable, its owner that is an entity treated as a corporation for U.S. federal tax purposes, if such approximate percentage exceeds thirty percent (30%). Section 2.04 Execution, Authentication and Delivery of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of any Officer. Notes bearing the manual or facsimile signatures of an individual who was at any time a proper Officer shall bind the Company, notwithstanding that such individual has ceased to hold such office prior to the delivery of such Notes or did not hold such office as of the date of such Notes.

38 Section 2.05 Exchange and Registration of Transfer of Notes; Restrictions on Transfer. (a) The Company shall cause to be kept a register (the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Company is appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. Upon surrender for registration of transfer of any Note to the Note Registrar or any co- Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such “PIK” designations or restrictive legends as may be required by this Agreement. All Notes presented or surrendered for registration of transfer or for exchange, redemption, repurchase or conversion shall (if so required by the Company) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing. No service charge shall be imposed on the Holder by the Company, the Note Registrar or the Paying Agent for any exchange or registration of transfer of Notes, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes surrendered for exchange or registration of transfer. None of the Company or the Note Registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion, (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not validly withdrawn) in accordance with Article 15 or (iii) any Notes selected for redemption in accordance with Article 13, except the unredeemed portion thereof. All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Agreement shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Agreement as the Notes surrendered upon such registration of transfer or exchange. (b) [Intentionally omitted] (c) Every Note that bears or is required under this Section 2.05(c) to bear the legend set forth in this Section 2.05(c) (together with any Common Stock issued upon conversion of the Notes that is required to bear the legend set forth in Section 2.05(d), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including those contained in the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company; and the

39 Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(c) and Section 2.05(d), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security. Until the date (the “Resale Restriction Termination Date”) that is the later of (1) the date that is one year after the last date of original issuance of the Notes, (2) the expiration of any applicable holding period with respect to the Notes pursuant to Rule 144 or any successor provision thereto, and (3) the date on which the Notes constitute “Covered Securities” under clause (1), (2) or (3) of the definition of “Covered Securities” under Section 18 of the Securities Act, any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 2.05(d), if applicable) shall bear a legend in substantially the following form, unless such Notes have been (i) transferred (x) pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer and (y) subsequent transfers are not subject to restrictions under applicable state securities laws, or (ii) transferred (x) pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act and (y) subsequent transfers are not subject to restrictions under applicable state securities laws, and for which the Holder has provided customary certifications and, if requested by the Company, an Opinion of Counsel to Holder in form and substance reasonably satisfactory to the Company, or (iii) unless otherwise agreed by the Company in writing, with notice thereof to the Representative: THE SALE OF THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), THIS NOTE MAY NOT BE OFFERED, PLEDGED, RESOLD OR OTHERWISE TRANSFERRED, EXCEPT: (A) TO APPGATE CYBERSECURITY, INC. (THE “COMPANY”) OR ANY SUBSIDIARY THEREOF; (B) PURSUANT TO, AND IN ACCORDANCE WITH, A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT AT THE TIME OF SUCH TRANSFER; (C) TO A PERSON THAT (1) YOU REASONABLY BELIEVE TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OR (2) IS AN ACCREDITED INSTITUTIONAL INVESTOR, WITHIN THE MEANING OF CLAUSES (1), (2), (3), (7), (8), (9) AND (12) OF RULE 501(A) OF REGULATION D UNDER THE SECURITIES ACT; OR (D) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING, IF AVAILABLE, THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT),

40 IN EACH CASE, SUBJECT TO COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS. THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE LATER OF (1) THE DATE THAT IS ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE NOTES, (2) THE EXPIRATION OF ANY APPLICABLE HOLDING PERIOD WITH RESPECT TO THE NOTES PURSUANT TO RULE 144 OR ANY SUCCESSOR PROVISION THERETO, AND (3) THE DATE ON WHICH THE NOTES CONSTITUTE “COVERED SECURITIES” UNDER CLAUSE (1), (2) OR (3) OF THE DEFINITION OF “COVERED SECURITIES” UNDER SECTION 18 OF THE SECURITIES ACT. WITH RESPECT TO ANY TRANSFER PURSUANT TO THE FOREGOING CLAUSE (C) AND CLAUSE (D), THE COMPANY AND THE NOTE REGISTRAR SHALL BE ENTITLED TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, OPINIONS OF COUNSEL OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE AND MAY RELY UPON FOR THE COMPANY TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. No transfer of any Note prior to the Resale Restriction Termination Date will be registered by the Note Registrar unless the applicable box on the Form of Assignment and Transfer has been checked. Any Note (or security issued in exchange or substitution therefor) (i) as to which such restrictions on transfer shall have expired in accordance with their terms such that they may be transferred (x) without volume or manner of sale limits or availability of current public information requirements under Rule 144 and (y) subsequent transfers are not subject to restrictions under applicable state securities laws, (ii) that has been transferred (x) pursuant to, and in accordance with, a registration statement that has become effective or been declared effective under the Securities Act and that continues to be effective at the time of such transfer and (y) as to which subsequent transfers are not subject to restrictions under applicable state securities laws, or (iii) that has been sold (x) pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, and such that such Note is no longer a “restricted security” as defined under Rule 144 and (y) as to which subsequent transfers are not subject to restrictions under applicable state securities laws, and for which the Holder has provided customary certifications and, if requested by the Company, an Opinion of Counsel to Holder in form and substance reasonably satisfactory to the Company, may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.05(c). If the Holder of a Physical Note that bears such a restrictive legend and is no longer required to bear such restrictive legend under this Section 2.05(c) surrenders such Note to the Note Registrar for exchange, with any required certifications and, if requested by the Company, an Opinion of Counsel to Holder in form and substance reasonably satisfactory to the Company, the Note Registrar shall promptly so notify the Company in writing, and the Company shall promptly execute a Physical Note in the name of such

41 Holder that does not bear such a restrictive legend, of like tenor and aggregate principal amount, and shall promptly deliver such executed Physical Note to such Holder. The Company shall promptly notify the Representative after a registration statement, if any, with respect to the Notes or any Common Stock issued upon conversion of the Notes has been declared effective under the Securities Act. The Company shall complete any exchange process for the removal of a restrictive legend required by this Section 2.05(c) in accordance with the terms of this Agreement and applicable securities laws. Following the Resale Restriction Termination Date, the Notes shall bear a legend in substantially the following form: THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, SUCH SHARES MAY BE “RESTRICTED SECURITIES” THAT MAY NOT BE OFFERED, PLEDGED, RESOLD OR OTHERWISE TRANSFERRED EXCEPT TO THE ISSUER OF SUCH SECURITIES (OR ANY SUBSIDIARY THEREOF), PURSUANT TO, AND IN ACCORDANCE WITH, A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT AT THE TIME OF SUCH TRANSFER, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. Notwithstanding any other provisions of this Agreement (other than the provisions set forth in this Section 2.05(c)), when Physical Notes are presented to the Note Registrar with a written request: (x) to register the transfer of such Physical Notes; or (y) to exchange such Physical Notes for an equal principal amount of Physical Notes of other authorized denominations, the Note Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Physical Notes surrendered for transfer or exchange: (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Note Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and (ii) so long as such Notes bear a restrictive legend, such Notes may only be transferred or exchanged in accordance with such restrictive legend and the Form of Assignment and Transfer, and if such Physical Notes are being transferred pursuant to an exemption from registration under the Securities Act and applicable state securities laws, (1) a certification to that effect (in the Form of Assignment and Transfer, if applicable) and (2) if the Company so requests, an Opinion of Counsel of Holder in form and substance reasonably satisfactory to the Company as to the compliance with the restrictions set forth in the legend thereon. (d) Legends on the Common Stock: (i) Until the date that is the later of (1) the date that is one year after the date of issuance of the applicable share of Common Stock issued upon a conversion of a Note, (2) the first day on which, following the expiration of any applicable holding period under Rule 144 or any successor provision with respect to the Notes being converted into the applicable share of Common Stock, the Common Stock becomes eligible for resale pursuant to Rule 144, and (3) the date on which such share of Common Stock constitutes

42 a “Covered Security” under clause (1), (2) or (3) of the definition of “Covered Security” under Section 18 of the Securities Act, any stock certificate or book entry record representing Common Stock issued upon conversion of a Note shall bear a legend in substantially the following form (unless such Common Stock has been (i) transferred (x) pursuant to, and in accordance with, a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer and (y) subsequent transfers are not subject to restrictions under applicable state securities laws, or (ii) transferred (x) pursuant to the exemption from registration provided by Rule 144, to the extent that Rule 144 is available with respect to such share of Common Stock, or any similar provision then in force under the Securities Act and (y) subsequent transfers are not subject to restrictions under applicable state securities laws, and for which the Holder has provided customary certifications and, if requested by the Company, an Opinion of Counsel to Holder in form and substance reasonably satisfactory to the Company, or unless otherwise agreed by the Company in writing, with notice thereof to the Representative and the transfer agent for the Common Stock): THE SALE OF THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, PRIOR TO THE COMMON STOCK RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), THIS SECURITY MAY NOT BE OFFERED, PLEDGED, RESOLD, OR OTHERWISE TRANSFERRED, EXCEPT: (A) TO APPGATE CYBERSECURITY, INC. (THE “COMPANY”), ANY SUBSIDIARY THEREOF, OR ANY PARENT THEREOF IF IT IS THE ISSUER OF THE SECURITY; (B) PURSUANT TO, AND IN ACCORDANCE WITH, A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT AT THE TIME OF SUCH TRANSFER; OR (C) UNDER ANY AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING, IF AVAILABLE, THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT), IN EACH CASE, SUBJECT TO COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS. THE “COMMON STOCK RESALE RESTRICTION TERMINATION DATE” MEANS THE LATER OF (1) THE DATE THAT IS ONE YEAR AFTER THE DATE OF ISSUANCE OF THE APPLICABLE SHARE OF COMMON STOCK ISSUED UPON A CONVERSION OF A NOTE, (2) THE FIRST DAY ON WHICH, FOLLOWING THE EXPIRATION OF ANY APPLICABLE HOLDING PERIOD UNDER RULE 144 OR ANY SUCCESSOR PROVISION WITH RESPECT TO THE NOTES BEING CONVERTED INTO THE APPLICABLE SHARE OF COMMON STOCK, THE COMMON STOCK BECOMES ELIGIBLE FOR RESALE PURSUANT TO RULE 144 WITHOUT VOLUME OR MANNER OF SALE LIMITS OR AVAILABILITY OF CURRENT PUBLIC INFORMATION

43 REQUIREMENTS, AND (3) THE DATE ON WHICH SUCH SHARE OF COMMON STOCK CONSTITUTES A “COVERED SECURITY” UNDER CLAUSE (1), (2) OR (3) OF THE DEFINITION OF “COVERED SECURITY” UNDER SECTION 18 OF THE SECURITIES ACT. WITH RESPECT TO ANY TRANSFER PURSUANT TO THE FOREGOING CLAUSE (C), PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, THE COMPANY AND THE COMPANY’S TRANSFER AGENT SHALL BE ENTITLED TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, OPINIONS OF COUNSEL OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE, AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. (ii) Any such Common Stock (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred (x) pursuant to, and in accordance with, a registration statement that has become effective or been declared effective under the Securities Act and that continues to be effective at the time of such transfer and (y) subsequent transfers are not subject to restrictions under applicable state securities laws, or (iii) that has been sold (x) pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act and (y) subsequent transfers are not subject to restrictions under applicable state securities laws, may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.05(d); provided that, if such Common Stock is being transferred pursuant to an exemption from registration under the Securities Act and applicable state securities laws, the Holder shall provide customary certifications with respect to such transfer and, if the Company so requests, an Opinion of Counsel in form and substance reasonably satisfactory to the Company as to the compliance with the restrictions set forth in the legend thereon. (e) Any Note or Common Stock issued upon the conversion or exchange of a Note that is redeemed, repurchased or owned by any Affiliate of the Company (or any Person who was an Affiliate of the Company at any time during the three months preceding) may not be resold by such Affiliate (or such Person, as the case may be) unless such Note (i) is eligible for resale pursuant to Rule 144 (if available) without any limitations thereunder as to volume, manner of sale, availability of current public information or notice, (ii) is sold or otherwise transferred pursuant to an effective registration statement under the Securities Act or (iii) is resold or otherwise transferred pursuant to another exemption from the registration requirements of the Securities Act or in a transaction not subject to, the Securities Act, in each case, subject to compliance with any applicable state securities laws and in a transaction that results in such Note or Common Stock, as the case may be, no longer being a “restricted security” (as defined under Rule 144) or any corresponding classification under applicable state securities laws. The Company shall cause any

44 Note that is redeemed, repurchased or owned by it to be surrendered for cancellation in accordance with Section 2.08. Section 2.06 Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company shall (subject to compliance with the next sentence by the applicant for a substituted Note) execute and deliver a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company such security or indemnity as may be required by them to hold each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof. No service charge shall be imposed on the Holder by the Company, the Note Registrar, or the Paying Agent upon the issuance of any substitute Note, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of the new substitute Note being different from the name of the Holder of the old Note that became mutilated or was destroyed, lost or stolen. Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Agreement equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement, payment, conversion, redemption or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement, payment, conversion, redemption or repurchase of negotiable instruments or other securities without their surrender. Section 2.07 [Intentionally Omitted] Section 2.08 Cancellation of Notes Paid, Converted, Etc. The Holders shall surrender to the Company, to be canceled promptly by the Company in accordance with its customary procedures, all Notes requested by the Company to be surrendered for the purpose of payment, redemption, repurchase, registration of transfer or exchange or conversion. Section 2.09 Maturity Date. At the Representative’s election (made by delivering a written notice to the Company at least ten Business Days prior to February 9, 2026), the Maturity Date may be extended to February 9, 2028. In the event the Representative makes such an election, each reference to the phrase “due 2026” that appears in this Agreement (including, without limitation, the Exhibits hereto) or in any Note shall automatically be deleted and replaced with the phrase “due 2028”.

45 Section 2.10 Repurchases. The Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or its Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. The Company shall cause any Notes so repurchased (other than Notes repurchased pursuant to cash-settled swaps or other derivatives) to be cancelled in accordance with Section 2.08, and such Notes shall no longer be considered outstanding hereunder upon their repurchase. ARTICLE 3 SATISFACTION AND DISCHARGE Section 3.01 Satisfaction and Discharge. This Agreement and the Notes and the Note Guarantees, if any, shall upon request of the Company contained in an Officer’s Certificate cease to be of further effect, when (a) the Company has delivered to Holders after the Notes have become due and payable, whether on the Maturity Date, any Change of Control Redemption Date, any Fundamental Change Repurchase Date, any Change of Control Repurchase Date, upon conversion or otherwise, cash or, solely to satisfy the Company’s Conversion Obligation or Change of Control Conversion Obligation, as the case may be, shares of Common Stock and cash in lieu of fractional shares sufficient to pay all of the outstanding Notes or satisfy all outstanding conversions, as the case may be, and pay all other sums due and payable under this Agreement by the Company (for the avoidance of doubt, the Company will deliver any shares of Common Stock to be paid with respect to satisfying outstanding conversions directly to the applicable Holders); (b) the Company has paid all other Agreement Obligations; and (c) the Company has delivered to the Representative and the Collateral Agent an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Agreement have been complied with. ARTICLE 4 PARTICULAR COVENANTS OF THE COMPANY, THE GUARANTORS AND THE RESTRICTED SUBSIDIARIES Section 4.01 Payment of Principal and Interest. The Company covenants and agrees that it will pay or cause to be paid the principal of, and accrued and unpaid interest (whether Cash Interest, PIK Interest or Partial PIK Interest) on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes. PIK Interest and Partial PIK Interest will be considered paid on the date due if on such date PIK Notes in certificated form have been issued in accordance with the terms of this Agreement. Section 4.02 Maintenance of Office or Agency. The Company will maintain in the United States of America an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment, redemption or repurchase (“Paying Agent”) or for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Agreement may be delivered. The Company will give prompt written notice to the Representative of the location, and any change in the location, of such office or agency.

46 The Company hereby initially designates itself as the Paying Agent, Note Registrar and Conversion Agent and its office located at 2 Alhambra Plaza, Suite PH-1-B, Coral Gables, Florida 33134 as the office or agency in the United States of America where Notes may be surrendered for registration of transfer or exchange or for presentation for payment, redemption or repurchase or for conversion and where notices and demands to or upon the Company in respect of the Notes and this Agreement may be delivered. Section 4.03 [Intentionally Omitted] Section 4.04 Provisions as to Paying Agent. (a) If the Company shall appoint a Paying Agent, the Company will cause such Paying Agent to execute and deliver to the Representative an instrument in which such agent shall agree with the Representative, subject to the provisions of this Section 4.04(a): (i) that it will hold all sums held by it as such agent for the payment of the principal of, and accrued and unpaid Cash Interest on, the Notes in trust for the benefit of the Holders of the Notes; (ii) that it will give the Representative prompt written notice of any failure by the Company to make any payment of the principal of, and accrued and unpaid Cash Interest on, the Notes when the same shall be due and payable; and (iii) that at any time during the continuance of an Event of Default, upon request of the Representative, it will forthwith pay to the Representative all sums so held in trust. The Company shall, on or before each due date of the principal of, or accrued and unpaid Cash Interest on, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal or accrued and unpaid Cash Interest, and (unless such Paying Agent is the Representative) the Company will promptly notify the Representative in writing of any failure to take such action; provided that if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such date. (b) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of, and accrued and unpaid Cash Interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal and accrued and unpaid Cash Interest so becoming due and will promptly notify the Representative in writing of any failure to take such action and of any failure by the Company to make any payment of the principal of, or accrued and unpaid Cash Interest on, the Notes when the same shall become due and payable. (c) Anything in Section 4.04(a) to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Agreement, or for any other reason, pay, cause to be paid or deliver to the Representative all sums or amounts held in trust by the Company or any Paying Agent hereunder as required by Section 4.04(a), such sums or amounts to be held by the Representative upon the trusts herein contained and upon such payment or delivery by the Company or any Paying Agent to the Representative, the Company or

47 such Paying Agent shall be released from all further liability but only with respect to such sums or amounts. (d) Any money or property deposited with any Paying Agent, or then held by the Company, in trust for the payment of the principal of, accrued and unpaid Cash Interest on and the consideration due upon conversion of any Note and remaining unclaimed for two years after such principal, Cash Interest or consideration due upon conversion has become due and payable shall, subject to applicable abandoned property laws, be paid to the Company on request of the Company contained in an Officer’s Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Representative or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease. Section 4.05 Existence. (a) Subject to Article 11, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence and all statutory rights and franchises, licenses and permits material to its business. (b) Subject to Article 16, each Guarantor shall do or cause to be done all things necessary to preserve and keep in full force and effect its and the Company’s corporate existence and all statutory rights and franchises, licenses and permits material to its business. Section 4.06 Quarterly and Annual Reports; Rule 144A Information Requirement; Monthly Financial Information. (a) The Company shall prepare and deliver to the Representative (for distribution to each Holder) the following information: (i) within 120 days after the end of each fiscal year of the Company beginning with the fiscal year ending December 31, 2021, annual consolidated financial statements and the notes thereto (which shall be audited and include the report of the independent public accountants thereon) of the Company and its Subsidiaries in respect of its most recently completed fiscal year, which annual consolidated financial statements and notes thereto will include the Company’s and its Subsidiaries’ consolidated balance sheet as of the end of such fiscal year and its consolidated statements of operations, members’ equity (or analogous financial statement if the Company is not a limited liability company) and changes in cash flow of the Company and its Subsidiaries or such fiscal year, prepared in accordance with GAAP consistently applied, together with a Financial Officer Certification; and (ii) within 45 days after the end of the second and third fiscal quarters of the fiscal year ending December 31, 2021, and the end of the first three fiscal quarters of the Company’s fiscal years thereafter, unaudited consolidated financial statements and the notes thereto of the Company and its Subsidiaries in respect of its most recently completed fiscal quarter, which consolidated financial statements and notes thereto will

48 include an unaudited consolidated balance sheet as of the end of such fiscal quarter and unaudited consolidated statements of operation and changes in cash flow of the Company and its Subsidiaries for such fiscal quarter, each prepared in accordance with GAAP consistently applied, together with a Financial Officer Certification. The delivery requirements set forth in Section 4.06(a)(i) and this Section 4.06(a)(ii) shall also be deemed to be satisfied, with respect to a particular fiscal year or fiscal quarter of the Company, upon the timely filing by Parent of the applicable required information in an annual report on Form 10-K or a quarterly report on Form 10-Q, respectively, filed with the Commission in compliance with the requirements of the Exchange Act, and, for the avoidance of doubt, items so delivered shall not require the submission of a corresponding Financial Officer Certification. (b) Each Holder acknowledges and agrees that information provided under this Section 4.06 (excepting information filed with the Commission via the Commission’s EDGAR system (or any successor thereto)) is confidential and shall be deemed to agree that as a condition to receiving such information that such information may not be used, reproduced, disclosed or disseminated to any other Person (other than such Holder’s directors, members, partners, officers, employees, accountants, attorneys (“Holder Representatives”) who have been informed by Holder of the confidential nature of such information and for whose compliance with the confidentiality requirements of this paragraph Holder shall be responsible) unless such information (1) has been made available to the public generally by the Company, (2) is or becomes a matter of public knowledge through no action or inaction of such Holder in violation of any confidentiality obligations of Holder (including pursuant to this paragraph), (3) is required to be disclosed by such Holder (or a Holder Representative) under compulsion of law or by order or request of any court or governmental or regulatory body to whose supervisory authority such Holder or Holder Representatives, as the case may be, is subject; provided that, to the extent Holder is lawfully permitted to do so, prior to providing such information, such Holder promptly provides the Company with written notice and, if the Company fails to obtain a protective order or other appropriate remedy with respect to the disclosure of such information, such Holder will furnish only that portion of the information that is so required to be disclosed, (4) is disclosed to a court, tribunal or any other applicable administrative agency or judicial authority of competent jurisdiction in connection with the enforcement of such Holder’s rights under this Agreement or (5) is disclosed by such Holder with the Company’s prior written consent. Notwithstanding the foregoing, Holders of Notes shall be permitted to share any information that the Company delivers pursuant to this Section 4.06 with prospective purchasers of the Notes so long as any such prospective purchaser executes a non-disclosure or similar agreement with the Company or otherwise agrees in writing to the Company, in a form reasonably satisfactory to the Company, to abide by the confidentiality provisions described in this Section 4.06. (c) The Company or, if and as applicable, the Successor Company, shall file with the Representative, within 15 calendar days after the same are required to be filed with the Commission (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act or any successor rule under the Exchange Act (whether or not the same are filed with the Commission within such grace period)), copies of any documents or reports that the Company or the Guarantors, as applicable, are required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (excluding, for the avoidance of doubt, any information, documents or reports (or portions thereof) that are subject to confidential treatment and any correspondence with

49 the Commission). Any such document or report that the Company or the Guarantor, as applicable files with the Commission via the Commission’s EDGAR system (or any successor thereto) shall be deemed to be delivered and filed with the Representative for purposes of this Section 4.06(c) at the time such documents are filed via the EDGAR system (or any successor thereto); provided, however, that the Representative shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to EDGAR (or its successor). (d) Delivery of reports, information and documents to the Representative under this Agreement is for informational purposes only and the Representative’s receipt of the foregoing shall not constitute constructive notice of any information contained therein, or determinable from information contained therein including the Company’s compliance with any of its covenants thereunder (as to which the Representative is entitled to rely exclusively on an Officer’s Certificate). (e) The Company shall prepare and deliver, or cause to be prepared and delivered, to the Representative (for distribution to the Holders in the discretion of the Representative) the following information, in each case within 30 days after the end of each monthly period, beginning with the month ending July 31, 2023: (i) unaudited consolidated balance sheets of Parent as at the close of each such monthly period and (ii) the related unaudited consolidated statements of operations and cash flows of Parent for the period from the beginning of the then-current fiscal year to the end of such monthly period. Section 4.07 Stay, Extension and Usury Laws. Each of the Company and the Guarantors, if any, covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company or the Guarantor from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Agreement; and each of the Company and the Guarantors, if any, to the extent it may lawfully do so, hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Representative or the Collateral Agent, but will suffer and permit the execution of every such power as though no such law had been enacted. Section 4.08 Compliance Certificate; Statements as to Defaults. The Company shall deliver to the Representative within 120 calendar days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2021) an Officer’s Certificate stating whether the signer thereof knows of any Default or Event of Default that occurred during the previous fiscal year and, if so, specifying each such Default or Event of Default, its status and what actions the Company is taking or proposing to take with respect thereto. Section 4.09 [Intentionally Omitted]Budget. (a) As soon as available and in any event by 5:00 p.m. beginning on February 9, 2024 and every fourth Friday thereafter, the Company shall deliver to the Representative a proposed 13-Week Budget for approval by the Representative (the “Proposed Approved Budget”). As soon as practicable the Representative shall notify the

50 Company in writing whether or not such Proposed Approved Budget has been approved by the Representative. Upon approval thereof by the Representative, such 13-Week Budget shall become the Approved Budget; provided that (i) if such Proposed Approved Budget is not satisfactory to the Representative in its sole discretion and not approved by the Representative in writing, the Approved Budget that is then in effect shall remain in place and (ii) subject to the preceding clause (i), the Initial Budget shall be the only Approved Budget; (b) on each Budget Testing Date, Company shall deliver to the Representative (i) a variance report certified by the chief financial officer of the Company, in form and substance acceptable to the Representative in its sole discretion, setting forth (x) each of the actual cash receipts and disbursements for the immediately preceding two calendar weeks and the Budget Testing Period, (y) the aggregate liquidity as of the end of such calendar weeks and (z) the variance in dollar amounts of the actual cash receipts and disbursements for the immediately preceding two calendar weeks and Budget Testing Period from those reflected for the corresponding period in the Approved Budget and including explanations for all material variances (including whether such variance is permanent in nature or timing related) and (ii) an analysis, certified by the chief financial officer of the Company, demonstrating that a Budget Event shall not have occurred for such two-week period (if applicable); provided that, strictly for purposes of testing pursuant to this Section 4.09(b) to the extent that any Approved Budget does not provide for a Budget Testing Period that is four weeks in length, the budget in effect immediately prior to such Approved Budget may be used to supplement such Approved Budget until such time that such Approved Budget provides for a Budget Testing Period that is four weeks in length; and (c) notwithstanding the foregoing, upon sufficiently detailed request by Company, the Representative may, in its sole discretion, approve a deviation from the then- current Approved Budget by written notice (email being sufficient) to the Company (an “Approved Deviation”), and such approval shall for all purposes hereunder amend the relevant Approved Budget to the extent of such Approved Deviation. For the avoidance of doubt, the actual effect, to the extent applicable, of any such Approved Deviation shall be reflected in any subsequent Proposed Approved Budget submitted by the Company to the Representative. Section 4.10 [Intentionally Omitted]Budget Compliance. . Notwithstanding anything to the contrary this Agreement or any other Agreement Document, on or after the Second Amendment Effective Date, the proceeds of any Notes, all cash of the Company and its Subsidiaries and proceeds of Collateral shall be used by the Company and such Subsidiaries solely in accordance with the Approved Budget (subject to Permitted Variance). Section 4.11 Incurrence of Indebtedness and Issuance of Disqualified Stock. The Company and any Guarantor or Restricted Subsidiary shall not, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness, and the Company and any Guarantor or Restricted Subsidiary shall not issue any Disqualified Stock; provided however, that

51 the Company and any Guarantor or Restricted Subsidiary may incur Permitted Indebtedness or issue Permitted Disqualified Stock. Section 4.12 Liquidity Covenant. The Company covenants and agrees that it will not permit Liquidity to be less than $5,000,000 as of the last day of any fiscal quarter (measured on March 31, June 30, September 30 and December 31 of each year). Section 4.13 Limitation on Investments. Neither the Company or any Guarantor or Restricted Subsidiary shall, directly or indirectly, make any Restricted Investment. Section 4.14 Liens. The Company and any Guarantor or Restricted Subsidiary will not, directly or indirectly, create, incur or assume any Lien of any kind on any asset now owned or hereafter acquired by the Company or such Guarantor or Restricted Subsidiary; provided that the Company and any Guarantor or Restricted Subsidiary may incur or assume any Permitted Liens. Section 4.15 Asset Sales; Insurance/Condemnation. (a) The Company and any Guarantor or Restricted Subsidiary will not Dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, leased (as lessee), or licensed (as licensee), including any Capital Stock owned by it, except Dispositions (i) of property with a fair market value of less than $2,500,000 in the aggregate during the term of this Agreement, (ii) of inventory in the ordinary course of business, (iii) of non-exclusive licenses and similar arrangements for the use of the property of the Company or any Subsidiary in the ordinary course of business, (iv) of worn- out, obsolete or damaged inventory or equipment, (v) of inventory subject to write-off on the Company’s financial statements, (vi) for fair market value, provided that no Default or Event of Default exists or would result therefrom, and provided, further, that if the Disposition (or series of related Dispositions) is of property with a fair market value in excess of $500,000, then the party making the Disposition (or series of related Dispositions) must receive not less than 75.0% of the consideration therefor in the form of cash or Cash Equivalents, and (vii) constituting Permitted Investments; provided that (1) the Capital Stock of a direct, Wholly-Owned Subsidiary of the Company shall not be Disposed of to another Subsidiary of the Company unless such receiving Subsidiary of the Company is a direct or indirect Wholly-Owned Subsidiary of the Company and the Collateral Agent’s, for the benefit of the Secured Parties, rights in any Collateral, including, without limitation, the existence, perfection and priority of any Lien thereon, are not adversely affected by such Disposition and (2) in the event the Company, any Guarantor or any Restricted Subsidiary Disposes of any property (other than as set forth in any of the preceding clauses (ii) through (v) or clause (vii) of this Section 4.15(a)) which Disposition (or series of related Dispositions) results in the realization by such Person of Net Cash Proceeds in excess of $500,000 in any fiscal year (the “Asset Sale Proceeds”), such Asset Sale Proceeds shall be deposited and remain in a Controlled Account (until used as hereinafter provided) and such Asset Sale Proceeds shall be promptly (but in any event within 15 days of such receipt) used to redeem the Notes (an “Asset Sale Redemption”), provided that so long as no Event of Default shall have occurred and be continuing, such redemption shall not be required to the extent such Person reinvests such Asset Sale Proceeds in long term productive assets of the general type used in the business of the Company and the Guarantors (or solely to the extent the party that Disposed of the property was

52 not a Guarantor, a Restricted Subsidiary that is not a Guarantor) within 365 days after the date of receipt of such Asset Sale Proceeds, it being understood and agreed that any such permitted reinvestment shall be subject to the following additional requirements: (x) the Company shall notify the Representative, within five Business Days following receipt by the Company or any of its Restricted Subsidiaries of the applicable Asset Sale Proceeds, that the Company or the Restricted Subsidiary (as applicable) intends to reinvest such Asset Sale Proceeds and (y) any assets acquired with such Asset Sale Proceeds shall be subject to a perfected security interest in favor of the Collateral Agent pursuant to the applicable Security Document(s), provided, that, to the extent the party that Disposed of the property was a Restricted Subsidiary that is not a Guarantor, this subclause (y) shall not apply; and provided, further, that notwithstanding any other provision herein to the contrary, each Asset Sale Redemption that would otherwise be required by this Section 4.15(a) is also subject to the provisions of Section 4.15(c). (b) Not later than the 15 days following the date of receipt by the Company, any Guarantor or any Restricted Subsidiary of any Net Insurance/Condemnation Proceeds in excess of $500,000 in any fiscal year (“Excess Net Insurance/Condemnation Proceeds”), the Company shall redeem the Notes in an aggregate amount equal to such Excess Net Insurance/Condemnation Proceeds (an “Insurance/Condemnation Redemption”); provided that so long as no Default or Event of Default shall have occurred and be continuing, such Person shall have the option to invest such Excess Net Insurance/Condemnation Proceeds within 365 days after the date of receipt thereof in long term productive assets of the general type used in the business of the Company or the Guarantors (or solely to the extent the Excess Net Insurance/Condemnation Proceeds are received on account of property owned solely by a Restricted Subsidiary that is not a Guarantor, a Restricted Subsidiary that is not a Guarantor), which investment may include the repair, restoration or replacement of the applicable assets thereof. Notwithstanding any other provision herein to the contrary, each Insurance/Condemnation Redemption that would otherwise be required by this Section 4.15(b) is also subject to the provisions of Section 4.15(c). (c) Notwithstanding any other provision herein to the contrary, in the event the Company is obligated to effect an Asset Sale Redemption or Insurance/Condemnation Redemption (each such redemption, for purposes of this Section 4.15(c), a “Waivable Redemption”), then, not less than five Business Days prior to the date (the “Required Redemption Date”) on which the Company is required to make such Waivable Redemption, the Company shall notify each Holder of its pro rata share of such Waivable Redemption and such Holder’s option to refuse such amount. Each such Holder may exercise such option to refuse such amount by giving notice to the Company of its election to do so at least one Business Day before the Required Redemption Date (it being understood that any Holder that does not so notify the Company of its election to exercise such option shall be deemed to have elected, as of the Required Redemption Date, not to exercise such option). Section 4.16 Limitation on Restricted Payments. The Company and any Guarantor or Restricted Subsidiary will not directly or indirectly, without the prior written consent of the Holders of a Minimum Principal Amount, (a) declare or pay any dividend or make any payment, distribution or return of capital (whether in cash, securities or other property) with respect to any Capital Stock of the Company, any Guarantor or any Restricted Subsidiary, including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Capital Stock, or on account of any return of

53 capital to the holders of any such Capital Stock, or (b) purchase, redeem, defease, otherwise acquire or retire for value, or make any payment with respect to, any Subordinated Indebtedness (it being understood that regularly scheduled interest payments with respect to Subordinated Indebtedness (other than Indebtedness under the SIS Documents) shall be permitted so long as not prohibited by the subordination terms thereof and no Default or Event of Default has occurred and is continuing) or Capital Stock of the Company or any Guarantor or Restricted Subsidiary held by Persons (such payments as described in parts (a) and (b) hereof, “Restricted Payments”); provided that (i) repurchases of stock from former employees, officers, directors, consultants or other persons performing services for the Company or any Guarantor or Restricted Subsidiary pursuant to the terms of stock repurchase plans, employee restricted stock agreements or similar agreements under which the Company or any Guarantor or Restricted Subsidiary has the option to repurchase such shares upon the occurrence of certain events, such as the termination of employment or service, or pursuant to a right of first refusal in an amount not to exceed 5% of the Capital Stock of the Company or Guarantor or Restricted Subsidiary then-outstanding in any fiscal year, (ii) Subsidiaries of the Company may declare and pay dividends ratably with respect to their Capital Stock and (iii) the Company may declare and pay dividends to Parent for so long as it is a Guarantor solely in an amount necessary to cover the unfunded Operating Expenses of Parent for a period of thirty (30) days from the date of such distribution; provided that after the Second Amendment Effective Date, any Restricted Payments referenced in the preceding clauses (i) and (iii) may only be made if in compliance with the Approved Budget. Section 4.17 Intellectual Property. The Company and any Guarantor or Restricted Subsidiary will not permit any (i) Material Intellectual Property of the Company or any Guarantor as of or after the Issue Date (by way of Disposition, Investment, Restricted Payment or otherwise) to be owned by any Person other than the Company or any Guarantor or Restricted Subsidiary or (ii) Material Intellectual Property of any Restricted Subsidiary that is not a Guarantor as of or after the Issue Date (by way of Disposition, Investment, Restricted Payment or otherwise) to be owned by any Person other than the Company or any Guarantor or Restricted Subsidiary, except that the Company and any Guarantor or Restricted Subsidiary shall be permitted to license and sub-license Intellectual Property in the ordinary course of business. For the avoidance of doubt, this Section 4.17 shall not prohibit the sale or issuance of any Capital Stock of the Company that is permitted under this Agreement. Section 4.18 Limitations on Transactions with Affiliates. The Company and any Guarantor or Restricted Subsidiary will not directly or indirectly enter into or permit to exist any material transaction with any Affiliate of the Company or any Guarantor or Restricted Subsidiary, except for (a) transactions that are in the ordinary course of business, upon commercially reasonable terms that are no less favorable to the Company or applicable Guarantor or Restricted Subsidiary than would be obtained at the time in a comparable, arm’s length transaction with a non-affiliated Person, (b) transactions between or among the Company and/or any Guarantor and/or Restricted Subsidiary and that are not otherwise prohibited by this Agreement, (c) licenses and sublicenses in the ordinary course of business, (d) any Restricted Payment to the extent permitted by Section 4.16, (e) reasonable and customary director, officer and employee compensation, including bonuses, and other benefits, including retirement, health, stock option, other equity and other benefit plans and indemnification arrangements and any issuance of securities, or other payments, awards or grants in cash, securities or otherwise in connection therewith, and (f) the existence of, and the performance of obligations of the Company or any of

54 its Subsidiaries under the terms of any agreement to which the Company or any of its Subsidiaries is a party as of or on the Issue Date and disclosed on Schedule II hereto, as these agreements may be amended, modified, supplemented, extended or renewed from time to time; provided, however, that any future amendment, modification, supplement, extension or renewal entered into after the Issue Date shall be permitted solely to the extent that its terms are not more disadvantageous in any material respect to the Holders of the Notes than the terms of the agreements in effect on the Issue Date. Section 4.19 Addition of Guarantors. The Company shall cause each Restricted Subsidiary (other than an Excluded Subsidiary) on the Restatement Date to enter into this Agreement as a guarantor and enter into the applicable Security Document(s). Furthermore, upon the acquisition, formation or designation of any Restricted Subsidiary (other than an Excluded Subsidiary) or an Excluded Subsidiary no longer constituting an Excluded Subsidiary, within 30 days of such event (or solely in the case of clause (v) below, within 90 days of such event), any such Subsidiary (other than an Excluded Subsidiary), shall execute and deliver to the Representative and the Collateral Agent (i) a supplemental agreement substantially in the form of Exhibit B attached hereto pursuant to which such Person shall unconditionally Guarantee all of the Agreement Obligations until the Note Guarantee of such Person has been released in accordance with the provisions of this Agreement, (ii) to the extent applicable, a joinder to the applicable Security Document(s) in form and substance reasonably satisfactory to the Representative and the Collateral Agent, (iii) a customary secretary’s certificate in form and substance reasonably satisfactory to the Representative, (iv) to the extent requested by the Representative or the Collateral Agent, a customary Opinion of Counsel in form and substance reasonably satisfactory to the Representative and the Collateral Agent and (v) in the case of a Foreign Subsidiary, local law security agreements and pledge agreements and such other documentation (including opinions) necessary or reasonably requested under the jurisdiction of formation of such Foreign Subsidiary to provide, to the extent feasible in such jurisdiction as reasonably determined by the Representative, a first priority perfected security interest in favor of the Collateral Agent (subject to any Permitted Liens) in all of the property and assets of such Foreign Subsidiary (other than Excluded Property) and the equity issued by such Foreign Subsidiary. Furthermore, such Restricted Subsidiary shall take all actions as are necessary to, or as reasonably requested by the Representative or the Collateral Agent, to cause all of its property and assets, other than Excluded Property, to become subject to a first priority perfected security interest in favor of the Collateral Agent (subject to any Permitted Liens and, in the case of a Foreign Subsidiary, the preceding clause (v)) including delivery of Control Agreements over all of its accounts (other than Excluded Accounts); provided that delivery of a Control Agreement over accounts of Foreign Subsidiaries shall not be required to the extent such a concept does not exist in the applicable jurisdiction. Section 4.20 Tender Offer Participation Rights. If the Company or any of its Subsidiaries launches a tender or exchange offer for the Common Stock, other than an odd lot tender offer, each Holder shall be entitled to be eligible to be a participating seller in such tender or exchange offer if the shares of Common Stock such Holder would hold if such Holder had converted all of the Notes it then holds in full immediately prior to the launch of such tender or exchange offer would be eligible for sale in such tender or exchange offer based on the participation and eligibility criteria in such tender or exchange offer, and such Holder shall be entitled to convert all or any such portion of such Holder’s Notes into Common Stock in accordance with the terms of this Agreement in order to participate in the applicable tender or exchange offer, as provided for by the

55 terms of the applicable tender or exchange offer, as of the date as of which the record holders of shares of Common Stock are to be determined for such transaction. Section 4.21 Restrictive Legend. Promptly following the later to occur of (a) the registration of the Notes pursuant to a registration statement that has become or been declared effective under the Securities Act and (b) the Resale Restriction Termination Date, the Company shall use its commercially reasonable efforts to remove the restrictive legend on the Notes. Section 4.22 Designation of Subsidiaries. The Company may, at any time after the Issue Date, designate any Subsidiary as an Unrestricted Subsidiary (other than a Subsidiary that is a Guarantor) or as a Restricted Subsidiary by providing written notice to Representative; provided that (i) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing and (ii) no Unrestricted Subsidiary shall own any equity interests in any Restricted Subsidiary. The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Company therein at the date of designation in an amount equal to the fair market value of the greater of (x) the Company or the Guarantors investment therein or (y) the assets of such Restricted Subsidiary and no Subsidiary may be designated as an Unrestricted Subsidiary unless it is in compliance with Section 4.13 on a pro forma basis after giving effect to such designation; provided that in the case of the preceding clause (y), if the Restricted Subsidiary is a joint venture that is not 100% owned directly or indirectly by the Company or any Guarantor, then the value attributed to clause (y) shall be determined based on the ownership percentage of the Company or Guarantor in such Restricted Subsidiary. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time. No Subsidiary may be designated as an Unrestricted Subsidiary if it owns or licenses on an exclusive basis any Material Intellectual Property at the date of designation. None of the Company nor any of the Restricted Subsidiaries may transfer legal title to, or license on an exclusive basis any Material Intellectual Property, to any Unrestricted Subsidiary. Section 4.23 Payment of Taxes and Claims; Maintenance of Properties. (a) Company and each Guarantor will, and will cause each Restricted Subsidiary to, pay all material taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for material sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as adequate reserve or other appropriate provision, as shall be required in conformity with GAAP, shall have been made therefor. (b) Company and each Guarantor will, and will cause each Restricted Subsidiary to, maintain or cause to be maintained in good repair, working order and condition (ordinary wear and tear excepted) all properties used or useful in the business of the Company and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof except to the extent that, in the reasonable judgement of the

56 Company, any such property is no longer necessary or useful for the proper conduct of the business of the Company or its Subsidiaries. (c) Company will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of the Company and its Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Each such policy of insurance shall (i) name the Collateral Agent, for the benefit of the Secured Parties, as an additional insured thereunder as its interests may appear, (ii) in the case of each casualty insurance policy, contain a lender’s loss payable endorsement, satisfactory in form and substance to the Collateral Agent and the Representative, that names the Collateral Agent, for the benefit of the Holders, as lender loss payee thereunder and provide for at least 30 days’ prior notice to the Collateral Agent of any modification or cancellation of such policy. Section 4.24 Notices; Information. (a) The Company and the Guarantors shall deliver to each Holder promptly, but in any event within three Business Days after, any officer thereof obtains knowledge (i) of any condition or event that constitutes a Default or an Event of Default under any Agreement Document; (ii) that any Person has given any notice with respect to any event or condition set forth in Section 6.01(g); or (iii) of the occurrence of any event or change that could reasonably be expected to cause or evidence, either in any case or in the aggregate, a Material Adverse Effect, an Officer’s Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action the Company has taken, is taking and proposes to take with respect thereto. (b) The Company and the Guarantors shall deliver to each Holder promptly upon any officer thereof obtaining knowledge of any Adverse Proceeding not previously disclosed in writing to the Holders, if adversely determined could be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, notice thereof together with such other information as may be reasonably available to Company or any Guarantor (including delivery of copies of notices received by them) to enable the Holders and their counsel to evaluate such matters. (c) The Company and the Guarantors shall deliver to each Holder and the Collateral Agent within three Business Days (i) any default notice received with respect to any Material Indebtedness and (ii) notice of any event of default (or analogous term) under any Material Indebtedness or any default under any Indebtedness satisfying the parameters of Section 6.01(g) of which any officer thereof has knowledge. Section 4.25 Compliance with Laws and Contractual Obligations.

57 (a) The Company and the Guarantors shall, and shall cause their respective Subsidiaries and each of their respective directors, officers and employees to, comply (i) with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (excluding, solely for purposes of this Section 4.25(a), Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions) and (ii) Contractual Obligations, in the case of each of (i) and (ii) above, only to the extent any noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. (b) The Company and the Guarantors shall, and shall cause their respective Subsidiaries and each of their respective directors, officers and employees to, comply in all material respects with the requirements of all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions. The Company and the Guarantors shall continue to maintain in effect and enforce, and shall procure that each of their respective Subsidiaries continues to maintain in effect and enforce, policies and procedures designed to promote and achieve compliance by them and their respective directors, officers and employees with applicable Anti- Corruption Laws, Anti-Money Laundering Laws and Sanctions. Section 4.26 Books and Records; Inspections. The Company and each Guarantor will, and will cause the Restricted Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities, and with respect to Parent, all such entries shall be in conformity in all material respects with GAAP. Company and each Guarantor will, and will cause the Restricted Subsidiaries to, permit any authorized agents designated by any Holder (including the right to appoint third party agents), for so long as no Event of Default has occurred and is continuing, and not more than once per fiscal quarter, to visit and inspect any of the properties of the Company, Guarantors or any Restricted Subsidiary, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested. Section 4.27 Mortgages. With respect to any real property (other than Non-Material Real Property) that is owned in fee simple by the Company or any Guarantor (collectively, the “Premises”), the Company or such Guarantor shall, within 90 days of the later of (x) the Restatement Date and (y) the acquisition thereof, as applicable: (a) deliver to the Collateral Agent, as mortgagee, for the benefit of the Holders, fully executed counterparts of Mortgages, duly executed by the Company or the applicable Guarantor, as the case may be, and corresponding Uniform Commercial Code (or similar) fixture filings, together with evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgages and corresponding Uniform Commercial Code (or similar) fixture filings as may be necessary to create a valid, perfected first priority Lien in favor of the Collateral Agent, subject to Permitted Liens, against the Premises purported to be covered thereby; (b) deliver to the Collateral Agent, (i) mortgagee’s title insurance policies in favor of the Collateral Agent in an amount equal to 100% of the fair market value of the Premises purported to be covered by the related Mortgages, issued by a nationally recognized title insurance

58 company selected by the Company or the applicable Guarantor and reasonably satisfactory to the Representative and the Collateral Agent, insuring the Lien of each such Mortgage as a first priority Lien subject only to Permitted Liens, and such policies shall also include, to the extent available and issued at commercially reasonable rates, customary endorsements or such endorsements as the Collateral Agent may reasonably request (excluding endorsements related to mechanics lien coverage) and shall be accompanied by evidence of the payment in full (or satisfactory arrangements for the payment in full) of all premiums thereon and (ii) such affidavits, certificates, instruments of indemnification and other items (including a so-called “gap” indemnification) in form and substance reasonably acceptable to the Company, the applicable Guarantor, the Collateral Agent and the Representative, as shall be reasonably required to induce the title insurer to issue the title insurance policies and endorsements referenced herein with respect to each of the Premises; (c) deliver to the Collateral Agent current and future real property surveys of such Premises in such form as shall be reasonably required by the title company to issue the so- called comprehensive and other survey related endorsements and to remove the standard survey exceptions from the title policies and endorsements contemplated above, provided, however, that a survey shall not be required to the extent that the issuer of the applicable title insurance policy provides reasonable and customary survey-related coverages (including, without limitation, survey-related endorsements) in the applicable title insurance policy based on an existing survey and/or such other documentation as may be reasonably satisfactory to the title insurer; (d) completed “Life-of-Loan” Federal Emergency Management Agency (“FEMA”) Standard Flood Hazard Determination with respect to each mortgaged Premises subject to the applicable FEMA rules and regulations, and if any such Premises is located in an area determined by FEMA to have special flood hazards, evidence of such flood insurance as may be required under applicable law, including Regulation H of the Board of Governors; (e) existing environmental assessment reports with respect to any of the Premises, to the extent available and in the possession or reasonable control of the Company or any Guarantor; (f) deliver Opinions of Counsel to the Collateral Agent and the Representative (in form and substance reasonably satisfactory to them) in the jurisdictions where such Premises are located that such Mortgage has been duly authorized, executed and delivered by the Company or such Guarantor, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), constitutes a legal, valid, binding and enforceable obligation of the Company or such Guarantor and creates a valid perfected Lien in favor of the Collateral Agent, subject to Permitted Liens, against the Premises purported to be covered thereby and such other matters as the Collateral Agent and the Representative shall reasonably request; and (g) such other information, documentation, and certifications as may be reasonably required by the Collateral Agent or the Representative or necessary in order to create valid, perfected and subsisting Liens in favor of the Collateral Agent, subject to Permitted Liens, against the Premises covered by the Mortgages.

59 Section 4.28 Limitations on Restrictive Agreements. The Company and any Guarantor will not, nor permit any Restricted Subsidiary to, directly or indirectly (i) enter into or assume any agreement, document, license, instrument or other arrangement (other than the Agreement Documents) prohibiting (or having the effect of prohibiting) the creation or assumption of any Lien on Collateral or (ii) create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind (except as provided by the Agreement Documents) on the ability of any Subsidiary to: (A) pay or make Restricted Payments to the Company, any Guarantor or any Subsidiary; (B) pay any Indebtedness owed to the Company, any Guarantor or any Subsidiary; (C) make loans or advances to the Company, any Guarantor or any other Subsidiary; (D) transfer any of its property or assets to the Company, any Guarantor or any Subsidiary or (E) limit the ability of any Person required to Guarantee the Agreement Obligations to so Guarantee; provided that the foregoing clause (ii) shall not apply to (1) restrictions or conditions imposed by law, by this Agreement or any other Agreement Document, (2) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions and conditions apply only to the property or assets securing such Indebtedness, and (3) any agreement in connection with an asset sale permitted by Section 4.15 pending consummation of such asset sale solely to the extent it relates only to property being sold in such permitted asset sale. Section 4.29 Cash Management. Neither Company nor any Guarantor will establish or maintain any account (including deposit accounts and securities accounts) that is not a Controlled Account, deposit proceeds in any account that is not a Controlled Account or deposit, acquire, or otherwise carry any security entitlement or commodity contract in an account that is not a Controlled Account, unless, in each case, such account constitutes a Controlled Account on or before the date that is 60 days after the establishment of such account, or such later date as to which Representative shall agree in writing in its sole discretion; provided, that, the foregoing shall not apply to (i) Excluded Accounts and (ii) accounts (that are not Excluded Accounts) in existence on the Restatement Date until the two month anniversary of the Restatement Date. Section 4.30 Post-Closing Requirements. The Company or the applicable Guarantor will deliver to the Collateral Agent and the Representative each of the following agreements, documents, instruments and other items, in each case within the time periods set forth below (which time periods may, in each case, be extended by the Representative in its sole discretion, which extension may be provided in the form of an email from the Representative or its special U.S. counsel, Willkie Farr & Gallagher LLP, on the Representative’s behalf), in each case in form and substance reasonably satisfactory to the Representative and the Collateral Agent: (a) Within five Business Days of the Restatement Date, evidence of termination of the UCC financing statement naming Immunity, Inc., as debtor, and HSBC Bank USA, National Association, as secured party (file number: 201001155048378; originally filed: January 15, 2010); (b) Within ten days of the Restatement Date, certificates, agreements or instruments representing or evidencing the Pledged Shares (as defined in the Security Agreement) (to the extent such Pledged Shares are certificated) issued by Domestic Subsidiaries, in a suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank;

60 (c) Within 30 days of the Restatement Date, the insurance policy endorsements set forth in Section 4.23(c); (d) Within 45 days of the Restatement Date, certificates, agreements or instruments representing or evidencing the Pledged Shares issued by Foreign Subsidiaries, in a suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank; (e) Within 60 days of the Restatement Date, a Colombian law governed share pledge agreement (contrato de garantía mobiliaria sobre acciones) over the Pledged Shares issued by Easy Solutions S.A.S.; provided that such period shall be extended automatically in the event that the Collateral Agent is unable to enter into such agreement due to local law execution formalities until 10 days following the time Collateral Agent becomes able to enter into such agreement; (f) Within 60 days of the Restatement Date, a Colombian law governed asset pledge agreement (contrato de garantía mobiliaria sobre activos) over the assets of Easy Solutions S.A.S.; provided that such period shall be extended automatically in the event that the Collateral Agent is unable to enter into such agreement due to local law execution formalities until 10 days following the time Collateral Agent becomes able to enter into such agreement; (g) Within 60 days of the Restatement Date, a Japanese law governed share pledge agreement over the Pledged Shares issued by Easy Solutions Japan G.K.; (h) Within 60 days of the Restatement Date, local counsel opinions with respect to the foregoing clauses (e), (f) and (g) as the Representative or the Collateral Agent may reasonably request; (i) Within 60 days of the Restatement Date, in connection with the pledge agreement referred to in the foregoing clause (g), enter into an amendment to this Agreement and/or the Security Agreement, as applicable, to effectuate a parallel debt arrangement with respect to the Agreement Obligations in favor of the Collateral Agent; and (j) Within 60 days of the Restatement Date, Control Agreements over all accounts of the Company and Guarantors (other than Excluded Accounts). Section 4.31 Further Assurances. Subject to the limitations set forth herein and in the Security Documents, the Company and the Guarantors shall execute and deliver such further instruments and do such further acts as may be reasonably necessary, desirable or proper, or that the Collateral Agent or the Representative may reasonably request, to carry out more effectively the provisions of this Agreement or any other Agreement Document. The Company shall, and shall cause each Guarantor to, at their sole cost and expense, (i) execute and deliver all such agreements and instruments as shall be necessary or as the Collateral Agent or the Representative shall reasonably request to more fully or accurately describe the property intended to be Collateral or the Agreement Obligations intended to be secured by the Security Documents and (ii) file any such notice filings, financing statements or other agreements or instruments as may be necessary, proper or desirable, or that the Collateral Agent or the Representative may reasonably request, to attach and perfect (and maintain the attachment, perfection and priority) the Liens created by the

61 Security Documents, subject to Permitted Liens, in each case subject to the terms of, and to the extent required by, the Security Documents. ARTICLE 5 [INTENTIONALLY OMITTED] ARTICLE 6 DEFAULTS AND REMEDIES Section 6.01 Events of Default. Each of the following events shall be an “Event of Default” with respect to the Notes: (a) default in any payment of interest on any Note when due and payable, and the default continues for a period of 5 days; (b) default in the payment of principal of any Note when due and payable on the Maturity Date, upon any Fundamental Change Repurchase Date, upon any Change of Control Repurchase Date, upon the date of redemption for a Change of Control Redemption, upon declaration of acceleration or otherwise; (c) failure by the Company to comply with its obligation to convert the Notes in accordance with this Agreement upon exercise of a Holder’s conversion right, and such failure continues for a period of three Business Days; (d) failure by the Company to issue a notice of a Change of Control in accordance with Section 14.01 or a Fundamental Change Company Notice or a Change of Control Company Notice in accordance with Section 15.02(b) or Section 15.03(b), in each case, when due, and such failure continues for a period of five Business Days; (e) failure by the Company, or any Guarantor or Restricted Subsidiary, as applicable, to comply with its obligations under (i) Section 4.24(a)(i), (ii) Sections 4.05(a), 4.07, 4.09, 4.10, 4.11, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19, 4.22, 4.24 (other than Section 4.24(a)(i)), 4.27, 4.28, 4.29 and 4.30 and such failure in the case of this clause (ii), if capable of being remedied, remains unremedied for a period of five Business Days, (iii) Section 4.12 and such failure, in the case of this clause (iii), remains unremedied for fourteen calendar days after the occurrence thereof and (iv) Sections 4.05(b), 4.06, 4.08, 4.23, 4.25, 4.26 or 16.03 or Article 11 and such failure, in the case of this clause (iv), remains unremedied for thirty calendar days after the occurrence thereof; (f) failure by the Company, or any Guarantor or Restricted Subsidiary, as applicable to perform or observe any other covenant or agreement (not specified in Section 6.01(d) or (e) above) in any Agreement Document, for 60 calendar days after the earlier of (x) knowledge of the Company, any Guarantor or Restricted Subsidiary or (y) written notice from the Representative or the Holders of at least 25% in principal amount of the Notes then outstanding determined in accordance with Section 8.01 and Section 8.02 has been received by the Company;

62 (g) default by the Company, any Guarantor, if any, or solely with respect to clause (g)(i) hereunder, any Subsidiary, with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any Indebtedness for money borrowed of $5,000,000 (or the foreign currency equivalent thereof) or more in the aggregate of the Company and any Guarantors, whether such Indebtedness now exists or shall hereafter be created, or any Material Indebtedness, in each case (i) resulting in such Indebtedness becoming or being declared immediately due and payable or would permit the holder thereof to accelerate such Indebtedness prior to its stated maturity or enforce any Liens (in each case, without giving effect to any intercreditor or subordination arrangements), (ii) constituting a failure to pay the principal of or interest on any such Indebtedness when due and payable at its Stated Maturity, upon required repurchase, upon declaration of acceleration or otherwise; (h) the Company, any Guarantor, if any, or any Significant Subsidiary of the Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Guarantor or Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Guarantor, if any, or Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors; (i) an involuntary case or other proceeding shall be commenced against the Company or any Guarantor, if any, or any Significant Subsidiary of the Company seeking liquidation, reorganization or other relief with respect to the Company or any such Guarantor or Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Guarantor or Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 consecutive calendar days; (j) a final judgment or judgments for the payment of $5,000,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate rendered against the Company or any Guarantor, if any, which judgment is not discharged, paid, bonded, waived or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished; (k) the Guarantee by any Guarantor, if any, ceases to be in full force and effect or such Guarantee is declared by a court of competent jurisdiction to be null and void and unenforceable or the Guarantee is found by a court of competent jurisdiction to be invalid or such Guarantor denies its liability under its Guarantee; (l) (A) any of the Security Documents shall cease for any reason to be in full force and effect (other than in accordance with its terms), or the Company, a Guarantor or Restricted Subsidiary, shall so assert in writing, or (B) the Lien created by any of the Security Documents, shall cease to be, or shall be asserted in writing by the Company, any Guarantor or

63 Restricted Subsidiary not to be, perfected (to the extent required by this Agreement or the applicable Security Document(s)) and enforceable in accordance with its terms or of the same effect as to perfection and priority purported to be created thereby with respect to any material portion of the Collateral (other than in connection with any termination of such Lien in respect of any Collateral as permitted by this Agreement or by any of the Security Documents, or the non- perfection of any Lien to the extent that the Company and the Representative reasonably agree that the burden or cost of perfecting such Lien would be excessive in relation to the practical benefit to the Secured Parties obtained thereby); (m) any representation, warranty, certification or other statement made or deemed made by the Company, Guarantor or any Restricted Subsidiary in any Agreement Document or in any certificate at any time given by the Company, any Guarantor or any Restricted Subsidiary pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made; (n) any Subordinated Indebtedness permitted hereunder or the guarantee thereof shall cease, for any reason, to be validly subordinated to the Agreement Obligations, as provided in the subordination agreement applicable thereto; or (o) (i) there shall occur one or more ERISA Events which individually or in the aggregate results in or would reasonably be expected to result in a Material Adverse Effect or (ii) there exists, with respect to a Plan, any fact or circumstance that reasonably would be expected to result in the imposition of a Lien or security interest pursuant to Section 430(k) of the Code, other than such Liens or security interests as would not be individually or in the aggregate be material.; or (p) there occurs any Budget Event. Section 6.02 Acceleration; Rescission and Annulment. If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 6.01(g) or Section 6.01(h) with respect to the Company, unless the principal of all of the Notes shall have already become due and payable), either the Representative or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding determined in accordance with Section 8.01 and Section 8.02, in each case, by notice in writing to the Company (and to the Representative if given by Holders), may declare 100% of the principal amount of, and accrued and unpaid interest, if any, on all the Notes (as well as all other Agreement Obligations) to be due and payable in cash immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, anything contained in this Agreement or in the Notes to the contrary notwithstanding. If an Event of Default specified in Section 6.01(g) or Section 6.01(h) with respect to the Company occurs and is continuing, 100% of the principal amount of, and accrued and unpaid interest, if any, on, all Notes (as well as all other Agreement Obligations) shall automatically become and be immediately due and payable in cash without any declaration or other act on the part of the Representative or any Holder.

64 Section 6.03 Payments of Notes on Default; Suit Therefor. (a) If an Event of Default occurs and is continuing, the Collateral Agent and/or the Holders of the Minimum Principal Amount, may pursue any available remedy to collect the payment of all Agreement Obligations (including, principal, premium, if any, and interest on the Notes), or to enforce the performance of any provision of the Notes, the Guarantees or this Agreement. A delay or omission by any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law. (b) Subject to Section 6.03(c), unless consented to by the Holders of not less than a Minimum Principal Amount, no Holder may pursue any remedy with respect to this Agreement or the Notes unless: (i) such Holder has previously given the Collateral Agent and Holders of a Minimum Principal Amount written notice that an Event of Default is continuing; (ii) such Holder has requested the Collateral Agent and/or Holders of a Minimum Principal Amount to pursue a remedy; (iii) such Holder has offered and, if requested, provided to the Collateral Agent and/or Holders of a Minimum Principal Amount indemnity or security satisfactory to the Holders of a Minimum Principal Amount against any loss, liability or expense; (iv) the Holders of a Minimum Principal Amount have not complied with such request within 90 calendar days after the receipt thereof and the offer of security or indemnity; and (v) the Holders of a Minimum Principal Amount have not otherwise commenced exercising any rights or remedies within such 90 day period. (c) If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Collateral Agent and/or Holders of a Minimum Principal Amount (or its designee) are authorized to recover judgment in their own name and as trustee of an express trust against the Company or the Guarantors for the whole amount of the outstanding Agreement Obligations (including principal of, premium (including the Prepayment Premium), if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements of the Holders of a Minimum Principal Amount, its agents and counsel). (d) If any Holder has instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Holder, then and in every such case, subject to any determination in such proceedings, the Company and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Holders shall continue as though no such proceeding has been instituted.

65 (e) Notwithstanding the foregoing, the Holders of a Minimum Principal Amount may assign any of their rights under Article 6 to the Representative or any other agent (the “Administrative Agent”). Section 6.04 Remedies Cumulative and Continuing. All powers and remedies given by this Article 6 to the Collateral Agent and/or Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Collateral Agent, the Representative or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Agreement, and no delay or omission of the Collateral Agent, the Representative or any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and every power and remedy given by this Article 6 or by law to the Collateral Agent, the Representative or the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Representative or the Holders. Section 6.05 Direction of Proceedings and Waiver of Defaults by Holders. The Holders of at least 25% in principal amount of the Notes then outstanding determined in accordance with Section 8.01 and Section 8.02, by notice to the Company, may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences except (1) a default in the payment of accrued and unpaid interest, if any, on, or the principal (including any Fundamental Change Repurchase Price and Change of Control Repurchase Price) of, the Notes when due that has not been cured pursuant to the provisions of Section 6.01, (2) a failure by the Company to pay or deliver, as the case may be, the consideration due upon conversion of the Notes, (3) a failure by the Company to repurchase any Notes when required under this Agreement or (4) a default in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of each Holder of an outstanding Note affected thereby. Upon any such waiver the Company, the Representative and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.05, said Default or Event of Default shall for all purposes of the Notes and this Agreement be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Section 6.06 Application of Monies Collected by Collateral Agent. Any monies or property collected by the Collateral Agent pursuant to the Security Documents, or any money or other property distributable in respect of the obligations of the Company and the Guarantors, if any, under the Agreement Documents after an Event of Default shall be applied in the following order: First, to the payment of all amounts due the Collateral Agent and its agents under the Agreement Documents; Second, to the payment of all amounts due the Representative and the Administrative Agent (if any) and their respective agents under the Agreement Documents;

66 Third, to the full extent thereof to payment of that portion of the Agreement Obligations constituting fees, costs, premiums, indemnities and expenses payable to the Holders; Fourth, to the payment of any accrued and unpaid interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts) at the Default Rate; Fifth, to repay principal in respect of the Notes (in accordance with the respective outstanding principal amounts thereof); Sixth, to any other Agreement Obligations not otherwise referred to in this Section 6.06; and Seventh, to the payment of the remainder, if any, to the Company or the Guarantors, if any, as the case may be. In carrying out the foregoing, (x) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category and (y) each of the Persons entitled to receive a payment in any particular category shall receive an amount equal to its pro rata share of amounts available to be applied pursuant thereto for such category. Section 6.07 Proofs of Claim. Each of the Holders of a Minimum Principal Amount (or its agent) and the Collateral Agent are authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Holders and the Collateral Agent, as applicable, (including any claim for the reasonable compensation, expenses, disbursements and advances of their agents and counsel) allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes including the Guarantors), its creditors or its property and shall be entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Collateral Agent and Holders of a Minimum Principal Amount, and in the event that the Holders of a Minimum Principal Amount shall consent to the making of such payments directly to the Holders, to pay any amount due to the Holders of a Minimum Principal Amount or the Collateral Agent, as applicable, for the reasonable compensation, expenses, disbursements and advances of their agents and counsel, and any other amounts due the Holders of a Minimum Principal Amount or the Collateral Agent under this Agreement or any other Agreement Documents. To the extent that the payment of any such compensation, expenses, disbursements and advances of their agents and counsel, and any other amounts due under this Agreement or any other Agreement Documents out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Collateral Agent or the Holders of a Minimum Principal Amount to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any

67 Holder, or to authorize Holders of a Minimum Principal Amount to vote in respect of the claim of any Holder in any such proceeding. ARTICLE 7 [INTENTIONALLY OMITTED] ARTICLE 8 CONCERNING THE HOLDERS Section 8.01 Who Are Deemed Absolute Owners. The Company, any Paying Agent, any Conversion Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal of and (subject to Section 2.03) accrued and unpaid interest on such Note, for conversion of such Note and for all other purposes; and neither the Company nor any Paying Agent nor any Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary. All such payments or deliveries so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sums or shares of Common Stock so paid or delivered, effectual to satisfy and discharge the liability for monies payable or shares deliverable upon any such Note. Section 8.02 Company-Owned Notes Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Agreement, Notes that are owned by the Company, the Guarantors, if any, by any Subsidiary thereof or by any Affiliate of the Company or the Guarantors, if any, or any Subsidiary thereof shall be disregarded and deemed not to be outstanding for the purpose of any such determination. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.02 if the pledgee shall establish to the satisfaction of the Company the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company, the Guarantors, if any, a Subsidiary thereof or an Affiliate of the Company or a Subsidiary thereof. Section 8.03 Action by Holders. Whenever in this Agreement it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing. Whenever the Company solicits the taking of any action by the Holders of the Notes, the Company may, but shall not be required to, fix in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date, if one is selected, shall be not more than fifteen (15) calendar days prior to the date of commencement of solicitation of such action.

68 Section 8.04 Proof of Execution by Holders. Proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Representative or Collateral Agent. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar. ARTICLE 9 [INTENTIONALLY OMITTED] ARTICLE 10 SUPPLEMENTAL AGREEMENTS Section 10.01 Supplemental Agreements Without Consent of Holders. The Company, at its own expense, may from time to time and at any time amend, supplement or waive any provision of the Agreement Documents or enter into a new Agreement Document, without prior notice to or the consent of any Holder (but subject to the requirements of the next paragraph), for one or more of the following purposes: (a) to cure any ambiguity, mistake, omission, defect or inconsistency, provided that such amendment, supplement or waiver shall require the prior written consent of the Representative; (b) to provide for the assumption by a Successor Company of the obligations of the Company under this Agreement and the Notes pursuant to Article 11 or to provide for the assumption by a successor entity of the obligations of the Guarantors, if any, under this Agreement and its Note Guarantee pursuant to Article 16; (c) to add guarantees with respect to the Notes; (d) [Intentionally Omitted]; (e) to allow the Guarantors, if any, to execute a supplemental agreement and/or a Note Guarantee with respect to the Notes as may be required pursuant to this Agreement; (f) to add to the covenants or Events of Default of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company under the Agreement; (g) to make any change that does not adversely affect the rights of any Holder, provided that such amendment, supplement or waiver shall require the prior written consent of the Representative; (h) to adjust the Conversion Rate pursuant to and to the extent provided by Article 14; (i) to provide for the issuance of Additional Notes, PIK Notes, and PIK Payments in accordance with the limitations set forth in this Agreement insofar as the Company determined that a supplemental agreement is necessary or advisable for such purpose; (j) [Intentionally Omitted];

69 (k) [Intentionally Omitted]; or (l) in connection with any Specified Corporate Event, to provide that the Notes are convertible into Reference Property, and make such related changes to the terms of the Notes to the extent expressly required by Section 14.08, Upon the written request of the Company and the Representative, the Collateral Agent is hereby authorized to, and shall join with the Company in the execution of any such document reflecting the amendment, supplement or waiver to the applicable Agreement Document or new Agreement Documents, to make any further appropriate agreements and stipulations that may be therein contained, except that the Collateral Agent shall not be obligated to, but may in its discretion enter into any such amendment, supplement or waiver that affects the Collateral Agent’s own rights, duties or immunities under this Agreement or otherwise. In entering into any such amendment, supplemental or waiver to an Agreement Document, new Agreement Document, or into an intercreditor agreement, the Collateral Agent may conclusively rely on an Officer’s Certificate and Opinion of Counsel, and shall have no obligation to determine or verify whether the terms and conditions of the Note Purchase Agreement or any other agreement have been satisfied. Any such document reflecting the amendment, supplement or waiver to the applicable Agreement Document authorized by the provisions of this Section 10.01 (other than under clause (a) or clause (g) of this Section 10.01) may be executed by the Company without the consent of the Representative or of the Holders of any of the Notes at the time outstanding, provided, that, prior to executing any such document, the Company shall provide at least five Business Days’ advance written notice to the Representative of the proposed amendment, supplement or waiver and shall consult in good faith with the Representative to ensure that any such amendment, supplement or waiver is in conformity with the requirements of this Agreement; and, to the extent the Representative objects in writing to the Company no later than five Business Days following receipt by the Representative of notice of such proposed amendment, supplement or waiver, then the effectiveness of such proposed amendment, supplement or waiver shall be conditioned upon the prior written consent of the Representative. Section 10.02 Supplemental Agreements and Other Amendments with Consent of Holders. With the prior written consent of the Holders of at least the Minimum Principal Amount of the Notes then outstanding, the Company and the Representative and/or the Collateral Agent (to the extent such amendment, supplement or waiver is related to the Security Documents or Collateral), as the case may be, at the Company’s expense, may from time to time and at any time enter into amendments, supplements or waivers to the Agreement Documents or new Agreement Documents for the purpose of adding any provisions to or changing in any manner, waiving or eliminating any of the provisions of the Agreement Documents or of modifying in any manner the rights of the Holders; provided, however, that, without the consent of each Holder of an outstanding Note affected thereby, no such amendment, supplement or waiver shall: (a) except for as expressly required or permitted by Section 14.05 (with respect to adjustments to the Conversion Rate) or Section 14.08 (with respect to Reference Property) of this Agreement, reduce the consideration due upon conversion of the Notes;

70 (b) reduce the rate of or extend the stated time for payment of interest on any Note; (c) reduce the principal of or change the Maturity Date of any Note; (d) except as expressly required or permitted by this Agreement, make any change that adversely affects the conversion rights of any Notes; (e) reduce the Change of Control Redemption Price, Fundamental Change Repurchase Price or Change of Control Repurchase Price of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise; (f) make any Note payable in currency other than that stated in the Notes and in this Agreement; (g) change the ranking of the Notes in a manner adverse to Holders; (h) make any change in the provisions of this Agreement relating to the rights of Holders of Notes to receive payments of principal of, premium on, if any, or interest, if any, on the Notes or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes; (i) to release the Guarantors, if any, from any of their obligations under the Note Guarantees or this Agreement, except in accordance with the terms of this Agreement; or (j) release all or substantially all of the Collateral; (k) make any change in this Article 10 that requires each Holder’s consent or in the waiver provisions in Section 6.02 or Section 6.05. Upon the written request of the Company, and upon receipt of evidence of the consent of Holders as aforesaid and subject to Section 10.05, the Representative and/or the Collateral Agent (to the extent such amendment, supplement or waiver is related to the Security Documents or the Collateral) shall join with the Company in the execution of such amendment, supplement or waiver to the Agreement Documents unless such amendment, supplement or waiver affects the Collateral Agent’s own rights, duties or immunities under this Agreement or otherwise, in which case the Collateral Agent may, but shall not be obligated to, enter into such amendment, supplement or waiver. Holders do not need under this Section 10.02 to approve the particular form of any proposed amendment, supplement or waiver. It shall be sufficient if such Holders approve the substance thereof. After any such amendment, supplement or waiver becomes effective, the Company shall promptly deliver to the Holders (with a copy to the Representative) a notice briefly describing such amendment, supplement or waiver. Section 10.03 Effect of Amendments, Supplements or Waivers. Upon the execution of any amendment, supplement or waiver pursuant to the provisions of this Article 10, the applicable

71 Agreement Document shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under the Agreement Documents of the Representative, the Company, the Guarantors, if any, and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such amendment, supplement or waiver shall be and be deemed to be part of the terms and conditions of the applicable Agreement Document for any and all purposes. Section 10.04 [Intentionally Omitted]. Section 10.05 Evidence of Compliance of Amendment, Supplement or Waiver to Be Furnished Representative. In addition to the documents required by Section 18.05, the Representative and the Collateral Agent (if a party to the applicable amendment, supplement or waiver) shall receive an Officer’s Certificate and an Opinion of Counsel each stating that such amendment, supplement or waiver or new Agreement Document executed pursuant hereto complies with the requirements of this Article 10, is permitted or authorized by this Agreement and is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. ARTICLE 11 CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE Section 11.01 Company May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 11.02, the Company shall not consolidate with, merge with or into, or sell, convey, assign, transfer, lease or otherwise Dispose of all or substantially all of the consolidated properties and assets of (i) the Company and its Subsidiaries, taken as a whole, and (ii) the Company and the Guarantors, taken as whole, in one transaction or any series of transactions, to another Person, other than in a connection with a Change of Control in which the Company has elected to effect, and not revoked such election, a Change of Control Redemption with respect to all of the outstanding Notes, unless: (a) (i) such resulting, surviving or transferee Person is the Company; or (ii) if not the Company, such resulting, surviving or transferee Person (the “Successor Company”) shall be a corporation, limited liability company, partnership or other entity organized and existing under the laws of the United States of America, any State thereof, the District of Columbia or any Designated Country; (b) in any such transaction where the Company is not the resulting, surviving or transferee Person, the Successor Company unconditionally assumes all of the Company’s obligations under the Notes and this Agreement pursuant to a supplemental agreement in a form reasonably satisfactory to the Representative; (c) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Agreement; and

72 (d) in any transaction where the Company is not the surviving or transferee Person, the Company shall have delivered to the Representative and Collateral Agent an Officer’s Certificate and Opinion of Counsel, each stating that the consolidation, merger, sale, conveyance, assignment, transfer, lease or other Disposition and such supplemental agreement complies with this Agreement and all conditions precedent provided for in this Agreement relating to such transaction have been complied with. For purposes of this Section 11.01, the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Company to another Person that is not the Company or a Subsidiary of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the consolidated properties and assets of the Company and its Subsidiaries, taken as a whole, shall be deemed to be the sale, conveyance, transfer or lease by the Company of all or substantially all of its consolidated properties and assets to another Person. Section 11.02 Successor Company to Be Substituted. In case of any such consolidation, merger, sale, conveyance, assignment, transfer, lease or other Disposition contemplated by Section 11.01, other than in a connection with a Change of Control in which the Company has elected to effect, and not revoked such election, a Change of Control Redemption with respect to all of the outstanding Notes, where the Company is not the resulting, surviving or transferee Person (a “Successor Transaction”) and upon the assumption by the Successor Company, by supplemental agreement, executed and delivered to the Representative and Collateral Agent, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of this Agreement to be performed by the Company, such Successor Company (if not the Company) shall succeed to and, except in the case of a lease of all or substantially all of the consolidated properties or assets of the Company and its Subsidiaries, taken as a whole, shall be substituted for the Company, with the same effect as if it had been named herein as the party of the first part, and the Company (except in the case of a lease of all or substantially all of the consolidated properties or assets of the Company and its Subsidiaries, taken as a whole) shall be discharged from the obligations of the Company under the Notes and this Agreement. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company. All the Notes so issued shall in all respects have the same legal rank and benefit under this Agreement as the Notes theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such Notes had been issued at the Issue Date. In the event of any such Successor Transaction (but not in the case of a lease), upon compliance with this Article 11 the Person named as the “Company” in the first paragraph of this Agreement (or any successor that shall thereafter have become such in the manner prescribed in this Article 11) may, if still in existence, be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Agreement and the Notes. In case of any such Successor Transaction, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

73 Section 11.03 Reverse Merger. The Company shall not consummate any Reverse Merger unless, as a condition to such Reverse Merger, the Acquiring Person unconditionally Guarantees all of the Agreement Obligations and assumes all of the Company’s Conversion Obligations and Change of Control Conversion Obligations under the Agreement Documents, and agrees to perform the obligations applicable to the “Company Group” under Section 3.2(c) and Section 3.8 of the Note Purchase Agreement and the obligations of the Company under the Registration Rights Agreement (as defined in the Note Purchase Agreement), pursuant to a supplemental agreement in a form reasonably satisfactory to the Representative and references in such applicable sections of this Agreement relating to the Conversion Obligations and Change of Control Conversion Obligations (including for purposes of clause (ii)(B)(2) of the definition of Conversion Rate and the proviso thereto) to “the Company” shall refer to “the Acquiring Person”, mutatis mutandis, and any references to the “Common Stock” shall instead be references to the Reference Property into which the Common Stock is converted into, or exchanged for in such Reverse Merger (which shall be the common stock of the Acquiring Person in the Specified Transaction). For the avoidance of doubt, the Specified Transaction shall be deemed to have been in full compliance with this Section 11.03. ARTICLE 12 [INTENTIONALLY OMITTED] ARTICLE 13 OPTIONAL CHANGE OF CONTROL REDEMPTION Section 13.01 No Optional Redemption. Except as set forth in Section 13.02, the Notes shall not be redeemable by the Company prior to the Maturity Date. Section 13.02 Optional Change of Control Redemption. If a Change of Control (other than the Specified Transaction set forth on Schedule 13.02) occurs, the Company may redeem (an “Change of Control Redemption”), at the Company’s option, all of the Notes, or any portion of the principal amount thereof that is equal to $1,000 (or if a PIK Payment has been made, $1.00) or an integral multiple in excess thereof, on the Change of Control Redemption Date at a repurchase price (the “Change of Control Redemption Price”) equal to the greater of (i) 115% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the Change of Control Redemption Date, payable in cash, and (ii) the product of (x) the number of shares of Common Stock issuable upon conversion of the Note to be redeemed as of immediately prior to the Change of Control Effective Date and (y) the Transaction Price in such Change of Control, payable in cash, unless, in the case of clause (i), the Change of Control Redemption Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest to Holders of record as of such Regular Record Date, and the Change of Control Redemption Price shall be paid in cash in an amount equal to 115% of the principal amount of Notes to be redeemed pursuant to this Section 13.02. Section 13.03 Notice of Change of Control Redemption; Selection of Notes. (a) If the Company wishes to exercise its right to redeem all or, as the case may be, any part of the Notes pursuant to Section 13.02, it shall fix a date for the Change of Control

74 Redemption which shall be the Change of Control Effective Date (the “Change of Control Redemption Date”), and it shall provide notice of such Change of Control Redemption (a “Change of Control Redemption Notice”) not less than ten nor more than 30 calendar days prior to the expected Change of Control Redemption Date to each Holder of Notes to be redeemed as a whole or in part at its last address as the same appears on the Note Register; provided that, the Holder shall be entitled to elect to convert all or any portion of the specified Notes in connection with, and conditioned upon the consummation of the anticipated Change of Control, in which case such conversion shall occur immediately prior to such anticipated Change of Control. For the avoidance of doubt, the Change of Control Redemption Date must be a Business Day. (b) The Change of Control Redemption Notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such Change of Control Redemption Notice by mail to the Holder of any Note designated for Change of Control Redemption as a whole or in part, or any defect in the Change of Control Redemption Notice, shall not affect the validity of the proceedings for the redemption of any other Note. (c) Each Change of Control Redemption Notice shall specify: (i) the events causing the Change of Control; (ii) the expected date of the Change of Control; (iii) the expected Change of Control Redemption Date; (iv) the Change of Control Redemption Price; (v) the name and address of the Paying Agent and the Conversion Agent, if applicable; (vi) the Change of Control Conversion Rate and that Holders may surrender their Notes for conversion at any time not less than 3 calendar days prior to the expected Change of Control Redemption Date; (vii) that on the Change of Control Redemption Date, the Change of Control Redemption Price will be paid upon each Note to be redeemed, and that, unless the Company defaults in the payment of the Change of Control Redemption Price, interest thereon, if any, shall cease to accrue on and after the Change of Control Redemption Date; (viii) the place or places where such Notes are to be surrendered for payment of the Change of Control Redemption Price; and (ix) in case any Note is redeemed in part only, the portion of the principal amount thereof to be redeemed, which principal amount must be $1,000 or an integral multiple in excess thereof, and that on and after the Change of Control Redemption Date, upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued.

75 (d) If fewer than all of the outstanding Notes are to be redeemed, the Notes shall be selected for Change of Control Redemption (in principal amounts of $1,000 or integral multiples in excess thereof) by lot. (e) If a Holder converts a Note a portion of which has been selected for Change of Control Redemption, the converted portion will be deemed to be from the portion selected for Change of Control Redemption. (f) In the event of any Change of Control Redemption in part, the Company shall not be required to register the transfer of or exchange any Note so selected for Change of Control Redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part. Section 13.04 Payment of Notes Called for Change of Control Redemption. (a) If any Change of Control Redemption Notice has been given in respect of the Notes in accordance with Section 13.03, the Notes shall become due and payable on the Change of Control Redemption Date at the place or places stated in the Change of Control Redemption Notice and at the Change of Control Redemption Price. On presentation and surrender of the Notes at the place or places stated in the Change of Control Redemption Notice, the Notes shall be paid and redeemed by the Company at the applicable Change of Control Redemption Price. (b) Prior to the open of business on the Change of Control Redemption Date, the Company shall deposit with the Paying Agent an amount of cash (in immediately available funds if deposited on the Change of Control Redemption Date), sufficient to pay the Change of Control Redemption Price of all of the Notes to be redeemed on such Change of Control Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Notes to be redeemed (including the payment of any non-cash consideration, which shall be paid directly by the Company or its designee, rather than the Paying Agent) shall be made on the Change of Control Redemption Date for such Notes. The Paying Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the cash portion of the Change of Control Redemption Price. If any portion of the Change of Control Redemption Price is payable in a form other than cash, such non-cash consideration shall be delivered by the Company or its designee directly to the Holders. Section 13.05 Restrictions on Change of Control Redemption. The Company may not redeem any Notes on any date if the principal amount of the Notes has been accelerated in accordance with the terms of the Agreement, and such acceleration has not been rescinded, on or prior to the Change of Control Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Change of Control Redemption Price with respect to such Notes). ARTICLE 14 CONVERSION OF NOTES Section 14.01 Conversion upon Change of Control. Subject to and upon compliance with the provisions of this Article 14, including without limitation Section 14.03(i), in connection with any Change of Control (other than the Specified Transaction), each Holder of a Note shall have

76 the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple in excess thereof (or, if a PIK Payment has been made, if the portion to be converted is $1.00 principal amount or an integral multiple in excess thereof )) of such Note on or after the time that is ten Business Days prior to the anticipated effective date of such Change of Control until the close of business on the day that is three calendar days prior to the actual date such Change of Control becomes effective (the “Change of Control Effective Date”), into Common Stock (or such Reference Property pursuant to Section 14.08 in lieu of such Common Stock), subject to, and in accordance with, the settlement provisions of Section 14.03 (the “Change of Control Conversion Obligation”); provided, however, such conversion shall be allowed only if the Common Stock, or Reference Property as applicable, is issued in the conversion transaction by the Company, its successor for U.S. federal tax purposes (including Company’s sole regarded owner if Company is treated as disregarded for U.S. federal tax purposes), or a corporation that is related to the Company or its successor under Section 267(b) or Section 707(b)(1) of the Code. The Company shall notify the Holders and the Representative in writing of any Change of Control no later than 15 Business Days prior to the anticipated effective date of a Change of Control (or if such anticipated effective date is not known prior to such date, promptly following knowledge of such anticipated effective date but in any event no later than two Business Days after the Change of Control Effective Date). In the case of Physical Notes, such notice shall be by first class mail. No failure of the Company to give the foregoing notice and no defect therein shall limit the Holders’ conversion rights or affect the validity of the proceedings for the conversion of the Notes pursuant to this Section 14.01. Notwithstanding the foregoing, no Holder may convert any portion of such Holder’s Notes unless the Notes delivered for conversion represent (1) at least $250,000 in aggregate principal amount of Notes (the “Minimum Conversion Amount”) or (2) if less than the Minimum Conversion Amount, all of the Notes held at such time by Holder. Section 14.02 Conversion. Other than upon a Change of Control pursuant to Section 14.01, and subject to and upon compliance with the other provisions of this Article 14, each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple in excess thereof (or, if a PIK Payment has been made, if the portion to be converted is $1.00 or an integral multiple in excess thereof)) of such Note, until the close of business on the third Business Day immediately preceding the Maturity Date, into a number of shares of Common Stock equal to (a), if no PIK Payment has been made, the applicable Conversion Rate per $1,000 principal amount of Notes or (b), if a PIK Payment has been made, the quotient of (i) the applicable Conversion Rate and (ii) $1,000, per $1.00 principal amount of Notes (subject, in each case, to, and in accordance with, the settlement provisions of Section 14.03, the “Conversion Obligation”); provided, however, such conversion shall be allowed only if the Common Stock, or Reference Property as applicable, is issued in the conversion transaction by the Company, its successor for U.S. federal tax purposes (including Company’s sole regarded owner if Company is treated as disregarded for U.S. federal tax purposes), or a corporation that is related to the Company or its successor under Section 267(b) or Section 707(b)(1) of the Code. Notwithstanding the foregoing, no Holder may convert any portion of such Holder’s Notes unless the Notes delivered for conversion represent (1) at least the Minimum Conversion Amount or (2) if less than the Minimum Conversion Amount, all of the Notes held at such time by Holder. Section 14.03 Conversion Procedure; Settlement Upon Conversion.

77 (a) Subject to Section 14.01, Section 14.02, this Section 14.03 and Section 14.08(a), upon conversion of any Note pursuant to (i) Section 14.01, the Company shall deliver to the converting Holder shares of Common Stock, together with a cash payment in lieu of delivering any fractional share as set forth below under Section 14.03(c) (or such Reference Property pursuant to Section 14.08 in lieu of such Common Stock), at the Change of Control Conversion Rate; or (ii) Section 14.02, the Company shall deliver to the converting Holder shares of Common Stock, together with a cash payment in lieu of delivering any fractional share as set forth below under Section 14.03(c), at a Conversion Rate in accordance with Section 14.02 (as adjusted pursuant to Section 14.05, as applicable), in each case (i) and (ii), on the second Business Day following the relevant Conversion Date (or such other date that may be applicable pursuant to a conversion in accordance with Section 14.03(c) or Section 14.03(k)). A Holder may convert fewer than all of such Holder’s Notes. (b) Before any Holder of a Note shall be entitled to convert a Note as set forth above, such Holder shall (i) if such Holder would have a filing and waiting period or approval requirement in advance of such conversion under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) or any other antitrust, merger control, or competition law (collectively with the HSR Act, the “Antitrust Laws”) make or cause to be made by its ultimate parent entity as that term is defined in the HSR Act any such required filings under the Antitrust Laws and obtain any required waiting period expirations or terminations or approvals; (ii) (1) complete, manually sign and deliver an irrevocable (except as set forth in clause (c)) notice to the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile thereof) (a “Notice of Conversion”) at the office of the Conversion Agent and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered upon settlement of the Conversion Obligation or the Change of Control Conversion Obligation, as the case may be, to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (3) if required, furnish appropriate endorsements and transfer documents that the Company or the Conversion Agent may reasonably require, (4) if required, pay all transfer, stamp and similar taxes as set forth in Section 14.03(d) and Section 14.03(e) and (5) if required, pay funds to the Conversion Agent equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.03(h). The Representative (and if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article 14 on the Conversion Date for such conversion. No Notice of Conversion with respect to any Notes may be surrendered by a Holder thereof if such Holder has also delivered a Fundamental Change Repurchase Notice or a Change of Control Repurchase Notice to the Company in respect of such Notes and has not validly withdrawn such Fundamental Change Repurchase Notice or Change of Control Repurchase Notice in accordance with Section 15.04. If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation or the Change of Control Conversion Obligation, as the case may be, with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered. (c) A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the

78 requirements set forth in subsection (b) above except in the case of subsection (b)(i) above in which case a Note shall be deemed to have been converted the day following the expiration or termination of any applicable waiting period or the receipt of approval under any Antitrust Law; provided that, in any Notice of Conversion, a Holder that has complied with the requirements set forth in subsection (b) above shall be entitled to elect to convert all or any portion, subject to the Minimum Conversion Amount, of its Notes in connection with, and conditioned upon, the consummation of an anticipated Specified Corporate Event, in which case the Conversion Date shall be the date of the consummation of such Specified Corporate Event, and such Notes will be converted into the Common Stock immediately following the consummation of such Specified Corporate Event unless the Holder designates in its Notice of Conversion that such conversion shall occur immediately prior to such Specified Corporate Event, provided that, if the Company notifies Holders or otherwise announces that it will not complete such Specified Corporate Event, such Holder shall be entitled to revoke its Notice of Conversion at any time thereafter. In connection with a Reverse Merger, the Company agrees to provide written notice to the Holders, the Representative and the Conversion Agent of the date on which the Notes shall be convertible into the applicable Reference Property. The Company shall issue or cause to be issued, and deliver to such Holder, or such Holder’s nominee or nominees, the full number of shares of Common Stock to which such Holder shall be entitled, in certificate form (or, at the election of the Holder, in book- entry form) and by updating the stockholder register of the Company, in satisfaction of the Company’s Conversion Obligation or the Change of Control Conversion Obligation, as the case may be. (d) In case any Physical Note shall be surrendered for partial conversion, the Company shall execute and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Company, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion. (e) If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Common Stock upon conversion, unless the tax is due because the Holder requests any such shares to be issued in a name other than the Holder’s name, in which case the Holder must pay that tax. The Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Company receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence. (f) Except as provided in Section 14.05, no adjustment shall be made for dividends on any shares of Common Stock issued upon the conversion of any Note as provided in this Article 14. (g) [Intentionally Omitted]

79 (h) Subject to Section 14.01 and 14.02, upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below. The Company’s settlement of the full Conversion Obligation or Change of Control Conversion Obligation, as applicable, shall be deemed to satisfy in full its obligation to pay the principal amount of the Notes and accrued and unpaid interest, if any, to, but excluding, the relevant Conversion Date. As a result, accrued and unpaid interest, if any, to, but excluding, the relevant Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the foregoing, if Notes are converted after the close of business on a Regular Record Date and prior to open of business on the corresponding Interest Payment Date, Holders of such Notes as of the close of business on such Regular Record Date will receive the full amount of interest payable on such Notes in cash on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period beginning after the close of business on any Regular Record Date and ending at the open of business on the immediately following Interest Payment Date must be accompanied by cash funds equal to the amount of interest payable on the Notes so converted (regardless of whether the converting Holder was the holder of record on such Regular Record Date); provided that no such payment shall be required (1) for Notes surrendered for conversion after the close of business on the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Scheduled Trading Day immediately following the corresponding Interest Payment Date; (3) if the Company has specified a Change of Control Repurchase Date that is after a Regular Record Date and on or prior to the Scheduled Trading Day immediately following the corresponding Interest Payment Date; or (4) to the extent of any Defaulted Amounts, if any Defaulted Amounts exists at the time of conversion with respect to such Note. Therefore, for the avoidance of doubt, all Holders of record on the Regular Record Date immediately preceding the Maturity Date, any Fundamental Change Repurchase Date described in clause (2) or any Change of Control Repurchase Date described in clause (3) of the immediately preceding sentence shall receive the full interest payment due on the Maturity Date or other applicable Interest Payment Date in cash regardless of whether their Notes have been converted or repurchased, as applicable, following such Regular Record Date. (i) The Person in whose name the shares of Common Stock shall be issuable upon a conversion of Notes shall be become the equityholder of record as of the close of business on the relevant Conversion Date. Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion. (j) The Company, through the Paying Agent, shall pay cash in lieu of delivering any fractional share of Common Stock issuable upon a conversion of the Notes in respect of any Conversion Obligation to Holders by wire transfer in immediately available funds to that Holder’s account within the United States as designated in writing by such Holder. (k) Notwithstanding anything to the contrary contained herein, the Company shall not issue to any Holder, and no Holder may acquire, a number of shares of Common Stock upon any conversion of Notes hereunder, to the extent that, upon such conversion, the number of shares of Common Stock then “beneficially owned” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act) by such Holder and its Affiliates and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with such Holder’s for purposes of

80 Section 13(d) of the Exchange Act (including shares held by any “group” of which such Holder is a member, but excluding shares beneficially owned by virtue of the ownership of warrants and other securities or rights to acquire securities, in each case, that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) would exceed 9.99% of the total number of shares of Common Stock then issued and outstanding (the “Maximum Percentage”) prior to the 70th day following the date on which the applicable Holder elects to convert Notes into Common Stock (any period during which the Maximum Percentage applies, a “Maximum Percentage Period”); provided, however, that the Maximum Percentage shall only apply to the extent that the Common Stock is deemed to constitute an “equity security” pursuant to Rule 13d-1(i) promulgated under the Exchange Act; provided, further that, other than in connection with a Successor Major Transaction, any Holder shall be permitted to include in its Notice of Conversion delivered in connection with a Change of Control or Fundamental Change that it is electing to make successive conversions, which conversions shall occur (in each case by written notice from such Holder to the Company) from time to time as determined by such Holder at any time prior to the end of the Successive Conversion Period (each such conversion being subject to the Maximum Percentage). Furthermore, and for greater clarity, solely during any Maximum Percentage Period, to the extent that the applicable Holder would otherwise be entitled to receive additional shares of Common Stock that would cause such Holder to cease being in compliance with the Maximum Percentage, such additional shares of Common Stock shall be held in abeyance and not issued until the expiration of such Maximum Percentage Period, at which time such additional shares of Common Stock shall be issued to the applicable Holder (irrespective of whether such latter issuance of shares of Common Stock results in such Holder, either alone or as part of a “group” (within the meaning of Section 13(d)(3) of the Exchange Act), beneficially owning in excess of 9.99% of the then-outstanding shares of Common Stock). For purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and applicable regulations of the Commission, and the percentage held by any Holder shall be determined in a manner consistent with the provisions of Section 13(d) of the Exchange Act. For purposes hereof, in determining the number of outstanding shares of Common Stock, the Holders may rely on the number of outstanding shares of Common Stock as stated in the Company’s most recent quarterly or annual report filed with the Commission, or any current report filed by the Company with the Commission subsequent thereto. Upon the written request of any Holder, the Company shall, within two Trading Days, confirm orally and in writing to such Holders the number of shares of Common Stock then outstanding, and such Holder shall be entitled to rely upon such confirmation for purposes hereof. Neither the Representative nor the Conversion Agent shall have any obligation to monitor whether any conversion pursuant to this Agreement is in compliance with the foregoing provisions or the requirements of the Exchange Act, and shall have no obligation to monitor the shares of Common Stock held or to be held by any Holder. Section 14.04 [Intentionally Omitted]. Section 14.05 Adjustment of Conversion Rate. The Conversion Rate (other than the Change of Control Conversion Rate) shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if Holders of the Notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 14.05, without having to convert their Notes, as if they held a number of

81 shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder. (a) If the Company exclusively issues shares of Common Stock as a dividend or distribution on shares of the Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula: where, CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable; CR’ = the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or Effective Date; OS0 = the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date (before giving effect to any such dividend, distribution, share split or share combination); and OS’ = the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination. Any adjustment made under this Section 14.05(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 14.05(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors of the Company determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. (b) If the Company issues to all or substantially all holders of the Common Stock any rights, options or warrants (other than pursuant to a shareholder rights plan) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula: where, 0 0 OS OS' CRCR' YOS XOS CRCR' 0 0 0

82 CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance; CR’ = the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date; OS0 = the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date; X = the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and Y = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants. Any increase made under this Section 14.05(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, or if no such rights, options or warrants are exercised prior to their expiration, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Ex- Dividend Date for such issuance had not occurred. For purposes of this Section 14.05(b), in determining whether any rights, options or warrants entitle the holders of Common Stock to subscribe for or purchase shares of the Common Stock at a price per share that is less than such average of the Last Reported Sale Prices for the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance or such average of the fair market value on each applicable Trading Day of one share of Common Stock over the 10 consecutive Trading Day period ending on, and including the Trading Day immediately preceding the date of announcement for such issuance, as the case may be, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors of the Company. (c) If the Company distributes shares of its Capital Stock, evidences of its Indebtedness, other assets or property of the Company or rights, options or warrants to acquire shares of its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding (i) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 14.05(a) or Section 14.05(b), (ii) dividends or distributions paid exclusively in

83 cash as to which the provisions set for in Section 14.05(d) shall apply, (iii) any dividends or distributions of Reference Property in exchange for Common Stock in connection with any transaction described in Section 14.08, (iv) except as otherwise provided in Section 14.12, rights issued pursuant to a shareholder rights plan adopted by the Company and (v) Spin-Offs as to which the provisions set forth below in this Section 14.05(c) shall apply (any of such shares of Capital Stock, evidences of Indebtedness, other assets or property or rights, options or warrants to acquire shares of Capital Stock or other securities, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula: where, CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution; CR’ = the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date; SP0 = (i) the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and FMV = the fair market value (as determined in good faith by the Board of Directors of the Company) of the Distributed Property distributed with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution. Any increase made under the portion of this Section 14.05(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 (or if a PIK Payment has been made, $1.00) principal amount thereof, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution. If the Board of Directors of the Company determines the “FMV” (as defined above) of any distribution for purposes of this Section 14.05(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution. FMVSP SP CRCR' 0 0 0

84 With respect to an adjustment pursuant to this Section 14.05(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula: where, CR0 = the Conversion Rate in effect immediately prior to the end of the Valuation Period; CR’ = the Conversion Rate in effect immediately after the end of the Valuation Period; FMV0 = the average of the Last Reported Sale Prices of the shares of Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and MP0 = (i) the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period. The increase to the Conversion Rate under the preceding paragraph shall be determined by the Company on, and shall occur at, the last Trading Day of the Valuation Period provided that in respect of any conversion of Notes with a Conversion Date occurring during the Valuation Period, references in the portion of this Section 14.05(c) related to Spin-Offs with respect to 10 consecutive Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date of such Spin-Off to, but excluding, the Conversion Date in determining the Conversion Rate. If such Spin-Off does not occur, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such dividend distribution had not been declared, effective as of the date on which the Board of Directors of the Company determines not to consummate such Spin-Off. For purposes of this Section 14.05(c) (and subject in all respect to Section 14.12), rights, options or warrants distributed by the Company to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 14.05(c) (and no adjustment to the Conversion Rate under this Section 14.05(c) will 0 00 0 MP MPFMV CRCR'

85 be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 14.05(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the Issue Date, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of Indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 14.05(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated (or deemed to have expired or been terminated pursuant to the immediately preceding sentence) without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued (to the extent any adjustment to the Conversion Rate was made in connection with such issuance). For purposes of Section 14.05(a), Section 14.05(b) and this Section 14.05(c), if any dividend or distribution to which this Section 14.05(c) is applicable also includes one or both of: (A) a dividend or distribution of shares of Common Stock to which Section 14.05(a) is applicable (the “Clause A Distribution”); or (B) a dividend or distribution of rights, options or warrants to which Section 14.05(b) is applicable (the “Clause B Distribution”), then, in either case, (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 14.05(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 14.05(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 14.05(a) and Section 14.05(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the close of business on such Record Date or open of

86 business on such Ex-Dividend Date or Effective Date” within the meaning of Section 14.05(a) or “outstanding immediately prior to the close of business on such Ex-Dividend Date” within the meaning of Section 14.05(b). (d) If any cash dividend or distribution is made to all or substantially all holders of the Common Stock, the Conversion Rate shall be adjusted based on the following formula: where, CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution; CR’ = the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution; SP0 = (i) the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and C = the amount in cash per share the Company distributes to all or substantially all holders of the Common Stock. Any increase made under this Section 14.05(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors of the Company determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 (or if a PIK Payment has been made, $1.00) principal amount of Notes, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution. (e) [Intentionally Omitted] (f) [Intentionally Omitted] (g) [Intentionally Omitted] (h) Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of shares of the Common Stock or any securities convertible into or exchangeable for shares of the Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities. CSP SP CRCR' 0 0 0

87 (i) In addition to those adjustments required by clauses (a), (b), (c), and (d), of this Section 14.05, and to the extent permitted by applicable law and subject to the applicable listing standards of the Relevant Stock Exchange on which the Common Stock is then listed or admitted for trading, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors of the Company determines that such increase would be in the Company’s best interest. In addition, to the extent permitted by applicable law and subject to the applicable listing standards of the Relevant Stock Exchange on which the Common Stock is then listed or admitted for trading, the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or similar event. Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Company shall deliver to the Holder of each Note a notice of the increase at least 15 calendar days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect. (j) Notwithstanding anything to the contrary in this Article 14, the Conversion Rate shall not be adjusted pursuant to this Article 14: (i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan; (ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries; (iii) except as set forth in Section 14.05(b) or Section 14.05(c), upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection; (iv) solely for a change in the par value (or lack of par value) of the Common Stock; (v) upon the repurchase of any shares of the Common Stock pursuant to an open-market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer of the kind described in Section 4.20; or (vi) for accrued and unpaid interest, if any. All calculations and other determinations under this Article 14 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000th) of a share. (k) Notwithstanding anything in this Article 14 to the contrary, the Company shall not be required to adjust the Conversion Rate unless the adjustment would result in a change

88 of at least 1% in the then effective Conversion Rate. However, the Company shall carry forward any adjustments to the Conversion Rate that are less than 1% of the Conversion Rate and make all such carried-forward adjustments (i) when the cumulative net effect of all adjustments not yet made will result in a change of at least 1% of the Conversion Rate or (ii) regardless of whether the adjustment (or such cumulative net effect) is less than 1%, (a) on the Conversion Date for any Notes or (b) upon the occurrence of any Fundamental Change. (l) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Representative (and the Conversion Agent if not the Representative) an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until the Representative shall have received such Officer’s Certificate, the Representative shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall deliver such notice of such adjustment of the Conversion Rate to each Holder. Failure to deliver such notice shall not affect the legality or validity of any such adjustment. (m) For purposes of this Section 14.05, the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares of Common Stock issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. Section 14.06 Adjustments of Prices. Whenever any provision of this Agreement requires the Company to calculate the Last Reported Sale Prices or the Transaction Price over a span of multiple days, the Board of Directors of the Company shall make appropriate adjustments (to the extent no corresponding adjustment is otherwise made pursuant to Section 14.05) to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Effective Date, or expiration date, as the case may be, of the event occurs, at any time during the period when the Last Reported Sale Prices or the Transaction Price are to be calculated. Section 14.07 Shares to Be Reserved. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock, and shall at all times (including immediately following any event that causes an adjustment to the Conversion Rate hereunder) maintain a sufficient number of authorized but unissued shares of Common Stock, to provide for conversion of the Notes from time to time as such Notes are presented for conversion (assuming that at the time of computation of such number of shares, all such Notes would be converted by a single Holder, and without giving effect to any limitation that may be imposed by the Maximum Percentage). Section 14.08 Effect of Recapitalizations, Reclassifications and Changes of the Common Stock. (a) In the case of:

89 (i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination or a change of par value or to no par value), (ii) any consolidation, merger, combination or similar transaction involving the Company, (iii) any sale, lease or other transfer to a third party of the consolidated assets of the Company and the Company’s Subsidiaries substantially as an entirety, or (iv) any statutory share exchange, in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (each, a “Specified Corporate Event”), then the Company, the Successor Company (if applicable) and the acquiring Person (including, if the Specified Corporate Event is a Reverse Merger, the Acquiring Person), as applicable, shall execute, at or prior to the effective time of the Specified Corporate Event, with the Representative a supplemental agreement permitted under Section 10.01(l) without the consent of the Holders (which, if applicable, shall also comply with the requirements of Section 11.03) providing that, at and after the effective time of such Specified Corporate Event, the Holders’ right to convert Notes at the Conversion Rate into Common Stock shall (i) in the case of a Specified Corporate Event (other than the Specified Transaction), be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Specified Corporate Event would have owned or been entitled to receive upon the occurrence of such Specified Corporate Event (for the avoidance of doubt, without giving effect to Section 14.03(k)) or (ii) in the case of a Specified Corporate Event that is the Specified Transaction, into Common Stock of the Acquiring Person equal to the Conversion Rate set forth in clause (ii)(B)(2) of the definition thereof (such property, the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive). If the Specified Corporate Event (other than the Specified Transaction) causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of equityholder election), then (i) the Reference Property into which the Notes will be convertible shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of Common Stock, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock. If the holders of the Common Stock receive only cash in such Specified Corporate Event, then for all conversions for which the relevant Conversion Date occurs after the Effective Date of such Specified Corporate Event (A) the consideration due upon conversion of each $1,000 principal amount of Notes (or if a PIK Payment has been made, the consideration due upon conversion of each $1.00 principal amount of Notes) shall be solely cash in an amount equal to (1) if no PIK Payment has been made, the Conversion Rate in effect on the Conversion Date (which will be the applicable Change of Control Conversion Rate if such Specified Corporate Event is also a Change

90 of Control) or (2) if a PIK Payment has been made, the quotient of (a) the Conversion Rate in effect on the Conversion Date (which will be the applicable Change of Control Conversion Rate if such Specified Corporate Event is also a Change of Control) (any such Change of Control Conversion Rate described in clause (1) or (2) above, the “Change of Control Conversion Rate”) and (b) 1,000, in each case, multiplied by the price paid per share of Common Stock in such Specified Corporate Event and (B) the Company shall satisfy the Conversion Obligation by paying such cash amount to converting Holders on the second Business Day immediately following the relevant Conversion Date. The Company shall notify Holders, the Representative and the Conversion Agent (if other than the Representative) of such weighted average as soon as practicable after such determination is made. If the Reference Property in respect of any such Specified Corporate Event includes Capital Stock, such supplemental agreement described in the second immediately preceding paragraph providing that the Notes will be convertible into Reference Property shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as practicable to the adjustments provided for in this Article 14. If, in the case of any Specified Corporate Event, the Reference Property includes shares of stock, securities or other property or assets (other than cash and/or Cash Equivalents) of a Person that is a party to the transaction other than the Company or the Successor Company (including the Acquiring Person in the case of a Reverse Merger), as the case may be, in such Specified Corporate Event, then such supplemental agreement shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing, including the provisions providing for the conversion rights set forth in this Article 14, the redemption rights set forth in Article 13, and the repurchase rights set forth in Article 15. (b) When the Company executes a supplemental agreement pursuant to subsection (a) of this Section 14.08, the Company shall promptly file with the Representative an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a unit of Reference Property after any such Specified Corporate Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with and an Opinion of Counsel stating that all conditions precedent to the execution and delivery of such supplemental agreement have been complied with, and shall promptly deliver notice thereof to all Holders. The Company shall cause notice of the execution of such supplemental agreement to be delivered to each Holder within 20 calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental agreement. (c) The Company shall not become a party to any Specified Corporate Event unless its terms are consistent with this Section 14.08. None of the foregoing provisions shall affect the right of a Holder to convert its Notes into shares of Common Stock, as set forth in Section 14.01, Section 14.02 and Section 14.03, prior to the Effective Date of such Specified Corporate Event. (d) The above provisions of this Section 14.08 shall similarly apply to successive Specified Corporate Events.

91 Section 14.09 Certain Covenants. (a) The Company covenants that all shares of Common Stock issued upon conversion of Notes will be fully paid and non-assessable by the Company and free from all taxes, Liens and charges with respect to the issue thereof. (b) The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any Governmental Authority under any federal or state law before such shares of Common Stock may be validly issued upon conversion, the Company will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be. (c) The Company further covenants that if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system, the Company shall list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon conversion of the Notes. (d) Each Holder hereby agrees that it will assess in advance whether its acquisition, sale, or transfer of any voting shares of the Company would be subject to advance reporting and waiting period requirements under any Antitrust Law and if so it will not acquire, sell, or transfer any voting shares of the Company until the required filings have been made under the Antitrust Laws and the required waiting period expirations or terminations and the required approvals under the Antitrust Laws have been obtained. Section 14.10 [Intentionally Omitted]. Section 14.11 Notice to Holders Prior to Certain Actions. In case of any: (a) action by the Company or one of its Subsidiaries that would require an adjustment in the Conversion Rate pursuant to Section 14.05 or Section 14.12; (b) Specified Corporate Event; or (c) voluntary or involuntary dissolution, liquidation or winding-up of the Company; then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Agreement) and to the extent applicable, the Company shall cause to be filed with the Representative and the Conversion Agent (if other than the Representative) and to be delivered to each Holder at its address appearing on the Note Register, as promptly as practicable but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Company or, if a record is not to be taken, the date as of which the holders of Common Stock of record are to be determined for the purposes of such action by the Company or (ii) the date on which such Specified Corporate Event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Specified Corporate Event, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein,

92 shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, Specified Corporate Event, dissolution, liquidation or winding-up. Section 14.12 Shareholder Rights Plans. If the Company has a shareholder rights plan in effect upon conversion of the Notes, each share of Common Stock, if any, issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such shareholder rights plan, as the same may be amended from time to time. However, if, prior to any conversion of Notes, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable shareholder rights plan, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of the Common Stock Distributed Property as provided in Section 14.05(c), subject to readjustment in the event of the expiration, termination or redemption of such rights. ARTICLE 15 REPURCHASE OF NOTES AT OPTION OF HOLDERS Section 15.01 Reserved. Section 15.02 Repurchase at Option of Holders Upon a Fundamental Change. (a) If a Fundamental Change occurs at any time prior to the Maturity Date, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion of the principal amount thereof that is equal to $1,000 (or if a PIK Payment has been made, $1.00) or an integral multiple in excess thereof, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 Business Days or more than 35 Business Days following the date of the Fundamental Change Company Notice, at a repurchase price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest to Holders of record as of such Regular Record Date, and the Fundamental Change Repurchase Price shall be paid in cash in an amount equal to 100% of the principal amount of Notes to be repurchased pursuant to this Section 15.02. The Fundamental Change Repurchase Date shall be subject to postponement, without penalty to the Company, in order to allow the Company to comply with applicable law as a result of any changes to such applicable law occurring after the Restatement Date. (b) On or before the 20th calendar day after the occurrence of the Effective Date of a Fundamental Change, the Company shall provide to all Holders of Notes and the Representative and the Paying Agent (in the case of a Paying Agent other than the Company) a notice (the “Fundamental Change Company Notice”) of the occurrence of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. Such notice shall be by first class mail. Each Fundamental Change Company Notice shall specify:

93 (i) the events causing the Fundamental Change; (ii) the date of the Fundamental Change; (iii) the last date on which a Holder may exercise the repurchase right pursuant to this Article 15; (iv) the Fundamental Change Repurchase Price; (v) the Fundamental Change Repurchase Date; (vi) the name and address of the Paying Agent and the Conversion Agent, if applicable; (vii) if applicable, the Conversion Rate and any adjustments to the Conversion Rate; (viii) that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder validly withdraws the Fundamental Change Repurchase Notice and any Change of Control Repurchase Notice, in accordance with the terms of this Agreement; and (ix) the procedures that Holders must follow to require the Company to repurchase their Notes. No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.02. Section 15.03 Repurchase at Option of Holders Upon a Change of Control. (a) If a Change of Control (other than the Specified Transaction) occurs, each Holder shall have the right, at such Holder’s option pursuant to the procedures provided in Section 15.07, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion of the principal amount thereof that is equal to $1,000 (or if a PIK Payment has been made, $1.00) or an integral multiple in excess thereof, on the date (the “Change of Control Repurchase Date”) of the effectiveness of such Change of Control at a repurchase price in cash in an amount equal to 110% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the Change of Control Repurchase Date (the “Change of Control Repurchase Price”), unless the Change of Control Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest to Holders of record as of such Regular Record Date, and the Change of Control Repurchase Price shall be paid in cash in an amount equal to 110% of the principal amount of Notes to be repurchased pursuant to this Section 15.03. The Change of Control Repurchase Date shall be subject to postponement, without penalty to the Company, in order to allow the Company to comply with applicable law as a result of any changes to such applicable law occurring after the Restatement Date.

94 (b) Not less than ten nor more than 30 calendar days prior to the expected effectiveness of a Change of Control, the Company shall provide to all Holders of Notes, the Representative and the Paying Agent (in the case of a Paying Agent other than the Company) a notice (the “Change of Control Company Notice”) of the occurrence of the Change of Control and of the repurchase right at the option of the Holders arising as a result thereof. Such notice shall be by first class mail. Each Change of Control Company Notice shall specify: (i) the events causing the Change of Control; (ii) the expected date of the Change of Control; (iii) the last date on which a Holder may exercise the repurchase right pursuant to this Article 15; (iv) the Change of Control Repurchase Price; (v) the expected Change of Control Repurchase Date; (vi) the name and address of the Paying Agent and the Conversion Agent, if applicable; (vii) the Change of Control Conversion Rate and the date until which Holders may convert their Notes pursuant to Section 14.01; (viii) the Transaction Price Notice; (ix) that the Notes with respect to which a Change of Control Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Change of Control Repurchase Notice in accordance with the terms of this Agreement; and (x) the procedures that Holders must follow to require the Company to repurchase their Notes. No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.03. Section 15.04 Withdrawal of Fundamental Change Repurchase Notice or Change of Control Repurchase Notice. Holders of Physical Notes may withdraw (in whole or in part) a Fundamental Change Repurchase Notice or Change of Control Repurchase Notice by means of a written notice of withdrawal delivered to the Paying Agent in accordance with this Section 15.04 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Expiration Time or prior to the close of business on the third calendar day immediately preceding the expected Change of Control Repurchase Expiration Time, as applicable, specifying: (i) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted,

95 (ii) the certificate number(s) of the Note(s) in respect of which such notice of withdrawal is being submitted, and (iii) the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice or the Change of Control Repurchase Notice, as the case may be, which portion must be in principal amounts of $1,000 (or if a PIK Payment has been made, $1.00) or an integral multiple in excess thereof; Section 15.05 Deposit of Fundamental Change Repurchase Price and Change of Control Repurchase Price. (a) The Company will deposit with the Paying Agent (or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04(a)) on or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date or Change of Control Repurchase Date, as applicable, an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price or Change of Control Repurchase Price, as applicable. Payment for Notes surrendered for repurchase (and not validly withdrawn in accordance with Section 15.04) will be made on the later of (i) the Fundamental Change Repurchase Date (provided the Holder has satisfied the conditions in Section 15.02) or the Change of Control Repurchase Date (provided the Holder has satisfied the conditions in Section 15.03), as applicable, and (ii) the delivery of such Notes to the Representative (or other Paying Agent appointed by the Company) by the Holder thereof or the time of book- entry transfer, in the manner required by Section 15.07 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register. (b) If by 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date or Change of Control Repurchase Date, as applicable, the Paying Agent holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date or such Change of Control Repurchase Date, as applicable, then, with respect to the Notes that have been properly surrendered for repurchase and not validly withdrawn in accordance with Section 15.04, (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Paying Agent) and (iii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price and the Change of Control Repurchase Price (and default interest specified in this Agreement on overdue amounts, if any), as the case may be, and, if the Fundamental Change Repurchase Date or Change of Control Repurchase Date falls after a Regular Record Date but on or prior to the related Interest Payment Date, the right of the Holder of record on such Regular Record Date to receive the related interest payment). (c) Upon surrender of a Physical Note that is to be repurchased in part pursuant to Section 15.02 or Section 15.03, the Company shall execute and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

96 Section 15.06 Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase offer pursuant to a Fundamental Change Repurchase Notice or Change of Control Repurchase Notice, as applicable, the Company will, if required: (a) comply with any tender offer rules under the Exchange Act that may then be applicable, including, without limitation, Rule 13e-4 and Rule 14e-1, if applicable; (b) file a Schedule TO or any other required schedule under the Exchange Act; and (c) otherwise comply with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes; in each case, so as to permit the rights and obligations under this Article 15 to be exercised in the time and in the manner specified in this Article 15; provided that to the extent that the provisions of any securities laws or regulations conflict with the provisions of this Agreement relating to the Company’s obligations to purchase the Notes upon a Fundamental Change or upon a Change of Control, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions of this Agreement by virtue of such conflict. Section 15.07 Repurchase Procedures. (a) Repurchases of Notes under Sections 15.02 and 15.03, as applicable, shall be made, at the option of the Holder thereof, upon: (i) delivery to the Paying Agent by a Holder (x) of a duly completed notice substantially in the form of the Form of Fundamental Change Repurchase Notice (the “Fundamental Change Repurchase Notice”) or (y) no later than the date that is at least three calendar days prior to the expected effectiveness of a Change of Control, of a duly completed notice substantially in the form of the Form of Change of Control Repurchase Notice (the “Change of Control Repurchase Notice”), on or before the close of business on the Business Day immediately preceding (x) with respect to a repurchase pursuant to Section 15.02, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Expiration Time”) or (y) with respect to a repurchase pursuant to Section 15.03, the Change of Control Repurchase Date (the “Change of Control Repurchase Expiration Time”), as applicable; and (ii) delivery of the Notes, with respect to a repurchase pursuant to Section 15.02, prior to the Fundamental Change Repurchase Expiration Time or, with respect to a repurchase pursuant to Section 15.03, prior to the Change of Control Repurchase Expiration Time, as applicable, by physical delivery to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice or the Change of Control Repurchase Notice, as the case may be, (together with all necessary endorsements for transfer). (b) The Fundamental Change Repurchase Notice or the Change of Control Repurchase Notice, as applicable, in respect of any Notes to be repurchased shall state: (i) the certificate numbers of the Notes to be delivered for repurchase;

97 (ii) the portion of the principal amount of Notes to be repurchased, which must be $1,000 (or if a PIK Payment has been made, $1.00) or an integral multiple in excess thereof; and (iii) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Agreement; Notwithstanding anything herein to the contrary, any Holder electing to require the Company to repurchase for cash all of such Holder’s Notes, or any portion of the principal amount thereof, as contemplated by this Article 15, shall have the right to withdraw, in whole or in part, such notice at any time prior to, with respect to a repurchase pursuant to Section 15.02, the close of business on the Business Day immediately preceding Fundamental Change Repurchase Expiration Time or, with respect to a purchase pursuant to Section 15.03, the close of business on the third calendar day immediately preceding the Change of Control Repurchase Expiration Time, by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 15.04 hereof. The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice, Change of Control Repurchase Notice or notice of withdrawal thereof. Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders upon a Fundamental Change or Change of Control, as applicable, if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price or Change of Control Repurchase Price, as the case may be, with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price or Change of Control Repurchase Price, as the case may be, with respect to such Notes), and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice or Change of Control Repurchase Price with respect thereto shall be deemed to have been withdrawn. ARTICLE 16 GUARANTEE Section 16.01 Note Guarantee. Subject to the limitations set forth in Section 16.05, the Guarantors hereby, jointly and severally unconditionally and irrevocably Guarantee, as primary obligor and not merely as surety, to each Secured Party and their respective successors and assigns, irrespective of the validity and enforceability of this Agreement, the Notes or the obligations of the Company hereunder or thereunder (including all of the Company’s Agreement Obligations), that: (a) the principal of and premium, if any, and interest, if any, on the Notes (including interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceedings), shall be promptly paid in full when due, whether at Stated Maturity, by acceleration, required purchase, redemption or repurchase or otherwise, and interest on the overdue principal of and interest on premium, if any, and interest, if any, if lawful, and all

98 other obligations of the Company to the Secured Parties hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration, required purchase, redemption or repurchase or otherwise (the “Note Guarantee”). Failing payment when due, subject to any applicable grace period, of any amount so Guaranteed or any performance so Guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, legality, regularity or enforceability of the Notes or this Agreement, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company or any Guarantor, if any, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Guarantor. The Guarantors hereby waive, to the fullest extent permitted by applicable law, diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or another Guarantor, protest, notice and all demands whatsoever and covenant that the Note Guarantee shall not be discharged except by payment in full (or, with respect to the Notes, conversion in full) of the Notes and the other Agreement Obligations in accordance with this Agreement and the other Agreement Documents. If any Holder is required by any court or otherwise to return to the Company or any of the Guarantors, or any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law or other similar official acting in relation to either the Company or any of the Guarantors, any amount paid either to such Holder, the Note Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Secured Parties in respect of any obligations Guaranteed hereby until payment in full of all obligations Guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders, on the other hand, (x) the maturity of the obligations Guaranteed hereby may be accelerated as provided in Article 6 for the purposes of the Note Guarantees, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations Guaranteed hereby and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of the Note Guarantees. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impact the rights of the Holders under the Note Guarantees. Section 16.02 Execution and Delivery of Note Guarantee. Each Guarantor hereby agrees that its execution and delivery of any supplemental agreement substantially in the form of Exhibit B shall evidence its Note Guarantee set forth in Section 16.01 without the need for notation on the Notes. Section 16.03 Guarantors may Consolidate, etc., on Certain Terms. Except as otherwise provided in Section 16.04, no Guarantor (other than a Guarantor whose Note Guarantee is to be released in accordance with Section 16.04) may sell, convey, assign, transfer, lease or otherwise Dispose of all or substantially all of its assets, in one transaction or any series of transactions to,

99 or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person unless: (a) (i) the resulting, surviving or transferee Person is the Guarantor; or (ii) if not the Guarantor, such resulting, surviving or transferee Person (the “Successor Guarantor”) shall be a corporation or other legal entity organized and existing under the laws of the United States of America, any State thereof, the District of Columbia or any Designated Country; (b) in any such transaction where the Guarantor is not the resulting, surviving or transferee Person, the Successor Guarantor unconditionally assumes all of the Guarantor’s obligations under its Note Guarantee and this Agreement pursuant to a supplemental agreement in a form reasonably satisfactory to the Representative; (c) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Agreement; and (d) in any transaction where the Guarantor is not the surviving or transferee Person, the Guarantor shall have delivered to the Representative and Collateral Agent an Officer’s Certificate and Opinion of Counsel, each stating that the consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition and such supplemental agreement complies with this Agreement and all conditions precedent provided for in this Agreement relating to such transaction have been complied with. For purposes of this Section 16.03, the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Guarantor to another Person that is not the Guarantor or a Subsidiary of the Guarantor, which properties and assets, if held by the Guarantor instead of such Subsidiaries, would constitute all or substantially all of the consolidated properties and assets of the Guarantor and its Subsidiaries, taken as a whole, shall be deemed to be the sale, conveyance, transfer or lease by the Guarantor of all or substantially all of its consolidated properties and assets to another Person. In case of any such consolidation, merger, sale or conveyance and, if required by this Agreement, upon the assumption by the Successor Guarantor, by supplemental agreement, executed and delivered to the Representative and satisfactory in form to the Representative, of the Note Guarantee and the due and punctual performance of all of the covenants and conditions of this Agreement to be performed by the Guarantor, such Successor Guarantor will succeed to and, except in the case of a lease of all or substantially all of the consolidated properties or assets of the Guarantor and its Subsidiaries, taken as a whole, shall be substituted for the Guarantor, with the same effect as if it had been named herein as the Guarantor, and the Guarantor (except in the case of a lease of all or substantially all of the consolidated properties or assets of the Guarantor and its Subsidiaries, taken as a whole) shall be discharged from the obligations of the Guarantor under the Notes and this Agreement. The Note Guarantee so evidenced will in all respects have the same legal rank and benefit under this Agreement as the Note Guarantee theretofore executed in

100 accordance with the terms of this Agreement as though such Note Guarantee had been executed at the Issue Date. Section 16.04 Release of Note Guarantees. In the event of: (a) the satisfaction and discharge of this Agreement in accordance with Article 3; (b) the liquidation or dissolution of any Guarantor permitted by this Agreement; or (c) a consolidation, merger, sale or conveyance covered by the first paragraph of Section 16.03 where the Guarantor is not the resulting, surviving or transferee Person, such Guarantor shall be automatically and unconditionally released and relieved of any obligations under its Note Guarantee and the Agreement Documents. Upon delivery by the Company to the Representative and the Collateral Agent of an Officer’s Certificate and an Opinion of Counsel to the effect that such satisfaction and discharge or liquidation or dissolution (in each case, to the extent applicable) permitted by this Agreement has occurred, the Representative or the Collateral Agent shall execute any documents reasonably requested by the Company (at the Company’s expense) in order to evidence the release of any Guarantor from its obligations under its Note Guarantee and the Agreement Documents. Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of, premium, if any, and interest, if any, on the Notes and for the other obligations of any Guarantor under the Agreement Documents as provided in this Article 16. Section 16.05 Limitation on Guarantor Liability. For purposes hereof, the Guarantor’s liability shall be that amount from time to time equal to the aggregate liability of the Guarantor under its Note Guarantee, but shall be limited to the lesser of (a) the aggregate amount of the Agreement Obligations of the Company and (b) the amount, if any, which would not have (A) rendered the Guarantor “insolvent” (as such term is defined in the federal Bankruptcy Law and in the Debtor and Creditor Law of the State of New York), (B) left it with unreasonably small capital at the time its Note Guarantee was entered into, or at the time the Guarantor incurred liability thereunder, after giving effect to the incurrence of existing Indebtedness immediately prior to such time or (C) left the Guarantor with debts beyond the Guarantor’s ability to pay as such debts mature; provided that, it shall be a presumption in any lawsuit or other proceeding in which the Guarantor is a party that the amount Guaranteed pursuant to its Note Guarantee is the amount set forth in subsection (a) above unless any creditor, or representative of creditors of the Guarantor, or debtor in possession or trustee in bankruptcy of the Guarantor, otherwise proves in such a lawsuit or other proceeding that the aggregate liability of the Guarantor is limited to the amount set forth in subsection (b) above. Section 16.06 “Representative” to Include Paying Agent. In case at any time any Paying Agent other than the Company shall have been appointed by the Company and be then acting hereunder, the term “Representative” as used in this Article 16 shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent

101 within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article 16 in place of the Company. ARTICLE 17 COLLATERAL AND SECURITY Section 17.01 Security Documents. (a) Subject to Sections 17.01(b) and 17.12 below, the due and punctual payment of the principal of, premium, if any, and interest on the Notes and amounts due hereunder and under the Note Guarantees when and as the same shall be due and payable, subject to any applicable grace period, whether on an interest payment date, by acceleration, purchase, repurchase or otherwise, and interest on the overdue principal of, premium, if any, and interest on the Notes and the performance of all other Agreement Obligations shall be secured by the Security Documents. The Security Documents shall provide for the grant by the Company and the Guarantors party thereto to the Collateral Agent of security interests in the Collateral. (b) The Company shall, and shall cause each of the Guarantors on the Restatement Date (or after the Restatement Date, on the date such Person becomes a Guarantor or as soon as possible thereafter, but in any event in accordance with the timeframes set forth in Section 4.19) to enter into the applicable Security Document(s) and such additional assignments, agreements, powers of attorney and instruments, and take such other actions, in each case as are necessary or reasonably requested by the Representative or the Collateral Agent to grant the Collateral Agent, on behalf of the Secured Parties, a first priority Lien on the Collateral. Section 17.02 Recording and Opinions. The Company shall, and shall cause each of the Guarantors to, at its sole cost and expense, take or cause to be taken such actions as may be required by the Security Documents, to perfect, maintain (with the priority required under the Security Documents), preserve and protect the valid and enforceable, perfected (except as expressly provided herein or therein) security interests in and on all the Collateral granted by the Security Documents in favor of the Collateral Agent for the benefit of the Secured Parties as security for the Agreement Obligations, superior to and prior to the rights of all third Persons, and subject to no other Liens (other than Permitted Liens). The Company shall from time to time promptly pay all financing and continuation statement recording and/or filing fees, charges and recording and similar taxes relating to this Agreement, the Security Documents and the other Agreement Documents and any amendments hereto or thereto and any other instruments of further assurance required to perfect and maintain the security interests in and on all of the Collateral granted by the Security Documents, or as reasonably requested by the Collateral Agent or the Representative. Notwithstanding the foregoing obligation of each of the Company and the Guarantors, each of the Company and the Guarantors hereby authorizes the filing of financing statements, continuation statements and other instruments pursuant to the UCC by the Collateral Agent. Section 17.03 Release of Collateral. (a) The Liens of the Collateral Agent created by the Security Documents shall not at any time be released on all or any portion of the Collateral from the Liens created by the

102 Security Documents unless such release is in accordance with the provisions of this Agreement, the applicable Security Documents and the other Agreement Documents. (b) The release of any Collateral from the Liens created by the Security Documents shall not be deemed to impair the security under this Agreement in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to this Agreement and the Security Documents. The Company and the Guarantors shall not be required to comply with Section 314(d) of the Trust Indenture Act in connection with any release of Collateral. Section 17.04 Specified Releases of Collateral. (a) Collateral shall be released from the Liens created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents and this Agreement. The Liens securing the Collateral shall be automatically released without the need for further action by any Person under any one or more of the following circumstances: (i) in part, as to any property that is sold, transferred, disbursed or otherwise disposed of by the Company or any Guarantor (other than to the Company, any Guarantor, any Subsidiary of the Company or any Affiliate of the foregoing) in a transaction expressly permitted by this Agreement, the Security Documents and the other Agreement Documents at the time of such sale, transfer, disbursement or disposition; (ii) in whole or in part, with the consent of the Holders of a Minimum Principal Amount of Notes in accordance with the provisions in Section 10.02; (iii) in whole with respect to the Collateral of any Guarantor, upon the release of the Note Guarantee of such Guarantor in accordance with this Agreement; (iv) in whole or in part, as applicable, as to all or any portion of the Collateral which has been taken by eminent domain, condemnation or similar circumstances; and (v) in part, in accordance with the applicable provisions of the Security Documents and this Agreement. (b) Upon a release in accordance with Section 17.04(a) and the request of the Company that a specified release of Collateral is requested and delivery of an Officer’s Certificate and an Opinion of Counsel confirming the satisfaction of the requirements under this Agreement and the Security Documents, as applicable, have been met, and any instruments of termination, satisfaction or release prepared by the Company or the Guarantors, as the case may be, the Collateral Agent, with the consent of the Representative and at the expense of the Company or the Guarantors, shall execute, deliver or acknowledge such instruments or releases (in form and substance reasonably satisfactory to the Collateral Agent and the Representative) reasonably requested by the Company in order to evidence the release from the Liens created by the Security Documents of any Collateral permitted to be released pursuant to this Agreement or the Security Documents, any such release to be made without any recourse, representation or warranty of the Collateral Agent.

103 Section 17.05 Release upon Satisfaction and Discharge or Amendment. (a) The Liens on all Collateral that secure the Notes and the Note Guarantees shall be automatically terminated and released without the need for further action by any Person: (i) upon the full and final payment and performance of the Company’s and the Guarantors’ respective Obligations under this Agreement, the Notes, the Note Guarantees and the other Agreement Documents (other than contingent indemnification obligations that have yet to accrue); (ii) upon satisfaction and discharge of this Agreement as described under Section 3.01; or (iii) with the prior written consent of the Holders of a Minimum Principal Amount of Notes. (b) Upon a release in accordance with Section 17.05(a), and upon the request of the Company and delivery of an Officer’s Certificate and an Opinion of Counsel confirming the satisfaction of the requirements under this Agreement and the Security Documents, as applicable, have been met, any instruments of termination, satisfaction or release prepared by the Company or the Guarantors, as the case may be, the Collateral Agent, without the consent of any Holder and at the expense of the Company or the Guarantors, shall execute, deliver or acknowledge such instruments or releases to evidence the release from the Liens created by the Security Documents, any such release to be made without any recourse, representation or warranty of the Collateral Agent and to be in form and substance reasonably acceptable to the Collateral Agent and the Representative. Section 17.06 Form and Sufficiency of Release and Subordination. In the event that the Company or any Guarantor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise Dispose of any portion of the Collateral that may be sold, exchanged or otherwise disposed of by the Company or such Guarantor to any Person other than the Company, a Guarantor, a Subsidiary or any Affiliate thereof in compliance with this Agreement and the Security Documents, and the Company or such Guarantor requests, pursuant to an Officer’s Certificate and an Opinion of Counsel confirming that a sale, exchange or disposition of property that constitutes Collateral is being made in compliance with this Agreement and the Security Documents and that the conditions to the release of such Collateral (if any) have been met, that (a) the Collateral Agent shall authorize the filing of a UCC termination statement, written disclaimer, release, quit-claim or other applicable release document of any interest in such property under this Agreement and the Security Documents, or, (b) to the extent applicable to such Collateral, take all action that is reasonably requested by the Company in writing (in each case at the expense of the Company) to promptly release and reconvey to the Company or such Guarantor, without recourse, such Collateral or promptly deliver such Collateral in its possession to the Company or such Guarantor, the Collateral Agent, as applicable, shall execute, acknowledge (without any recourse, representation and warranty) and deliver to the Company or such Guarantor (in the form prepared by the Company at the Company’s sole expense) such an instrument (in form and substance reasonably satisfactory to the Collateral Agent and the Representative) promptly or take such other

104 action so requested after satisfaction of the conditions set forth herein for delivery of any such release. Section 17.07 Purchaser Protected. No purchaser or grantee of any property or rights purported to have been released from the Lien of this Agreement or of the Security Documents shall be bound to ascertain the authority of the Collateral Agent, as applicable, to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Agreement to be sold or otherwise disposed of by the Company be under any obligation to ascertain or inquire into the authority of the Company to make such sale or other disposition. Section 17.08 Authorization of Actions to be Taken by the Collateral Agent Under the Security Documents. (a) Subject to the provisions of the applicable Security Documents, each Holder, by acceptance of the Notes, appoints U.S. Bank Trust Company, National Association as Collateral Agent and consents to the terms of and agrees that the Collateral Agent shall, and the Collateral Agent is hereby authorized and directed to, execute and deliver the Security Documents to which it is a party, all agreements, documents and instruments incidental thereto, binding the Holders to the terms thereof, and act in accordance with the terms thereof. For the avoidance of doubt, the Collateral Agent shall have no discretion under this Agreement or the Security Documents and whenever reference is made in this Agreement to any action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Collateral Agent or to any election, decision, opinion, acceptance, use of judgment, expression or satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Collateral Agent, it is understood in all cases that the Collateral Agent shall not be required to make or give and shall be fully protected in not making or giving any determination, consent, approval, request or direction without the written direction of the Holders of at least the Minimum Principal Amount of the then outstanding Notes, the Representative or the Company, as applicable. This provision is intended solely for the benefit of the Collateral Agent and its successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim, or confer any rights or benefits on any party hereto. Further, the Collateral Agent shall be under no obligation to exercise any of its rights and powers under this Agreement at the request or direction of any Holders, unless such Holder shall have offered to the Collateral Agent security and indemnity satisfactory to the Collateral Agent against any loss, cost, liability or expense which might be incurred by the Collateral Agent in compliance with such direction or request and then only to the extent required by the terms of this Agreement. (b) No provision of the Agreement Documents shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders or the Representative if it shall have reasonable grounds for believing that repayment of such funds is not assured to it. Notwithstanding anything to the contrary contained in the Agreement Documents, in the event the Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Collateral Agent shall not be

105 required to commence any such action or exercise any remedy or take any such other action if the Collateral Agent has determined that the Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances unless the Collateral Agent has received security or indemnity from the Holders in an amount and in a form satisfactory to the Collateral Agent in its sole discretion, protecting the Collateral Agent from all such liability. The Collateral Agent shall at any time be entitled to cease taking any action described in this clause if it no longer reasonably deems any indemnity, security or undertaking from the Company or the Holders to be sufficient. (c) The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Collateral Agent shall have received written notice from the Representative, a Holder or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Representative or the Holders of at least the Minimum Principal Amount of the Notes then outstanding subject to this Article 17. (d) The Collateral Agent shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of Holders of not less than Minimum Principal Amount of Notes at the time outstanding and shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith. (e) In the absence of written investment direction from the Company, all cash received by the Collateral Agent shall be placed in a non-interest bearing account, and in no event shall the Collateral Agent be liable for the selection of investments or for investment losses incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Collateral Agent shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Company. (f) (a) The Collateral Agent may conclusively rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, coupon, other evidence of Indebtedness or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties; and (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Collateral Agent by a copy thereof certified by the Secretary or an Assistant Secretary of the Company. (g) The Collateral Agent may consult with counsel of its selection and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel. (h) The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice,

106 request, direction, consent, order, bond, debenture, other evidence of Indebtedness or other paper or document. (i) The Collateral Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Collateral Agent shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder. (j) The Collateral Agent may request that the Company and the Guarantors, if any, deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Agreement. (k) The permissive rights of the Collateral Agent enumerated herein shall not be construed as duties. (l) In no event shall the Collateral Agent be liable for any consequential, special, indirect or punitive loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. Section 17.09 Authorization of Receipt of Funds by the Collateral Agent Under the Security Documents. The Collateral Agent is authorized to receive any funds for the benefit of itself, the Representative and the Holders distributed under the Security Documents and, to the extent not prohibited hereunder, to make further distributions of such funds to itself, the Representative and the Holders in accordance with the provisions of Section 6.06 and the other provisions of this Agreement. Such funds shall be held on deposit by the Representative or the Collateral Agent without investment (unless otherwise provided in this Agreement), and the Representative and the Collateral Agent shall have no liability for interest or other compensation thereon. Section 17.10 Action by the Collateral Agent. Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith and with reasonable care. Neither the Representative nor the Collateral Agent shall be responsible for (i) the existence, genuineness or value of any of the Collateral; (ii) the validity, perfection, priority or enforceability of the Liens intended to be created by this Agreement or the Security Documents in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder (except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Collateral Agent (as determined by a final non-

107 appealable order of a court of competent jurisdiction not subject to appeal)); (iii) the sufficiency of the Collateral; (iv) the validity of the title of the Company and the Guarantors to any of the Collateral; (v) insuring the Collateral; (vi) any action taken or omitted to be taken by it under or in connection with this Agreement or the transactions contemplated hereby (except for its own gross negligence or willful misconduct as determined by a final nonappealable order of a court of competent jurisdiction) or (vii) any recital, statement, representation, warranty, covenant or agreement made by the Company or any Affiliate of the Company, or any officer or Affiliate thereof, contained in the Agreement Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, the Agreement Documents. The Company and the Guarantors shall be responsible for the maintenance of the Collateral and for the payment of taxes, charges or assessments upon the Collateral. For the avoidance of doubt, nothing herein shall require the Collateral Agent or the Representative to file financing statements or continuation statements, or be responsible for maintaining the security interests purported to be created and described herein (except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder or under any other Agreement Document) and such responsibility shall be solely that of the Company. The Collateral Agent shall not be under any obligation to the Representative or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Agreement Documents or to inspect the properties, books, or records of the Company or any of its Affiliates. Section 17.11 Compensation and Indemnity. (a) The Company shall pay to the Collateral Agent from time to time compensation as shall be agreed to in writing by the Company and the Collateral Agent for its acceptance of this Agreement, the Security Documents and services hereunder. The Company shall reimburse the Collateral Agent promptly upon request for all reasonable disbursements, advances and reasonable and documented expenses incurred or made by it in connection with Collateral Agent’s duties under the Agreement Documents, including the reasonable compensation, disbursements and expenses of the Collateral Agent’s agents and counsel, except any disbursement, advance or expense as may be attributable to the Collateral Agent’s willful misconduct or gross negligence. (b) The Company and the Guarantors shall, jointly and severally, indemnify the Collateral Agent and any predecessor Collateral Agent and each of their agents, employees, officers and directors for, and hold them harmless against, any and all losses, liabilities, claims, damages or expenses (including the fees and expenses of counsel to the Collateral Agent and any environmental liabilities) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Agreement and the Security Documents, including, without limitation (i) any claim relating to the grant to the Collateral Agent of any Lien in any property or assets of the Company or the Guarantors and (ii) the costs and expenses of enforcing this Agreement and the Security Documents against the Company and the Guarantors (including this Section 17.11) and defending itself against or investigating any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder or thereunder, except to the extent any such loss, liability, claim, damage or expense shall have been determined by a court of competent jurisdiction to have been attributable to its willful misconduct or gross negligence. The

108 Collateral Agent shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Collateral Agent to so notify the Company shall not relieve the Company or the Guarantors of their obligations hereunder, except to the extent the Company or the Guarantors are materially prejudiced thereby. At the Collateral Agent’s sole discretion, the Company and the Guarantors shall defend any claim or threatened claim asserted against the Collateral Agent, with counsel reasonably satisfactory to the Collateral Agent, and the Collateral Agent shall cooperate in the defense at the Company’s and the Guarantors’ expense. The Company and the Guarantors need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld. (c) The Collateral Agent shall be entitled to all rights, privileges, immunities and protections of the Representative set forth in this Agreement whether or not expressly stated therein, including but not limited to the right to be compensated, reimbursed and indemnified under this Section 17.11, in the acceptance, execution, delivery and performance of the Security Documents as though fully set forth therein. Notwithstanding any provision to the contrary contained elsewhere in the Agreement Documents, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth in the Agreement Documents to which the Collateral Agent is a party, nor shall the Collateral Agent have or be deemed to have any fiduciary relationship with the Representative, any Holder or the Company, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Agreement Documents or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. (d) The obligations of the Company and the Guarantors under this Section 17.11 shall survive the satisfaction and discharge of this Agreement and the resignation, removal or replacement of the Collateral Agent. Section 17.12 [Intentionally Omitted]. Section 17.13 Resignation of Collateral Agent. The Collateral Agent may at any time resign by giving written notice of such resignation to the Company and by delivering notice thereof to the Holders. Upon receiving such notice of resignation, the Company shall promptly appoint a successor collateral agent by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the resigning Collateral Agent and one copy to the successor collateral agent. If no successor collateral agent shall have been so appointed and have accepted appointment within 60 calendar days after the delivery of such notice of resignation to the Holders, the resigning Collateral Agent may, upon ten Business Days’ notice to the Company and the Holders and at the Company’s expense petition any court of competent jurisdiction for the appointment of a successor collateral agent, or any Holder who has been a bona fide holder of a Note or Notes for at least six months (or since the Issue Date) may, on behalf of himself or herself and all others similarly situated, petition any such court for the appointment of a successor collateral agent. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor collateral agent.

109 Section 17.14 Succession by Merger. Any corporation or other entity into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Collateral Agent (including the administration of this Agreement), shall be the successor to the Collateral Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto. ARTICLE 18 MISCELLANEOUS PROVISIONS Section 18.01 Provisions Binding on Company’s and Guarantor’s Successors. All the covenants, stipulations, promises and agreements of the Company and Guarantor contained in this Agreement shall bind its successors and assigns whether so expressed or not. Section 18.02 Official Acts by Successor Company. Any act or proceeding by any provision of this Agreement authorized or required to be done or performed by any board, committee or Officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company. Section 18.03 Addresses for Notices, Etc. Any notice, request or demand that by any provision of this Agreement is required or permitted to be given or served by the Representative or by the Holders on the Company or the Guarantors, if any, shall be deemed to have been sufficiently given or made, for all purposes upon actual receipt if given or served by registered or certified mail or reputable overnight courier, postage prepaid, or if by electronic mail, at such time as it is delivered to the addressee, addressed (until another address is filed by the Company with the Representative) to Appgate Cybersecurity, Inc., 2 Alhambra Plaza, Suite PH-1-B, Coral Gables, Florida 33134; Attention: Chief Financial Officer; Email: with a copy (which shall not constitute notice) to Appgate Cybersecurity, Inc., 2 Alhambra Plaza, Suite PH-1-B, Coral Gables, Florida 33134; Attention: General Counsel; Email: . Any notice, direction, request or demand hereunder to or upon the Representative shall be deemed to have been sufficiently given or made, for all purposes, upon actual receipt if given or served by registered or certified mail or reputable overnight courier, postage prepaid, or if by electronic mail, at such time as it is delivered to the addressee, addressed (until another address is filed by the Representative with the Company) to c/o Magnetar Financial LLC, 1603 Orrington Avenue, 13th Floor, Evanston, Illinois 60201; Email: . Any notice, direction, request or demand hereunder to or upon the Collateral Agent shall be deemed to have been sufficiently given or made, for all purposes, upon actual receipt addressed (until another address is filed by the Collateral Agent with the Company) to U.S. Bank Trust Company, National Association, 100 Wall Street, Suite 600, New York, NY 10005, Attn: James Hall, or sent electronically in .pdf format to the Collateral Agent at . The Representative, by notice to the Company and the Collateral Agent, may designate additional or different addresses for subsequent notices or communications. The Company, by notice to the Representative and the Collateral Agent, may designate additional or different addresses for subsequent notices or communications. The Collateral Agent, by notice

110 to the Representative and the Company, may designate additional or different addresses for subsequent notices or communications. Any notice or communication delivered or to be delivered to a Holder of Physical Notes shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register and shall be sufficiently given to it if so sent within the time prescribed. Failure to mail or deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is sent or delivered, as the case may be, in the manner provided above, it is duly given, whether or not the addressee receives it. If by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give notice as provided above, then such notification as shall be made with the approval of the Representative shall constitute a sufficient notification for every purpose hereunder. If it is impossible or, in the opinion of the Representative, impracticable to give any notice by publication in the manner herein required, then such publication in lieu thereof as shall be made with the approval of the Representative shall constitute a sufficient publication of such notice. Section 18.04 Governing Law; Jurisdiction. THIS AGREEMENT AND EACH NOTE AND NOTE GUARANTEE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT AND EACH NOTE AND NOTE GUARANTEE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Each of the Company and the Guarantors, if any, irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes and the Representative, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Agreement, the Notes or the Note Guarantees may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Notes and Note Guarantees have been paid in full, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues. Each of the Company and the Guarantors, if any, irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Section 18.05 Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Representative and Collateral Agent. Upon any application by the

111 Company or the Guarantors, if any, to the Representative or the Collateral Agent to take any action under any of the provisions of this Agreement, the Company or the Guarantor, as applicable, shall furnish to the Representative and the Collateral Agent, as the case may be, an Officer’s Certificate and Opinion of Counsel stating that the conditions precedent and covenants, if any, provided for in this Agreement relating to such action have been satisfied. Each Officer’s Certificate or Opinion of Counsel, provided for, by or on behalf of the Company or the Guarantor in this Agreement and delivered to the Representative or the Collateral Agent, as applicable, with respect to compliance with this Agreement (other than the Officer’s Certificates provided for in Section 4.08) shall include (i) a statement that the person signing such certificate or opinion has read such covenant or condition precedent and is familiar with the requested action and this Agreement; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such certificate or opinion is based; (iii) a statement that, in the judgment of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed judgment as to whether or not the covenants and conditions precedent to such action have been satisfied; and (iv) a statement as to whether or not, in the opinion of such person, such covenants and conditions precedent have been satisfied. Notwithstanding anything to the contrary in this Section 18.05, if any provision in this Agreement specifically provides that the Representative or the Collateral Agent shall or may receive an Opinion of Counsel in connection with any action to be taken by the Representative or the Collateral Agent, or the Company or the Guarantor hereunder, the Representative and the Collateral Agent, as applicable, shall be entitled to such Opinion of Counsel. Section 18.06 Legal Holidays. In any case where any Interest Payment Date, Change of Control Redemption Date, Fundamental Change Repurchase Date, Change of Control Repurchase Date, or Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue or be paid in respect of the delay. Section 18.07 [Intentionally Omitted]. Section 18.08 Benefits of Agreement. Nothing in this Agreement, the Notes or the Note Guarantee, if any, expressed or implied, shall give to any Person, other than the Holders, the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Note Registrar and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement, any Note or the Note Guarantee. Section 18.09 Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof. Section 18.10 [Intentionally Omitted] Section 18.11 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together

112 constitute but one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Agreement as to the parties hereto and may be used in lieu of the original Agreement for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. Section 18.12 Severability; Conflict. In the event any provision of this Agreement or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired. Notwithstanding anything to the contrary in any Agreement Document, in the event of any conflict between any provision set forth in any Agreement Document, on one hand, and this Agreement, on the other hand, that may affect any rights, privileges, protections and indemnities in favor of any Holder, such provision set forth in this Agreement shall prevail. Section 18.13 Waiver of Jury Trial. EACH OF THE COMPANY, THE GUARANTORS, IF ANY, AND THE REPRESENTATIVE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY. Section 18.14 Force Majeure. In no event shall the Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, epidemics, pandemics, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Collateral Agent shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances. Section 18.15 Calculations. Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the stock price, Last Reported Sale Prices of the Common Stock, the Transaction Price, accrued interest payable or the applicable interest rate (including the Default Rate, if applicable), on the Notes, determination of how whether interest shall be payable as PIK Interest, Partial PIK Interest or Cash Interest, Defaulted Amounts, and the Conversion Rate (including the Change of Control Conversion Rate) of the Notes. The Company shall make all these calculations in good faith and its calculations shall be final and binding on Holders of Notes except (i) in the case of manifest error or (ii) to the extent the Company fails to comply with the next sentence. Prior to finalizing any calculations called for under the Notes, the Company shall provide a proposed schedule of its calculations, including reasonable supporting detail, to the Representative at least five Business Days in advance of finalizing any such calculations, and the Company shall reflect, in the final calculation schedule, all reasonable comments that the Representative shall have provided to the Company during the four Business Day period immediately following the Representative’s receipt of the draft calculation schedule. The Company will forward its calculations to any Holder upon the written request of that Holder.

113 Section 18.16 PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the PATRIOT Act, the Representative and the Collateral Agent, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Representative and the Collateral Agent. The parties to this Agreement agree that they will provide the Representative and the Collateral Agent with such information as it may request in order for the Representative and the Collateral Agent to satisfy the requirements of the PATRIOT Act. Section 18.17 Electronic Signatures. The parties agree that the electronic signature of a party to this Agreement shall be as valid as an original signature of such party and shall be effective to bind such party to this Agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. Without limiting the foregoing, the parties agree that any electronically signed document (including this Agreement) shall be deemed (i) to be “written” or “in writing”, (ii) to have been signed, and (iii) to constitute a record established and maintained in the ordinary course of business and an original written record when printed from electronic files. Such paper copies or “printouts”, if introduced as evidence in any judicial, arbitral, mediation or administrative proceeding, will be admissible as between the parties to the same extent and under the same conditions as other original business records created and maintained in documentary form. Neither party shall contest the admissibility of true and accurate copies of electronically signed documents on the basis of the best evidence rule or as not satisfying the business records exception to the hearsay rule. The Company and Guarantors (if any) each agree to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to the Representative and the Collateral Agent, including without limitation the risk of the Representative and the Collateral Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties. [Remainder of page intentionally left blank]

EXHIBIT B [omitted]